As filed with the Securities Exchange Commission on January 21, 1999
                                                  File No. 333-67287

                 U. S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                            AMENDMENT NO. 1 TO
                                 FORM SB-2
                          REGISTRATION STATEMENT
                     Under the Securities Act of 1933



                    AEI INCOME & GROWTH FUND 23 LLC
           (Name of small business issuer in its charter)


    Deleware                    6500                       41-1848181
(State of other       (Primary Standard Industrial        (IRS Employer
jurisdiction           Classification Code Number)     Identification Number)
incorporation)

1300 Minnesota World          Robert P. Johnson                Copies to:
  Trade Center          1300 Minnesota World Trade Center   Thomas O. Martin
30 East Seventh Street      30 East Seventh Street        Dorsey & Whitney LLP
St. Paul, Minnesota 55101  St. Paul, Minnesota 55101     Pillsbury Center South
(651) 227-7333 or             (651) 227-7333 or          220 South Sixth Street
(800) 328-3519                 (800) 328-3519            Minneapolis, Minnesota
(Address and telephone      (Name, address, including          55402-1498
number of principal         zip code and telephone
executive offices and       number of agent for
intended principal place    service of process)
of business)



    Approximate date of proposed sale to public: As soon as practical after the effective date of this Registration Statement.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                    AEI INCOME & GROWTH FUND 23
            An offering of Limited Liability Company Units
                         $1,500,000 minimum

                           THE INVESTMENT:

    AEI Income & Growth Fund 23 LLC is a limited liability company being organized to purchase commercial properties throughout the United States. Nearly every property will be free-standing and rented to single corporate tenants under long-term "net" leases that require the tenant to pay most, if not all, of the operating costs of the property. Our objectives are to acquire properties that provide (1) regular cash distributions of lease income; (2) growth in lease income through rent escalation; (3) capital growth through appreciation in value; and (4) stable performance through long-term leases. We cannot assure you that these objectives will be achieved. AEI Fund 23 is not a mutual fund or any type of investment company.

                           THE OFFERING:

<BULLET>  Security Offered:  24,000  units  ($24,000,000 total) of limited liability company interest in AEI Fund 23 at a price of $1,000 each.

<BULLET>  Minimum Purchase:  2.5 units ($2,500); 2 units ($2,000) for IRAs and Keogh Plans (higher in certain states).

<BULLET>  Minimum Offering:  All  investment  moneys  will be placed in a special bank escrow until at least $1,500,000 has been received.

<BULLET>  Offering Period:   The offering will last one year from the date
                             of this Prospectus, extendable to two  years.

<BULLET>  Proceeds to AEI
          Fund 23:                                  PER UNIT  TOTAL (minimum)
                        Public Price               $ 1,000.00   $ 1,500,000
                          Commissions                  10.00        150,000
                          Due diligence expenses         .50          7,500
                                                    ----------   -----------
                        Proceeds to AEI Fund 23    $    89.50     1,342,500
                          Other offering costs           4.50        67,500
                        Amount available for purchase
                          of properties            $    85.00   $ 1,274,500


                           RISKS:

  WE ENCOURAGE YOU TO READ THE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS
PROSPECTUS:

 <BULLET>  We may not be able to provide you with information about the properties AEI Fund 23 will purchase before you invest;

 <BULLET>  If we  accept  only  $1,500,000 of subscriptions, and do not raise more money, we may only be able to purchase a few properties;

 <BULLET>  The value of AEI Fund 23's properties and the  rental income that the properties generate will be affected by market conditions for real estate, by the financial stability of tenants and by economic conditions;

 <BULLET>  You  may  have  difficulty selling your units in AEI Fund 23 because there will not be a public market and because we impose restrictions on transfer to avoid adverse tax issues;

 <BULLET>  The  managers  face  a  number  of  "conflicts of interest,"
           including conflicts arising out of the payments they may receive from AEI Fund 23.

    NEITHER THE SEC NOR ANY STATE SECURITIES ADMINISTRATOR HAS APPROVED THE UNITS OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. WE CANNOT USE PROJECTIONS IN THIS OFFERING NOR CAN WE MAKE ANY REPRESENTATION, VERBALLY OR IN WRITING, ABOUT THE CASH BENEFIT OR TAX BENEFIT YOU MIGHT RECEIVE FROM INVESTING. WE ALSO CANNOT SELL UNITS TO YOU UNTIL AT LEAST FIVE DAYS AFTER YOU HAVE RECEIVED THIS PROSPECTUS.

                           AEI SECURITIES, INC.

                            January    , 1999
                                    -1-

                             Table of Contents
                                                                Page
Summary

Risk Factors

Who may invest

Capitalization

Estimated use of proceeds

Investment objectives and policies

Properties

Managers

Prior performance

Compensation to Managers
  And Affiliates

Conflicts of interest

Cash distributions and tax
  Allocations

Income tax aspects

Restrictions on transfer

Summary of operating agreement

Reports to investors

Plan of distribution

Sales materials

Legal proceedings

Experts

Legal opinion

Financial statements

Operating Agreement                                   Exhibit A
Prior Performance Tables                              Exhibit B
Certain State Suitability Requirements                Exhibit C
Subscription Agreement                                Exhibit D
                                    -2-





                                 SUMMARY

AEI FUND 23

	  AEI Income & Growth Fund 23 LLC is a newly organized limited liability company that intends to:

<BULLET>  Acquire free-standing, single tenant, commercial properties rented to tenants under leases that require the tenant to pay for most, if not all, of the property's real estate taxes, insurance, maintenance, repairs and operating expenses;

<BULLET>  Generate rental income from such properties;

<BULLET>  Sell such properties from time to time; and

<BULLET>  Reinvest sale proceeds in additional properties.

AEI Fund 23 is not organized to shelter your taxable income from other sources.

     AEI Fund 23 will continue in existence until 2048 unless the investors, by majority vote, determine that it should be dissolved earlier.

RISKS

         An investment in AEI Fund 23 is subject to a number of risks, including:

<BULLET>  You  will be  dependent on the managers to choose properties and likely will not receive information about properties prior to purchase;

<BULLET>  AEI Fund 23 may be dependent on the operation  and  sale  of only a few properties if only $1,500,000 is raised;

<BULLET>  You may not be able to sell your  investment  because  there will be no public market for the units and because of restrictions on their transfer;

<BULLET>  The value  of  properties  that  AEI  Fund 23 purchases will depend on market and economic conditions;

<BULLET>  Defaults by tenants could interrupt rental income and devalue properties;

<BULLET>  Other  activities  of  the managers could cause conflicts in their ability to devote services to AEI Fund 23 and payments they receive may cause them to have differing objectives than investors;

PROPERTIES AND PROPERTY ACQUISITION

    AEI Fund 23 doe s not yet own any properties, but will supplement this prospectus when it has identified any property it intends to purchase. Most of the properties it will purchase will to be rented to corporate tenants in the restaurant or retail industries. Properties will be acquired for cash, although AEI Fund 23 may acquire properties with existing, assumable indebtedness and may finance properties later for up to 60% of the purchase price of all properties.

THE UNITS

    The units represent a $1,000 interest in the equity of AEI Fund 23. Unlike stock in a corporation, holders of units are taxed directly on profits and are able to deduct losses of AEI Fund 23 on their personal tax returns. Investors in units, as limited members, have a different interest in profits, losses and distributions than the managers. Cash from AEI Fund 23 will be allocated and paid to investors and managers based on whether it is from rent and other income or from the sale or financing of properties. These payments will be made as follows:

<BULLET>  rent  and  other income, less any operating  expenses, will be allocated and paid 97% to the investors and 3% to the managers;

<BULLET>  cash from sale or refinancing of properties, after  provision for debts, reserves and operating expenses, will be allocated and paid 99% to the investors and 1% to the managers until the investors have received a payout amount. Payout occurs when total cash distributed from sale or financing equals an investor's initial investment plus a 7% per year (not compounded) return on investment. After this, 10% of cash from sale or refinancing goes to the managers and 90% to investors.
                                    -3-

THE OFFERING

    LENGTH. The offering will begin on the date of this Prospectus and end one year later. The manager may extend this period, however, for up to one more year in those states permitting an extension.

    ESCROW. All investment orders will be held in a special bank account and not released to AEI Fund 23 until at least $1,500,000 has been received. If $1,500,000 has not been received within one year of the date of this prospectus, no units will be sold and all funds will be returned to investors with interest.

    MINIMUM PURCHASE. You must purchase at least two and one-half units ($2,500) to become an investor in AEI Fund 23. You may, however, purchase two units ($2,000) through an IRA or other tax-qualified plan.

MANAGERS

    AEI Fund 23 will be managed by AEI Fund Management XXI, Inc., a Minnesota corporation. It will operate from the principal office of the manager at 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101 and its telephone number is (651) 227-7333 (toll-free 800-328-3519). Robert P. Johnson, President of AEI Fund Management XXI, will also serve as special managing member and will be responsible for overseeing the manager's activities.

COMPENSATION TO MANAGERS

    In addition to their interests in profits and losses as managing members of AEI Fund 23, the managers will be reimbursed for the following services at cost:

<BULLET> The organization of AEI Fund 23 and this offering;

<BULLET> The administration of AEI Fund 23;

<BULLET> The acquisition of properties;

<BULLET> The disposition of properties;

<BULLET> The management of properties; and

<BULLET> The leasing and releasing of properties.


These payments are subject to the following limitations:

<BULLET> All  reimbursements  must  be at  the  manager's "cost", which includes only the direct expense of providing the service and, in the case of reimbursement for employee salary, a portion of office cost and depreciation based on the time sheets of employees;

<BULLET> All  reimbursements must be provided at a cost  that  is  less than or equal to the price that would be paid to an unaffiliated party rendering comparable services in the same geographic area;

<BULLET> Organizational expenses and acquisition expenses may not total more than 20% of initial capital;

<BULLET> The total of (1) organizational expenses, plus (2) acquisition expenses,plus (3) sales expenses, plus (4) overhead reimbursed to the managers, plus (5) the portion of reimbursements that represent salaries of controlling persons of the managers must be less than a basket amount.The basket amount is equal to (1) 20% of initial capital, plus (2) 5% of cash flow from commercial properties that are managed, plus (3) 3% of the sales price of the properties(but only if the managers provide sales services), plus (4) 7% of cash flow.

                                    -4-


                                RISK FACTORS

GENERAL RISKS

    YOU WILL HAVE TO RELY ON THE MANAGERS TO SELECT PROPERTIES. You likely will not be able to evaluate properties before they are purchased, and will not have a right to return of your investment if you do not like a property. AEI Fund 23 is hiring, and will rely on, the managers to choose its properties. We cannot assure you that AEI Fund 23 will find suitable properties or that its objectives will be achieved.

     YOU  WILL  HAVE  VERY  LITTLE  CONTROL OVER OPERATIONS.   Except for
limited voting rights, investors have no control over AEI Fund 23's management, but must rely almost exclusively on the managers.

     THERE WILL NOT BE A MARKET FOR YOUR UNITS AND THERE WILL BE RESTRICTIONS ON TRANSFER OF UNITS. AEI Fund 23 is required under tax law to place significant restrictions on the transfer of units to avoid being taxed as a corporation. Investors are required to receive approval from the manager before transferring units. The manager is required to refuse transfer when it would affect tax status. Because of these requirements, there will not be a public market in the units and you may not be able to sell the units when you desire.

     YOU WILL NOT HAVE A RIGHT TO AN EARLY RETURN OF YOUR CAPITAL. Although its intent is to dissolve earlier, AEI Fund 23 is not required to dissolve until 2048 unless investors vote to have it dissolve earlier. You will not have a right redeem your units until it is dissolved. Although AEI Fund 23 will have a unit repurchase program, that program is limited, may not provide you with full value for your investment, may be periodically suspended in the discretion of the managers, and is not available if there is not adequate capital to pay for repurchases.

    AEI FUND 23 MAY NOT BE ABLE TO DIVERSIFY ITS INVESTMENTS. If it raises only $1,500,000, AEI Fund 23 may purchase as few as two properties and the proportion of its capital spent on organizational and offering costs will be higher. Further, although AEI Fund 23 intends to diversify its investments, it is under no obligation to do so and may invest in a single property. PENNSYLVANIA INVESTORS: Because the minimum is less than $2,400,000, you are cautioned to carefully evaluate AEI Fund 23's ability to accomplish its objectives and to inquire as to the current amount of subscriptions.

    AEI FUND 23 MAY DISSOLVE IF BOTH MANAGERS DIE OR WITHDRAW. If both of the managers die, are removed, withdraw, or are declared bankrupt, AEI Fund 23 may be required to dissolve and sell its properties at disadvantageous prices. AEI Fund 23 will not carry insurance on the life of the Robert Johnson, the special managing member and president of the manager.

    AEI FUND 23 IS NOT PROVIDING INVESTORS WITH SEPARATE REPRESENTATION BY ATTORNEYS AND ACCOUNTANTS. AEI Fund 23, its investors and the managers are not represented by separate counsel. Although counsel has given the tax opinion referenced in the Tax Matters section of this prospectus and an opinion that there is legal authority to issue the units, the legal counsel and accountants for AEI Fund 23 have not been retained, and will not be available, to provide other legal counsel or tax advice to individual investors.

    DISTRIBUTIONS IN THE EARLY STAGES OF AEI FUND 23 MAY BE A RETURN OF CAPITAL. AEI Fund 23 intends to maintain an initial rate of distribution equal to money market rates. If operating revenues are not sufficient to fund all these distributions, they may constitute a return of capital.

    TEMPORARILY INVESTED FUNDS MAY NOT BE FULLY INSURED.   Until  invested
in properties, offering proceeds will be invested in short-term government securities or insured deposits with a financial institution and will earn
interest at short-term deposit  rates.   Such  accounts  may  periodically
exceed the financial institution's insurance limits. AEI Fund 23 cannot be certain that it would recover the full amount of the account if the
financial  institution  in  which  they  are  deposited   were  placed  in
receivership. No funds will be invested in the accounts of an institution with less than $100 million in assets or capital of less than seven percent of assets.
                                    -5-

RISKS OF OWNING REAL ESTATE

    THERE ARE RISKS IN OWNING REAL ESTATE. Factors beyond the control of the managers will effect the value of the properties of AEI Fund 23. These include national economic conditions, changes in the investment climate for real estate, changes in local market conditions, changes in interest rates, changes in real estate tax rates, governmental rules and fiscal policies, uninsured losses, and the financial condition of tenants,

    WORKING CAPITAL RESERVES MAY NOT BE ADEQUATE. AEI Fund 23 will use only a small portion of the proceeds of this offering for working capital reserves. We cannot assure you that the reserves will be adequate to cover unforseen contingencies.

    DEFAULTS BY TENANTS MAY INTERRUPT CASH FLOW OR CAUSE DECLINE IN PROPERTY VALUES. If a tenant defaults, we cannot assure you that AEI Fund 23 will be able to find a new tenant for vacant property at the same rental, or sell the property without incurring a loss. If a tenant files for bankruptcy, AEI Fund 23 may not be able to rapidly recover the property from the bankruptcy trustee and may not receive rent sufficient to cover its expenses.

    SOME OF THE PROPERTIES MAY BE SUITABLE FOR ONLY ONE USE. Properties purchased by AEI Fund 23 may be designed or built for a particular tenant. If we hold such a property until termination of the lease and the tenant elects not to renew, or if the tenant defaults on its lease obligations, the property might not be readily marketable without substantial capital improvements or remodeling. Improvements could require use of cash that otherwise would be distributed to investors, or sale of the property at a lower price.

    THERE ARE UNIQUE RISKS IN THE RESTAURANT AND RETAIL INDUSTRY. Both the restaurant and the retail industry are highly competitive and can be affected by factors such as changes in regional or local economies, seasonality, and changes in consumer preference. A downturn in these industries could have an adverse effect on operations of the businesses that occupy AEI Fund 23 properties.

    CONSTRUCTION   LENDING  INVOLVES  RISK.   Risks  during  construction,
including   cost   overruns,   nonperforming   contractors,   changes  in
construction codes and changes in cost, could cause a borrower to default on a construction loan. If a default occurs, AEI Fund 23 might have to foreclose on the property. Foreclosure is normally subject to a period of redemption during which the property may not be sold or leased. If the property is only partially complete when foreclosed, AEI Fund 23 might have to spend money to complete it so that it can be sold. Although AEI Fund 23 might be able to collect from a guarantor if a borrower defaults, the ability of the guarantor to satisfy the default could be impaired by the same financial circumstances that caused the default.

    AEI FUND 23 COULD LOSE PROPERTIES IF IT DEFAULTS ON BORROWINGS. AEI Fund 23 might assume existing mortgages on properties if on favorable terms, and might finance properties initially purchased for cash. This practice is known as "Leveraging." Leveraging increases the capital available to AEI Fund 23, but may also increase the risk of loss. If AEI Fund 23 were to default on secured indebtedness, it could lose its interest in the properties securing the indebtedness.

    THE REINVESTMENT OF PROCEEDS FROM THE SALE OF A PROPERTY WILL BE SUBJECT TO THE SAME RISKS AS THE INITIAL INVESTMENT. AEI Fund 23 may periodically sell properties and reinvest the proceeds in replacement
properties.   You  will  not  have the right to receive cash upon sale of these properties other than cash necessary to cover income tax on the gain at a rate of 7% over the federal long-term capital gains rate. You will be relying on the ability of the managers to find appropriate properties in which to reinvest sales proceeds.

    UNINSURED LOSSES. The managers will arrange for comprehensive insurance coverage on the properties. However, certain types of losses (generally of a catastrophic nature) may be either uninsurable or not economically insurable. Should such a disaster occur, loose its entire investment in the affected property.
                                    -6-

FEDERAL INCOME TAX RISKS

    OPERATION OF AEI FUND 23 COULD AFFECT THE PROPRIETY OF ALLOCATIONS. Each investor will be entitled to deduct his or her allocated share of losses and will report his or her allocated share of income and gain on the investor's tax return. Whether those allocations will be honored by the IRS depends on a number of facts related to operation of AEI Fund 23. Because AEI Fund 23 has not commenced operation, counsel has not rendered an opinion as to such allocations. If these allocations were not honored, a significant change in the tax treatment of income, gain, loss and deduction from AEI Fund 23 would occur.

    THE TIMING OF TAX DEDUCTIONS MAY BE CHALLENGED BASED ON THE ALLOCATION OF "BASIS" AMONG PROPERTIES. The managers will allocate the purchase price of properties among buildings (the cost of which is depreciable), personal property (the cost of which is depreciable over a shorter period), and the underlying land (the cost of which is not depreciable). Because properties have not been purchased, counsel has not rendered an opinion on whether the allocation of purchase price, the rate of depreciation or the timing of deductions is proper.

    ACTIONS BY THE MANAGER WITH RESPECT TO RESALE OF PROPERTIES COULD CAUSE GAINS TO BE CONSIDERED ORDINARY INCOME FOR TAX PURPOSES. If AEI Fund 23 is characterized as a "dealer" in real estate at the time of sale or disposition of its properties, gain or loss on such sales will be considered ordinary income or loss. Because the character of AEI Fund 23 as a dealer or owner of properties is dependent on actions taken in the future and the timing of purchases and sales, counsel has not rendered an opinion on this issue.

    THE STRUCTURE OF THE PURCHASE AND LEASE TRANSACTIONS OF AEI FUND 23 COULD CAUSE LOSS OF DEPRECIATION AND OTHER DEDUCTIONS. Sale leaseback transactions in which the lessor provides certain features to the lessee, such as a purchase option at a fixed price, could cause the IRS to conclude the transaction is a financing transaction rather than a true lease. If this were to occur, AEI Fund 23 would not be able to take some of the deductions it anticipates and more taxable income would be recognized during operation of a property.

    INCORRECT ALLOCATION OF EXPENSES AMONG START-UP, ORGANIZATION AND SYNDICATION COULD CAUSE MORE TAXABLE INCOME. The manager will allocate expenses during the early stages of AEI Fund 23's operations to start-up, organization, syndication and acquisition expenses for purposes of the deduction or capitalization of such expenses. These allocations cannot be made until the expenses are incurred and counsel has not rendered an opinion as to their propriety. If the IRS determined that the allocations were improper, AEI Fund 23 would loose deductions and investors would recognize more income during ealry stages of operation of properties.


                                WHO MAY INVEST

    To purchase units you must be able to represent in writing that you have either:

<BULLET>  a net worth (exclusive of homes, home furnishings and automobiles)
          of at least $45,000 and an annual gross income of at least
          $45,000;or

<BULLET>  irrespective of annual gross income, a net worth of at least
          $150,000 (determined with the same exclusions).

    You will be required to purchase a minimum of two and one-half units ($2,500) unless you are investing through an IRA or other tax-qualified plan. The minimum investment for IRAs and other tax-qualified plans is two units ($2,000), provided that the person who established the account or plan meets the standards for an individual investor. An investment in AEI Fund 23 will not create an IRA or other tax-qualified plan for any investor.

    The investment firms that solicit orders for units are required to make every reasonable effort to determine that the purchase is appropriate for each investor. In addition to net worth and income standards, the
investment firms are required to determine  whether  you  can   reasonably
benefit  from  an   investment  in  the  units  based  on  your investment
objectives, your ability to bear the risk of the investment, and your understanding of the risks of the investment. They must also determine whether you understand the lack of liquidity of the units, the restrictions on transferability of the units, the background and qualifications of the managers, and the tax consequences of the investment.
                                    -7-

    Additional requirements applicable to residents of some states are set forth in Exhibit C to this prospectus.

    Trustees and custodians of tax-qualified plans should consider the following, among other things, when making a decision to invest in AEI Fund 23:

<BULLET>  If AEI Fund 23 borrows money to purchase a property, some of its income may be unrelated business taxable income. A tax-qualified plan, although generally exempt from federal income tax, may be subject to income taxation if its unrelated business taxable income, after investment in AEI Fund 23, exceeds $1,000 in any taxable year.

<BULLET>  ERISA  establishes  diversification  requirements that should be considered when investing in AEI Fund 23.

<BULLET>  ERISA  should  also  be  considered in light of the nature of an investment in, and the compensation structure of, AEI Fund 23 and the potential lack of liquidity of the units.

The prudence of a particular investment must be determined by the responsible fiduciary taking into account all the facts and circumstances of the tax-qualified retirement plan and of the investment.

    BECAUSE IT IS POSSIBLE THAT AEI FUND 23 WILL GENERATE UNRELATED BUSINESS
TAXABLE  INCOME,  IT  IS  NOT  AN  APPROPRIATE  INVESTMENT  FOR   CHARITABLE
REMAINDER TRUSTS.


                                CAPITALIZATION

    The capitalization of AEI Fund 23 at October 22, 1998, and after the issuance and sale of the minimum of 1,500 Units and the maximum of 24,000 Units is as follows:



                                 After Sale of         After Sale of
                                  1,500 Units           24,000 Units
Title of Class                      Minimum              (Maximum)

Managers' Capital                $     1,000            $     1,000
Investors' Capital                 1,500,000             24,000,000
Less Offering Expenses              (225,000)            (3,360,000)
                                  -----------            -----------
Total Investors' Equity          $ 1,275,000            $20,640,000
                                  ===========            ===========

	There can be no assurance that the maximum proceeds will be obtained.

                                    -8-

                        ESTIMATED USE OF PROCEEDS

    AEI Fund 23 expects that there will be approximately $1,275,000 available for investment in properties and for reserves for operations if $1,500,000 is raised from investors and $20,640,000 if $24,000,000 is raised from investors. The following table estimates the use of proceeds from the sale of units. Some of the items below cannot be precisely calculated and could vary materially from the amounts shown.

                                     Minimum                 Maximum
                                  (1,500 Units)           (24,000 Units)
                            Dollars        Percent     Dollars        Percent

Gross Offering Proceeds   $ 1,500,000      100.0%    $24,000,000      100.0%

Less Offering Expenses:

  Selling Commissions and Nonaccountable
    Expenses                  150,000       10.0%      2,400,000       10.0%

  Other Offering Expenses      75,000        5.0%        960,000        4.0%
                           -----------   ----------   -----------   ----------

Amount Available for Investment
   (net proceeds)         $ 1,275,000       85.0%    $20,640,000       86.0%

Acquisition Expenses           60,000        4.0%        720,000        3.0%

Working Capital Reserve        15,000        1.0%        240,000        1.0%
                           -----------   ----------   -----------   ----------

Cash Available for Purchase
  of Properties           $ 1,200,000       80.0%    $19,680,000       82.0%
                           ===========   ==========   ===========   ==========

The amount available for investment in properties will not, in any event, be less than 80% of gross offering proceeds. The proceeds of the offering will be held in trust by AEI Fund 23 for the benefit of the purchasers of units to be used only for the purposes set forth above.

                                    -9-

                    INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

    AEI Fund 23 intends to acquire free-standing, single-tenant,net-leased commercial properties located throughout the United States. We may also periodically sell properties and purchase other similar properties when, at the discretion of the managers, conditions are favorable to do so.

ACQUISITION OF PROPERTIES

    AEI Fund 23 intends to use the net proceeds to purchase income-producing commercial real estate that is leased at the time of purchase. It may commit to purchase properties when construction is completed at agreed prices or pursuant to pricing formulas.

    AEI Fund 23 will not purchase or lease any property from, or sell or lease any property to, the managers or their affiliates. It may, however, purchase property from the managers or their affiliates if they purchased the property in their own name and temporarily held title to help acquire the property, borrow money, or obtain financing. If a property is purchased from a manager or affiliate, the property will be purchased for a price no greater than the price paid by the managers or affiliate, plus acquisition expenses.

    Although AEI Fund 23 does not intend to acquire any unimproved or undeveloped properties, or to participate in the development of any properties, it may advance funds or make loans in connection with the construction of a property. Any construction loan will be secured by the land and improvements under construction. In no event will for construction loans exceed 30% of offering proceeds.

    The purchase price of each property will be supported by an independent appraisal of the fair market value of the property. Nevertheless, the managers will rely on their own analysis and not on such appraisals in determining whether to acquire a particular property. Copies of the appraisals will be retained at the office of AEI Fund 23 for at least five years and will be available for inspection and duplication by any investor.

    Prior to the acquisition of any property, AEI Fund 23 will be provided with evidence satisfactory to the managers that it will acquire marketable title to such property, subject only to acceptable liens and encumbrances. Such evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the property is situated.

TEMPORARILY INVESTED FUNDS

    After release from escrow, and before investment in properties, all funds will be invested in short-term government securities or in insured deposits with a financial institution and will earn interest at short-term deposit rates. Any of the net proceeds of this offering (except for amounts used to pay operating expenses or to establish working capital reserves as determined by the manager) that have not been invested or committed for investment in real property by the later of 24 months after the date of this prospectus or six months after termination of the offering
of  units  will   be  distributed,  without  interest but together with  a
proportionate amount of any commissions or other organization and offering
expenses, to the investors as a return of  capital.   All  funds  will  be
available for the general use of AEI Fund 23 during such period and may be expended in operating any properties that have been acquired. Investment capital will not be segregated or held separate from other capital of AEI Fund 23 pending investment. For the purpose of the foregoing, capital will be considered committed to properties, and will not be returned to the investors, if written contractual agreements have been signed prior to the period described above, regardless of whether any such property is ultimately purchased. To the extent that funds have been reserved to make
contingent   payments  in  connection  with  a  property  under a  written contractual  agreement,  or because the managers determine that additional
reserves   are  necessary in  connection  with  a  property, regardless of whether any such payment is ultimately made, funds will not be returned to investors.
                                    -10-

SALE OF PROPERTIES

    At the discretion of the managers, net proceeds from sale of properties may either be distributed to investors or reinvested in properties that meet the acquisition criteria set forth in this prospectus. Net proceeds from the sale of a property will not be reinvested unless enough cash is distributed for investors to pay income taxes resulting from the sale of the property, assuming investors are taxable at a rate of seven percent above the individual capital gains rate.

    AEI Fund 23 may sell cotenancy or other fractional interests in properties, rather than selling its entire interest in a property. The manager believes that, depending on market conditions, sales of smaller interests through exchanges designed to comply with Section 1031 of the Internal Revenue Code can result in greater overall sales proceeds. In those instances in which AEI Fund 23 does not sell all of a property, it will retain, either alone or with another program sponsored by affiliates of the managers, the authority to direct management and policies relating to operation and sale of the property.

    Although AEI Fund 23 intends to sell its properties for cash, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment to AEI Fund 23 may be affected by custom in the area in which the property being sold is located and by then prevailing economic conditions. To the extent AEI Fund 23 receives notes and property other than cash on sales, such proceeds will not be included in net proceeds from sale until and to the extent the notes or other property are
actually collected, sold, refinanced or otherwise liquidated.   Therefore,
the distribution to investors of the proceeds of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash.

    AEI Fund 23 may receive payments (cash and other property) in the year of sale in an amount less than the full sales price and subsequent payments may be spread over several years. The entire balance of the principal may
be  a balloon payment due at maturity.  For federal income tax   purposes,
unless AEI Fund 23 elects otherwise, it will report the gain on such sale ratably as principal payments are received under the installment method of accounting.

BORROWING POLICIES

    The managers might not finance all properties and do not intend to finance properties at all unless the financing can be obtained at rates that are likely to generate an attractive spread over rental rates. Although the managers believe that the interest rate environment at the date of this Prospectus is favorable, if rates increase, the managers may determine not to finance any properties. In no event will the total amount of AEI Fund 23's indebtedness exceed 60% of the purchase price of all properties that it holds, or 60% of the fair market value of the properties
on the date they are refinanced.   To the extent that any financing is not
fully amortizing, and it exceeds 25% of the purchase price of properties, its maturity (its due date) will not be earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years).

    AEI Fund 23 will not obtain permanent financing from the managers or their affiliates. Recourse for any indebtedness will be limited to the particular property to which the indebtedness relates. To the extent recourse is limited to a particular property, under most circumstances such indebtedness would increase the investors' tax basis in the units. AEI Fund 23 will not issue any senior securities and will not invest in junior mortgages, junior deeds of trust or similar obligations.

JOINT VENTURE INVESTMENTS

    Property may be purchased jointly with another program sponsored by the managers or their affiliates. These joint ventured investments will be made only with a program that has investment objectives and management compensation provisions substantially identical to those of AEI Fund 23. AEI Fund 23's ability to enter into a joint venture may be important if it wishes to acquire an interest in a specific property but does not have sufficient funds (or, at the time it enters into a commitment to acquire a specified property, cannot determine whether it will have sufficient funds) to acquire the entire property.
                                    -11-

    In any joint venture with another fund sponsored by the managers or their affiliates, the following conditions must be satisfied:

<BULLET>  The joint venture must have comparable investment objectives	and
          the investment by each party to the joint venture must be on substantially the same terms and conditions;

<BULLET>  AEI Fund 23 may not pay more than once for the same services and may not act indirectly through any such joint venture if it would be prohibited from doing so directly;

<BULLET>  The compensation of the managers and such affiliates in  the
          other  fund  must  be  substantially   identical   to  their
          compensation in AEI Fund 23;

<BULLET>  AEI  Fund 23 must have a right of first refusal  to purchase the other party's interest if the other party to the joint venture wishes to sell a property

    There is a potential risk of impasse on joint venture decisions and a potential risk that, even though AEI Fund 23 will have the right of first refusal to purchase the other party's interest in the joint venture, AEI Fund 23 may not have the resources to exercise such right.

DISTRIBUTIONS

    We intend to distribute net cash flow from operations to investors within 30 days after the close of each fiscal quarter. The amount of any distribution will depend upon the degree to which operations have been profitable and generated cash flow. Net cash flow from operations will not be used for the acquisition of properties, although it may be held as reserves. Net cash flow may be used to repurchase units. Distributions to investors who elect to participate in a distribution reinvestment plan will be applied to the purchase of additional units.

    A portion of distributions that are made while this offering is continuing and properties are being acquired (a period of 36 months) will likely constitute a return of your initial investment . After that time, the distribution rate will be allowed to float quarterly based on the cash flow or proceeds of sale available for distribution.

RESERVES FOR OPERATING EXPENSES

    The managers expect that approximately one percent of the total proceeds of the offering initially will be reserved to meet costs and expenses. To the extent that the reserves and any income are insufficient to defray the costs and other obligations of AEI Fund 23, it may be necessary to finance or refinance properties or, if financing or refinancing is not available on acceptable terms, to sell properties on unfavorable terms. During the holding period of a property, AEI Fund 23 may increase reserves to meet anticipated costs and expenses and other economic contingencies. If, in any fiscal quarter, the managers determine that reserves are in excess of the amount necessary for operations, the excess may be distributed.

MANAGEMENT OF PROPERTIES

    Each property will be managed, and the lease obligations of tenants will be enforced, by the manager or its affiliates. The managers will negotiate with tenants, relett and remodel properties, receive and deposit monthly lease payments, periodically verify payment of real estate taxes and insurance coverage, and periodically inspect properties and tenant sales records, where applicable. The manager or such affiliates will be compensated for such management at cost, which includes an allocable portion of overhead expenses. Because the properties will be net leased, the tenants will be responsible, at their expense, for most of the day-to-day on-site management and maintenance of the properties.
                                    -12-

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

    Investors have no voting rights with respect to the establishment, implementation or alteration of the investment objectives and policies of AEI Fund 23, all of which are the responsibility of the managers. Nevertheless, the managers will not make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of investors owning in the aggregate more than 50% of the then outstanding Units.

                                 PROPERTIES

    At  the  date  of  this  prospectus, AEI  Fund 23 had not acquired any
properties.  The  managers  are  continually   evaluating  properties  for
acquisition  and  engaging  in  negotiations with  sellers,  tenants   and
developers  regarding  the  purchase of properties.   Depending  upon  the
proceeds obtained, the  managers intend to diversify the type and location
of properties acquired.   AEI  Fund  23 is not limited as to the amount or
percentage of its assets that may be invested in any one property. Although we currently intend to purchase two or more properties with the net proceeds of this offering, the managers may purchase only a single property if, in their judgment, such purchase would be in the best interest of AEI Fund 23.

    All of AEI Fund 23's properties will be rented under leases that require the tenant to pay most, if not all, of the real estate taxes, insurance, maintenance, repairs and operating expenses of the properties. Most of these leases will also provide that risks such as fitness for use or purpose, design or condition, quality of material or workmanship,latent or patent defects, compliance with specifications, location,use, condition, quality, description or durability will be borne by the lessee. It is customary in commercial property transactions that leases provide for early termination upon the occurrence of certain events (e.g., casualty or substantial condemnation). Some commercial leases, particularly those for properties used in the sale of retail goods or services, require that the landlord bear the costs of maintaining the structural integrity of the building, including the roof and foundation.

ACQUISITION CANDIDATES

    Many of the properties that are acquired will be leased to tenants in the restaurant and retail industry . There is, however, no prohibition on the acquisition of properties in other industries. The managers intend to monitor industry trends and invest in properties that serve to provide the most favorable return balanced with risk.

    The Restaurant Industry. The restaurant industry is one of the largest and fastest growing industries in the United States. Annual sales at the top 100 restaurant chains alone exceeded $118 billion in 1997. Demographic trends are particularly favorable to the casual dining segment of the restaurant industry, with a steady increase in the number of two-income families and a rapidly expanding senior citizen population. Because this industry is highly property dependent, the managers believe it offers some of the best opportunities for transactions of the type in which AEI Fund 23 proposes to engage. Further, the managers believe that this industry includes a number of companies and franchisees with established track records that are attractive to AEI Fund 23.

    The Retail Industry. Trends in the retail industry have increased the attractiveness of retail establishments as acquisition candidates for AEI Fund 23. Consumer demand for a large selection of merchandise in a single category at discount prices has caused many retailers to turn to large freestanding properties with minimal interior partitions. These retail establishments or "superstores" are often grouped together into a "power center" with few, if any, small retailers. Many of the large retailers that operate these establishments are driven by operating margins to minimize investment in real estate and use lease transactions to finance the purchase and construction of their facilities. The managers believe that the rapid expansion in these establishments may present attractive candidates for acquisition .

ACQUISITION CRITERIA

    In determining whether a property is a suitable acquisition for AEI Fund 23, the managers will consider the following factors, among others:
                                    -13-


<BULLET>  The creditworthiness of the lessee and  the  lease guarantor, if any, and their ability to meet lease obligations independent of cash flow to be generated by the property;

<BULLET>  The location, condition, use and design of the property and  its suitability for a long-term net lease;

<BULLET>  The terms of the proposed lease and guaranty, if any (including,
          specifically,   provisions   relating  to  rent  increases   or
          percentage rent and provisions relating to passing on operating expenses to tenants);

<BULLET>  The prospects for long-term appreciation of the property;

<BULLET>  The prospects for long-range liquidity of the  investment;   and

<BULLET>  The stability and potential growth of the community in which   a
          property is located.

In addition, the managers will apply the following standards with respect to the properties to be acquired:

<BULLET>  Tenants must be actively involved in the daily operation of  the type of business for which the property is leased.

<BULLET>  Tenants  must  have  experience  and  a  history  of  successful operations in the business for which the property is leased. AEI Fund 23 will not acquire properties for lease to inexperienced tenants.

<BULLET>  Tenants  will  be  required  to  provide  evidence of cash flow, independent of cash flow generated by the property, or cash reserves, sufficient to allow the tenant to meet its current obligations under the lease.

Although acquisitions may vary from these standards, any variation must be justified to the managers.

LEASE ENHANCEMENTS

    To secure performance by the lessee of its lease obligations, and to minimize any interruption of rental payments from properties, AEI Fund 23 may require tenants to provide cash deposits, letters of credit, lease insurance, personal guarantees or some combination of these credit enhancements. Although any of these measures should help protect AEI Fund 23,in a number of instances it may be impossible to ensure that all rental payments are protected. Individual guarantees or letters of credit may be devalued by severe business setbacks of the tenant that result in the insolvency of the guarantor or bankruptcy proceedings that impair AEI Fund 23's ability to immediately evict a tenant or proceed against the security. Accordingly, despite these measures, some programs sponsored by affiliates of the managers have owned properties on which rental payments have been interrupted.

PROPERTY UPDATES

    During the offering period, and when there is a reasonable probability that a property will be acquired, this prospectus will be supplemented to disclose the pending acquisition. Based upon the experience and acquisition methods of the managers, this will normally occur on the signing of a legally  binding  purchase agreement, but may occur before or  after  such
signing,  depending  on  the  particular  circumstances   surrounding each
potential acquisition. A supplement to this prospectus will describe in detail the proposed terms of purchase, the property to be acquired, the financial results of the prior operation, if any, of the property, and
other information  considered  appropriate  for  an understanding of   the
transaction. Upon termination of this offering, no further supplements to this prospectus will be distributed,but investors will continue to receive
acquisition   reports   containing  substantially  equivalent  information
regarding properties.

    IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT AEI FUND 23 WILL ULTIMATELY CONSUMMATE THE ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THIS PROSPECTUS OR SUPPLEMENT AND THE ACTUAL PURCHASE DATE.
                                    -14-



                                  MANAGERS

FIDUCIARY RESPONSIBILITY

    The managers are accountable to AEI Fund 23 as fiduciaries and, consequently, must exercise good faith in handling its affairs. The managers have fiduciary responsibility for the safekeeping and use of all capital and assets of AEI Fund 23, whether or not in the managers' possession or control. The managers are prohibited from employing, or allowing any other person or entity to employ the capital or assets of AEI Fund 23 in any manner except for the exclusive benefit of AEI Fund 23.

    The managers will not, however, be liable to AEI Fund 23 or the investors for acts or omissions in the exercise of their judgment if their actions were taken in the good faith belief that they were in the best interest of AEI Fund 23 and not the result of negligence or misconduct. Furthermore, AEI Fund 23 will indemnify the managers for any claim or liability arising out of their activities on its behalf unless the claim or liability was the result of negligence or misconduct.

    In the opinion of the SEC and the securities administrators of most states, indemnification for liabilities arising under securities laws is against public policy and therefore unenforceable. If a claim for indemnification for liabilities under securities laws is asserted by the managers in connection with registration of the units, AEI Fund 23 will submit to a court of appropriate jurisdiction, after apprising such court of the position of the SEC and state securities administrators, the question of whether indemnification by it is against public policy and will be governed by the final adjudication of such issue.

MANAGEMENT

    The managers will have the sole and exclusive right, power and responsibility to manage AEI Fund 23's business, including, under certain limited circumstances, the right and power to have it obtain loans secured by its property. The managers will make all of the investment decisions, including decisions relating to the properties to be acquired, the method and timing of financing (if any) of such properties, the selection of tenants, the terms of leases on such properties, and the method and timing of the sale of properties. The managers will coordinate and manage all of the activities of AEI Fund 23, maintain its records and accounts, and arrange for the preparation and filing of all its tax returns. Certain of the administrative and management functions to be performed by the managers may be delegated to their affiliates, provided that any compensation to affiliates of the managers will be at cost.

BACKGROUND AND EXPERIENCE

    AEI FUND MANAGEMENT XXI, INC. AEI Fund Management XXI, Inc., the manager, is a Minnesota corporation formed in 1994 to serve as a general partner of AEI Income & Growth Fund XXI Limited Partnership, an affiliated limited partnership with investment objectives and structure similar to AEI Fund 23. The sole shareholder and director of the manager is Robert P. Johnson, who also serves as its President. Each of the officers of the manager also holds a position as an officer in the corporations formed to serve as general partners of prior funds sponsored by the managers and their affiliates. The officers and sole director of the manager are as follows:

   Name                Age                      Position

Robert P. Johnson      54       Sole Director, Chief Executive Officer and
                                President
Mark E. Larson, CPA    45       Chief Financial Officer, Treasurer
				and Secretary

    Robert P. Johnson will also serve as the special managing member of AEI Fund 23. Mr. Johnson is the President, Chief Executive Officer, sole shareholder and sole director of the manager. From 1970 to the present he has been employed exclusively in the investment industry, specializing in limited partnership investments. In that capacity, he has been involved in the development, analysis, marketing and management of public and private investment programs investing in net lease properties as well as public and private investment programs investing in energy development.Since 1971, Mr. Johnson has been the President, a director and a registered principal of AEI Securities, Inc., which is registered with the Securities and
                                    -15-


Exchange Commission as a securities broker-dealer, is a member of the National Association of Securities Dealers, Inc. (NASD) and is a member of the Security Investors Protection Corporation (SIPC). Mr. Johnson has been President, a director and the principal shareholder of AEI Fund Management, Inc., a real estate management company founded by him, since 1978. Mr. Johnson is currently a general partner or principal of the general partner of each of the limited partnerships set forth under "Prior Performance." Although not currently subject to any material contingent liabilities, Mr. Johnson could become subject to the claims of creditors as a general partner of such limited partnerships or other Funds he manages.

    Mark E. Larson, a Certified Public Accountant, is Chief Financial Officer, Secretary and Treasurer of the manager, and is a director of AEI Fund Management, Inc. and has been employed by AEI Fund Management, Inc. and affiliated entities since 1985. From 1979 to 1985, Mr. Larson was with Apache Corporation as manager of Program Accounting responsible for the accounting and reports for approximately 45 public partnerships. Mr. Larson will be primarily responsible for supervising the accounting functions of the manager and AEI Fund 23, including coordination of reports to the Commission and investors.

    AEI FUND MANAGEMENT, INC. Most of the management services for AEI Fund 23 will be performed by AEI Fund Management, Inc., a Minnesota corporation having the same officers as the manager. AEI Fund Management, Inc. is a property and program management company that provides services to the twelve publicly syndicated, and twelve privately placed, real estate programs that are described under the caption "Prior Performance" below. The sponsors have used a separate corporation, (AEI Fund Management XXI, Inc.) as the manager so that the ability of AEI Fund 23 to continue to operate is not affected (through AEI Fund Management, Inc.) by operations of the other real estate programs for which it provides services. AEI Fund Management has 30 employees, 4 of whom are engaged primarily in property acquisitions, 3 in property management, 3 in property sales, 7 in accounting and financial reporting, 8 in investor support services and 8 in general administrative services. AEI Fund Management, Inc. has the same officers as AEI Fund Management XXI, Inc. Management services will be billed directly to AEI Fund 23.

    YEAR 2000. AEI Fund Management maintains a computerized information system for program, investor and financial reporting. It is currently installing a new system and replacing both its hardware and software components with client-server components. Although AEI Fund Management does not believe that its former management information system will properly report date specific information after December 31, 1999, it has been assured by the vendors of the new system that the new system will accurately report such date specific information. At the date of this prospectus, it was operating its program and investor reporting functions with the new system and anticipates that financial reporting will be converted to the new system by March 31, 1999. AEI Fund Management has also inquired of its vendors,including payroll and banking vendors, of their sensitivity to date specific problems after December 31, 1999. All vendors have assured AEI Fund Management that their systems will properly handle date specific information by December 31, 1999. If AEI Fund Management were unable to operate its financial reporting systems on the new system, it would be required to procure an alternate system prior to year end. Because such information system is not a direct cost of AEI Fund 23, however, unless it was unable to install and operate such new system by December 31, 1999, it does not believe it would have any material impact on AEI Fund 23.

                                PRIOR PERFORMANCE

    During the past twenty-five years, Mr. Johnson and his affiliates have have syndicated twelve public and twelve private net lease commercial property investment partnerships in the United States.

    Since 1984, Mr. Johnson and affiliates have formed, syndicated and now manage twelve public real estate partnerships that have purchased, for cash, single tenant properties under long-term net leases. With the exception of size and the ability to use mortgage indebtedness for acquisition of properties, all of such partnerships are similar to AEI Fund 23. The offering of interests in the first such partnership, Net Lease Income & Growth Fund 84-A Limited Partnership,terminated in December
1984  with the  maximum  $5,000,000 of  subscriptions.   The  offering  of
interests in the next four partnerships, AEI Real Estate Fund 85-A Limited Partnership,AEI Real Estate Fund 85-B Limited Partnership, AEI Real Estate Fund 86-A Limited Partnership, and AEI Real Estate Fund XV Limited Partnership terminated in June 1985, February 1986, July 1986 and December 1986, respectively, each with the maximum $7,500,000 of subscriptions.
                                    -16-

The offering of interests in AEI Real Estate Fund XVI Limited Partnership terminated in November 1987, with the maximum $15,000,000 of subscriptions.
The   offerings  of  interests  in  AEI  Real  Estate  Fund  XVII  Limited
Partnership, AEI Real Estate Fund XVIII Limited Partnership, AEI Net Lease Income & Growth Fund XIX Limited Partnership and AEI Net Lease Income & Growth Fund XX Limited Partnership terminated on November 1, 1988, December 4,1990, February 5, 1993, and January 19, 1995, respectively with $23,388,700, $22,783,050, $21,157,928 and $24,000,000 of subscriptions.
The offering of interests in AEI Income & Growth Fund XXI terminated on January 31, 1997 with $24,000,000 of subscriptions. The offering of interests in AEI Income & Growth Fund XXII will terminate immediately before commencement of this offering. An aggregate of approximately 13,500 limited partners purchased interests in such partnerships.

    The properties purchased by all of such partnerships were new, or recently constructed, net leased commercial properties throughout the United States. At September 30, 1998, approximately $184,000,000 of properties had been purchased or were under contractual commitment for purchase by the public partnerships. The following table sets forth the geographic distribution of the 143 properties purchased, or under commitment to purchase, by prior public partnerships:



     State        Number of Properties       State       Number of Properties


    Alabama                1                Missouri              5
    Arizona                5                Montana               1
    Arkansas               1                Nebraska              4
    California             4                Nevada                2
    Colorado               5                New Hampshire         1
    Florida                6                New Mexico            1
    Georgia                3                North Carolina        3
    Illinois               4                Ohio                 14
    Indiana                3                Oregon                1
    Iowa                   2                Pennsylvania          1
    Kansas                 1                South Carolina        3
    Kentucky               1                Tennessee             3
    Louisiana              4                Texas                38
    Michigan               6                Virginia              5
    Minnesota             12                Wisconsin             3


    By dollar amount invested, approximately 74% of such properties were restaurants,12% were retail facilities, 8% were childcare centers, 6% were auto service centers, convenience centers, a motel and an office building. The managers will provide to any potential investor upon request, and upon payment of a fee to cover costs of reproduction and mailing, a copy of the Annual Report on Form 10-KSB for any of such Funds as filed with the Securities and Exchange Commission.

    All but two of the private partnerships were specified property syndications. Of the remaining private partnerships, one acquired four properties on a "blind pool" basis, one is a private partnership offered to institutional investors that acquired seven properties on a blind pool basis, and on is a private partnership currently being offered to
accredited  investors on a blind pool basis.   The  private   partnerships
purchased    thirteen  properties  for  $6,371,894, ten  of   which   were
restaurants, two supermarkets and one an automotive center. Six of those properties were in Minnesota, three in Florida and one each in Nebraska, Iowa, Michigan and Ohio. As with this offering, the primary objective of the earlier private partnerships was production of income (not tax shelter) by investment in single-tenant properties located throughout the United States and that were leased under lease that required tenants to pay most of the operating costs of the properties.Many of the private partnerships acquired properties with a significant amount of indebtedness.

    Like most entities engaged in real estate operations, the partnerships sponsored by the managers and their affiliates have invested in some properties that were leased to tenants that failed to fully perform under the terms of the leases, including timely performance of rental payments. Upon nonperformance, the affiliates managing such properties take such
                                    -17-

action, which may include termination of leases in the case of continued recalcitrance or an apparent inability to meet lease obligations, as is prudent in commercial lease transactions. In the case of terminations, the property may be leased to a new tenant under renegotiated terms or sold.

    When lessees default on lease obligations, rental payments will most likely be interrupted for a period of time. Although such rental interruption may cause a decrease in distributions of cash flow for a period of time, because all of the public partnerships invest in a number of properties and the managers attempt to diversify the types of property held for investment, no default or series of defaults has caused a public partnership sponsored by the managers to miss a quarterly distribution of cash flow or to have inadequate cash to fund operations. It is the continuing objective of the managers to minimize the number of such properties through careful property evaluation and investigation of the credit-worthiness of lessees prior to purchase and by renegotiating leases or locating new tenants in a manner designed to minimize any interruption of cash flow.

                   COMPENSATION TO MANAGERS AND AFFILIATES

    AEI Fund Management XXI and AEI Fund Management will provide nearly all of the management services AEI Fund 23 requires and will be compensated
accordingly.   AEI  Securities will coordinate the sale of units  and will receive commissions  and expense allowances, most of which will be paid or
"reallowed" to investment  firms that solict sales.   AEI Fund Management,
which will provide administrative services, will be reimbursed for all of its expenses in furnishing services at its "cost," which includes a portion of the general expenses directly related to the furnishing of such services In addition, AEI Fund Management XXI and Robert P. Johnson, as managing members of AEI Fund 23, will receive an interest in net cash flow and net proceeds on sale of properties. Robert P. Johnson, the individual manager, is the sole shareholder, and the chief executive officer, of each of the AEI Fund Management XXI, AEI Fund Management and AEI Securities.

    The following table sets forth the forms of compensation, distributions and cost reimbursements that will or may be paid to AEI Fund Management XXI, AEI Fund Management and AEI Securities in connection with the organization, operation and liquidation of AEI Fund 23 and its properties, assuming the minimum 1,500 units and the maximum 24,000 units are sold. The following arrangements were formulated by the managers and are not the result of arm's-length negotiations.

PERSON OR ENTITY
 RECEIVING               FORM AND METHOD                   ESTIMATED
COMPENSATION             OF COMPENSATION                 DOLLAR AMOUNT

                           OFFERING STAGE


AEI Securities Inc. Selling commissions and         $2,520,000 (maximum) and
                    nonaccountable expense          $157,500 (minimum), all but
                    allowance equal to 10% of       approximately $480,000
                    proceeds, all or a portion      maximum) and $30,000
                    of which may be reallowed to    (minimum)  of  which is
                    other investment firms, and     expected to be reallowed.
                    a 1/2% due diligence allowance,
                    a portion of which will be
                    reallowed to other investment
                    firms.


Managers and        Reimbursement at cost for       Estimated $840,000(maximum)
 affiliates         other organization and          and $67,500 (minimum), but
                    offering expenses(1).           subject to limitation(2).
                                                   Most organization and
                                                   offering expenses are paid
                                                   or repaid to nonaffiliates.


                      PROPERTY ACQUISITION STAGE

Managers and        Reimbursement at cost for all   Estimated $700,000 (maximum)
 affiliates         acquisition expenses (3).       and $60,000 (minimum), but
                                                   subject to the limitation(3)

                                    -18-

                      OPERATING STAGE

Managers            Three percent (3%) of Net       Not Presently Determinable
                    cash flow.

Managers and        Reimbursement at cost for all     Estimated $75,000 to
 affiliates         administrative   expenses,        $250,000 for the first 12
                    including all expenses related    months of opertations and
                    to management and disposition     $20,000 to $280,000 each
                    AEI Fund 23's properties and      year after that. The
                    all other transfer agency,        cummulative amount of
                    reporting, investor  relations    such expense
                    and other administrative          reimbursements for
                    functions. (4)                    general overhead of the
                                                      of the managers and
                                                      affiliates, and for
                                                      controlling person
                                                      expenses, together with
                                                      front-end fees and sales
                                                      expenses, are subject to
                                                      limitations. (4)


                  Property Sale or Financing Stage

Managers           1%  of distributions of net     Not Presently Determinable
                   proceeds of sale until
                   investors have received  an
                   amount equal to  (a)  their
                   "adjusted capital contributions,"
                   plus (b) an amount equal to 7%
                   of their  adjusted capital
                   contributions per annum,
                   cumulative but not  compounded,
                   to the extent not previously
                   distributed. 10% of distributions
                   of net proceeds of sale thereafter.




(1)  Includes federal  and  state securities registration fees,   fees  of
     counsel, accountant's  fees, printing expenses,  and  other   out-of-
     pocket expenses paid to nonaffiliates.

(2) To the extent organization and offering expenses (including payments to AEI Securities and third parties) when added to Acquisition Expenses, exceed 20% of the capital contributions, they will be borne by the managers.

(3) See Section 2.1 of the Operating Agreement for the definition of acquisition expenses. All such expenses will be paid at cost (as defined in the Operating Agreement).

(4) Subject to the limitations set forth in Section 6.2(b) of the Operating Agreement, AEI Fund 23 will reimburse the managers and
     their  affiliates  at  cost  for  their   administrative expenses  in
     managing all operations of AEI Fund 23, including expenses incurred in connection with providing services for the acquisition, leasing, and operation of properties. Such expenses include the salaries, fees and expenses paid to employees and consultants of the managers and such affiliates for work performed relative to AEI Fund 23 including office rent, telephone, travel, employee benefit expenses and other expenses attributable to the performance of such services. The majority of these expenses are allocated based on the number of
     hours devoted by   employees  to  the  affairs  of  AEI  Fund  23, as
     recorded on daily time records of such employees and the remainder are allocated at the end of each month based upon the number of investors and the capitalization of AEI Fund 23. The cumulative amount of such expense reimbursements for general overhead of the
     managers  and  affiliates,   and  for  controlling  person  expenses,
     together with Front-End Fees and sales expenses may not exceed the sum of (i) 20% of capital contributions, (ii) 5% of revenues from properties, (iii) a 3% sales commission, and (iv) 7% of net cash flow.
                                    -19-

    No real estate commissions will be paid to the managers or affiliates in connection with the purchase or sale of any of AEI Fund 23's properties. The managers and affiliates are, however, compensated at their Cost, subject to the limitations set forth in the preceding table and in Section
6.2 of the Operating Agreement, for all expenses they incur in connection with the purchase and sale of properties. No Acquisition Fees will be paid to the managers. The managers and their affiliates will not be compensated for services not set forth in the table above.

                              CONFLICTS OF INTEREST

    AEI Fund 23 will be subject to actual and potential conflicts of interest arising out of relationships with the managers and their affiliates. These conflicts include, but are not limited to, the following:

LACK OF ARM'S-LENGTH NEGOTIATIONS

    The managers may realize income from AEI Fund 23 both during its operation and upon its liquidation,. The agreements and arrangements, including those relating to compensation, with the managers are not the result of arm's-length negotiations. Moreover, because a significant portion of the managers' compensation will not be payable until the sale of properties,the interests of the managers and the investors with respect to the timing and price of such sale may conflict.

OTHER REAL ESTATE ACTIVITIES OF MANAGERS


    The managers and their affiliates are actively engaged in the commercial property real estate business as general partners in other real estate programs. Mr. Johnson also intends to offer additional real estate programs in the future. AEI Fund 23 will not have independent management and will rely on the managers and their affiliates for its operations. The managers will devote only so much of their time to the business of AEI Fund 23, as in their judgment, is reasonably required. It is anticipated that, although Mr. Johnson may personally devote approximately 30% of his time to the business of AEI Fund 23 during its offering and property acquisition stages, the amount of time he spends on its activities will probably be less than 10% of his overall work time after properties are acquired. The allocation of management time, services and functions among various existing programs and any future programs that the managers and their affiliates may organize, as well as other business ventures in which they are involved, may create conflicts of interest. The managers and their affiliates believe that they have, or can retain, sufficient staff to be fully capable of discharging their responsibilities to all Programs with which they are affiliated.

COMPETITION WITH MANAGERS AND OTHER AFFILIATED PROGRAMS FOR PURCHASE AND SALE OF REAL PROPERTY


    The managers and their affiliates may engage in other business ventures, including forming and sponsoring other public or private programs, and neither AEI Fund 23 nor any investor will be entitled to any interest therein.

    It is possible that AEI Fund 23 will periodically have funds available to acquire additional properties at the same time as other programs sponsored by the managers or their affiliates. If this happens, conflicts of interest will arise as to which of the programs should acquire the property or properties involved. The managers and their affiliates will review the investment portfolio of each program and will make the decision as to which program will acquire the property on the basis of several factors, including (i) the cash flow requirements of each program, (ii) the degree of diversification of each program, (iii) the estimated income tax effects of the purchase on each program, (iv) the amount of funds available to each program and (v) the length of time such funds have been available for investment. If funds should be available in two or more programs to purchase a given property or properties and the factors enumerated above have been evaluated and deemed equally applicable to each program, the property will be acquired by the program that first reached its minimum investment level, and any other conflicts that arise will be resolved by the managers in their discretion.

    In addition, conflicts of interest may arise when AEI Fund 23 attempts to sell or rent real property. The managers may sell less than 100% of the interest in a property and AEI Fund 23 may own a fractional
                                    -20-

interest in the real estate being sold. The managers may be forced to choose between selling the interest in the property that is held by AEI Fund 23 and the interest that is held by the manager or another affiliated program. Such conflicts will be generally be resolved by the managers, in their discretion, after consideration of the investment objectives of the program holding interests in the property and the length of time until the planned final disposition of properties by such programs. The managers may allow the sale of the fractional interest held by the managers or another affiliated program prior to the sale of the interest held by AEI Fund 23. There can be no assurances that the terms of sale of all fractional interest in a property that are sold at different times will be the same.

POSSIBLE JOINT INVESTMENT WITH AFFILIATED PROGRAMS


    AEI Fund 23 may invest in a property jointly with another program sponsored by the managers or their affiliates under the conditions described in "Investment Objectives and Policies--Joint Venture Investments." In the event of such a joint venture, conflicts of interest could arise between the joint venture partners.

MANAGER'S REPRESENTATION OF FUND IN AUDIT PROCEEDINGS

    The  manager will act as the "tax matters partner" pursuant to Section
6231  of  the Internal Revenue Code.   This  grants  the  manager  certain
discretion and authority regarding extensions of time for assessment of additional tax against the investors related to Fund income, deductions or credits and settlement or litigation of controversies involving such items. The positions taken by the manager on tax matters may have differing effects on the managers and the investors. Any decisions made by the manager with respect to such matters will be made in good faith consistent with its fiduciary duties to AEI Fund 23 and the investors. The manager, to the extent its actions as tax matters partner are in good faith and reasonably intended to be in the best interests of AEI Fund 23 and subject to the indemnification and exculpation language contained in the Operating Agreement, may be entitled to indemnity for liability incurred as a result of such actions. See Exhibit A, Section 6.5 at Page A-14.

LACK OF SEPARATE REPRESENTATION

    AEI Fund 23, the investors and the managers are not represented by separate counsel. The attorneys and accountants who will perform services for AEI Fund 23 also perform services for affiliates of AEI Fund 23, including the managers, AEI Securities, Inc. and other affiliates of the managers. Without independent legal representation, investors may not receive legal advice regarding certain matters that might be in their interest but contrary to the interest of the managers and their affiliates. Should a dispute arise between AEI Fund 23 and the managers or their affiliates or should negotiations or agreements between AEI Fund 23 and the managers, other than those existing or contemplated on the effective date of this Prospectus, be necessary, the managers will cause AEI Fund 23 to retain separate counsel for such matters. Any future agreement between AEI Fund 23 and the managers or their affiliates will provide that such agreement may be terminated at the option of AEI Fund 23 upon 60 days' notice without penalty to AEI Fund 23.

AFFILIATION OF SELLING AGENT

    AEI Securities, which is wholly owned by Robert P. Johnson, is serving as "Dealer-Manager" for the offering of units. Accordingly, the "due diligence" investigation customarily performed by an underwriter is being performed by an affiliate of the managers. AEI believes, however, that such due diligence has, in fact, been exercised. Moreover, under Section 34 of Article III of the NASD Rules of Fair Practice, each investment firm that sells units has an obligation to make an appropriate independent inquiry about the offering.

EXPENSE REIMBURSEMENTS

    The managers and their affiliates are reimbursed at their cost for the services they perform on behalf of AEI Fund 23. The aggregate cost of such reimbursements can be as much as the fees and increased interest in net cash flow interest the managers are allowed to be paid under applicable state regulation.
                                    -21-

                    CASH DISTRIBUTIONS AND TAX ALLOCATIONS

CASH DISTRIBUTIONS

    The managers intend to make distributions of available net cash flow, if any, within 30 days after the end of each fiscal quarter. AEI Fund 23's objective is to acquire net leased properties which will generate partially "tax deferred" cash distributions to investors. Net cash flow from operations, if any, with respect to each fiscal year will be distributed 97% to the investors and 3% to the managers.

    Upon financing, sale or other disposition of any of the properties, net proceeds of sale may be reinvested in additional properties. Net proceeds of sale that are not reinvested in additional properties will be distributed as follows:

<BULLET>  First, 99% to the investors and 1% to  the  managers  until  the investors have received an amount from net proceeds of sale equal to the sum of (i) their adjusted capital contributions, plus (ii) an amount equal to a 7% per annum return on their adjusted capital contributions, cumulative but not compounded, to the extent such 7% return has not been previously distributed to them.

<BULLET>  Any  remaining  balance will be distributed 90% to the investors and 10% to the managers.

    The 1% unsubordinated interest in net proceeds of sale received by the managers for a $1,000 capital contribution is not proportionate to the interest that would be received by an investor with the same capital contribution.

TAX ALLOCATIONS

    For income tax purposes, all income, profits, gains and losses for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any of AEI Fund 23's properties, shall be allocated as follows: (a) net loss shall be allocated 99% to the investors and 1% to the managers so long as the investors have positive balances in their capital accounts (if their capital accounts are reduced to zero,all losses are allocated to the managers); and (b) net income will be allocated first in the ratio, and to the extent, net cash flow is distributed to the investors for such year and any additional income for such year will be allocated in the same ratio as the last dollar of net cash flow is distributed.

    For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

<BULLET>  first, to and among the investors  in an  amount  equal  to  the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances),

<BULLET>  then,  99%  to  the  investors and 1% to the managers until  the balance in each investor's capital account equals the sum of such investor's Adjusted Capital Contribution plus an amount equal to a 7% per annum return on such investor's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed,

<BULLET>  the balance of any remaining gain will then be allocated to  the investors and the managers in the same manner as the last dollar distributed.

    For income tax purposes, any loss on the sale, exchange or other disposition of any property shall be allocated 98% to the investors and 2% to the managers.
                                    -22-


                             INCOME TAX ASPECTS

    Federal income tax laws and regulations as they apply to AEI Fund 23 are complicated and are only summarized below. Investors are urged to consult with their own counsel and accountants about the state and federal income tax consequences of ownership of units. Investors must realize that periodic consultations about their individual tax situations may be necessary because of future changes in statutes and regulations or in interpretations by courts or state and federal tax authorities.

OPINION OF COUNSEL

    Dorsey & Whitney LLP, counsel to AEI Fund 23, has rendered an opinion on the material federal tax issues relating to an investment in AEI Fund 23 which involve a reasonable possibility of challenge by the Internal Revenue Service or, where such an opinion cannot be rendered with respect to a material tax issue, has described the reasons for the inability to opine. As set forth below, counsel has not rendered an opinion on certain federal tax issues whose outcome depends upon facts and circumstances that will be determinable or will arise only in the future. In particular, as more fully described below, no opinion is given with respect to the probable outcome of :

<BULLET>  the  allocation  of  basis among buildings (the cost of which is depreciable),personal property (the cost of which is depreciable over a shorter period), and the underlying land (the cost of which is not depreciable);

<BULLET>  whether AEI Fund 23 will be  characterized as a "dealer" in real estate at the time of sale or disposition of AEI Fund 23's properties

<BULLET>  whether the properties  will  be  considered  to  be  "held  for investment"

<BULLET>  whether the leases to be entered into by AEI Fund  23  will   be
          "true leases"or will be "stepped payment leases" for purposes of determining whether AEI Fund 23 will be considered an "owner" of properties entitled to take depreciation and other deductions thereon and for purposes of the timing of recognition of rental income thereon; and

<BULLET>  whether  AEI  Fund  23's  allocation  of start-up, organization,
          syndication  and  acquisition  expenses  for   purposes  of  the
          deduction  or capitalization of such expenses  will  be  upheld.

Where counsel has not issued an opinion because the factors relevant to the issue involved cannot be determined at this time, depend on an investor's tax situation, or turn on aspects of law that are at present uncertain, no inferences should be drawn as to any possible legal outcome.

    Subject to the information contained in this prospectus and in counsel's opinion (a copy of which is filed as Exhibit 8 to the registration statement that has been filed with the SEC), counsel has advised AEI Fund 23 that in the aggregate the significant tax benefits, as described herein, potentially available to an investor will probably be realized. An opinion of counsel represents only such counsel's best legal judgment and has no binding effect or official status of any kind. No assurance can be given that the conclusions reached in an opinion would be sustained by a court if challenged by the IRS. Therefore, investors will assume the risks of a challenge by the IRS of the tax interpretations set forth herein or otherwise made by AEI Fund 23 or the managers and the risks of changes in tax laws, rules, regulations and interpretations.


GENERAL

    A limited liability company formed under the Delaware law is generally treated in the same manner as a partnership for federal income tax purposes. The limited liability company form has been employed to allow investors in AEI Fund 23 to obtain a direct pass-through of their pro rata share of the operating results of AEI Fund 23. Under the Internal Revenue
                                    -23-



Code, no federal income tax is payable by a limited liability company that is not a "publicly traded partnership." Each investor and manager is required to report on his or her federal income tax return his or her distributive share of the profits, losses, gains, income, deductions and
credits  of  AEI  Fund 23.   Subject  to  certain  limitations,  including
limitations on passive activity losses, each investor and manager may deduct his or her share of AEI Fund 23's losses, if any, for any fiscal year on his or her individual return to the extent of the adjusted basis of his or her interest in AEI Fund 23 as of the end of such year. Likewise, each investor and manager must include his or her distributive share of any Fund taxable income for each year with his or her other taxable income whether or not he or she has received cash distributions from AEI Fund 23 during such year.

PARTNERSHIP STATUS

    AEI Fund 23 has received an opinion from its legal counsel to the effect that, under currently applicable treasury regulations, AEI Fund 23 will be treated as a partnership for federal income tax purposes and, subject to the discussion under the caption "publicly traded partnership" below, will not constitute an "association" taxable as a corporation. In rendering this opinion, counsel has relied on the existing treasury regulations and the representation that AEI Fund 23 will not, for any period, elect to be treated as an association taxable as a corporation.

PUBLICLY TRADED PARTNERSHIPS

    The Internal Revenue Code contains several provisions that significantly change the tax treatment of "publicly traded partnerships" and the income and loss they generate. Unless 90% of a publicly traded partnership's income is from passive-type investments, a publicly traded partnership will be taxed as if it were a corporation. Generally, income from a publicly traded partnership will be treated as portfolio income. Such income from a publicly traded partnership cannot be offset by passive losses from other sources and losses from the publicly traded partnership cannot be used to offset passive income from other sources.

    Based on the provisions of its operating agreement, and provided transfers of interests are made only in accordance with such provisions, counsel to AEI Fund 23 is of the opinion that it is likely that AEI Fund 23 will not be considered a publicly traded partnership as defined in section 774 of the Internal Revenue Code.

ALLOCATIONS

    The operating agreement of AEI Fund 23 allocates to each investor and manager his or her distributive share of income, gain, loss, deduction, or credit. The operating agreement also provides for a specific allocation of proceeds among the investors and the managers upon dissolution and termination of AEI Fund 23, upon the refinancing, sale, or other disposition of AEI Fund 23 properties, and a specific allocation of cash flow. Whether these allocations will be given effect for federal income tax purposes depends upon whether they have "substantial economic effect." If the allocations in the operating agreement do not have substantial economic effect, the distributive share of income, gain, loss, deduction, or credit of each investor and manager will be determined in accordance with the interest in AEI Fund 23 held by such investor or manager.

    Assuming   that  all  investors and managers have positive balances in their capital accounts (determined after adjusting capital accounts as provided in the operating agreement of AEI Fund 23) throughout the term of AEI Fund 23 and that the after-tax economic consequences of the allocations made in the operating agreement do not violate the "substantiality" requirement imposed by the IRS regulations, counsel is the opinion that it is more likely than not that allocations made in accordance with the operating agreement will have substantial economic effect. Counsel is unable to render an opinion on the allocation of losses or deductions where the investors have negative balances in their capital accounts,because the operating agreement does not contain an unconditional obligation to restore such deficit balance.
                                    -24-


STATUS OF AEI FUND 23 AS OWNER AND LESSOR OF THE IMPROVEMENTS

    Although it is anticipated that AEI Fund 23 will be treated as the "owner" of its properties, the IRS has taken the position in certain situations that lease transactions should be treated as financing transactions. If a lease is considered a financing transaction for federal income tax purposes,the lessor of the property is not treated as the owner and is not entitled to take depreciation and other deductions with respect to his or her investment. Leases entered into by prior programs sponsored by the managers and their affiliates have, in general, contained terms indicative of ownership in accordance with the factors enumerated by the IRS. The managers will continue to attempt to enter into leases that will result in AEI Fund 23, being treated as the owner of the leased property. Nevertheless, the characterization of transactions as leases involves analysis of complex factual situations under evolving judicial doctrines and, because AEI Fund 23 has not yet entered into any leases and no analysis thereof is possible, counsel for AEI Fund 23 has not expressed an opinion on the status of AEI Fund 23 as owner and lessor of properties.

STEPPED PAYMENT LEASES

    Under section 467 of the Internal Revenue Code, a lessor may be required to accrue rental income for income tax purposes during a taxable period in amounts that differ from the actual rental payments received during the period if (i) rental payments are made after the close of the calendar year following the calendar year in which the use of the property occurs, or (ii) rental payments increase over the term of the lease
("Section  467  Lease").   Prior  programs  sponsored by the managers have
entered into leases which may qualify as Section 467 Leases. In certain instances, such agreements may require accrual of a constant amount of rental income despite changes in rental rates or may require recapture on the disposition of the property subject to the lease. Because AEI Fund 23 has not yet entered into any lease agreements, it is not possible to determine what treatment of AEI Fund 23's leases may be required under section 467. If AEI Fund 23 enters into agreements that require accrual of
a   constant  amount, such an  accrual  could  result  in  AEI  Fund  23's recognition in certain years of a greater amount of income than is actually received. If, on the other hand, AEI Fund 23 is required to recapture ordinary income on the disposition of property subject to its leases, AEI Fund 23 will recognize ordinary income rather than capital gain to the extent of the recapture.

ORGANIZATION AND SYNDICATION COSTS AND OTHER PAYMENTS TO THE MANAGERS

    The managers and their affiliates will be reimbursed for all costs incurred by the managers or such affiliates that are attributable to AEI Fund 23. Such reimbursements will include costs incurred in syndicating, organizing and managing AEI Fund 23, as well as an allocation of related general and administrative costs of the managers and their affiliates. The managers will categorize reimbursements as start-up, syndication, organization, management or acquisition costs. Although the Internal Revenue Code allows deduction of amounts paid or incurred to organize AEI Fund 23 ("organization expenses"),or to create an active trade or business conducted by AEI Fund 23 ("start-up expenses") over a period of not less than 60 months, it does not allow deduction of amounts paid to issue or market the units ("syndication expenses"). The managers will allocate certain expenses between syndication, organization and start-up expenses. There can be no assurance that the IRS will accept the managers'
determination of the classification of the costs with respect to syndicating and organizing AEI Fund 23,and because the issue is factual in nature, counsel to AEI Fund 23 has not issued an opinion on this issue.

    Expenses incurred in connection with the acquisition of properties will generally be added to the purchase price and deducted over their useful lives. All other reimbursements will be deducted as management expenses. The IRS could allege that such expenses reimbursed to the managers or an affiliate are not currently deductible by AEI Fund 23. The managers believe that the management expenses for which they will be reimbursed will be deductible and will be paid for necessary and ordinary services rendered to AEI Fund 23. The deductibility of such reimbursements ultimately will depend upon, among other things, a factual determination of the nature of the services performed and cannot be predicted with certainty. AEI Fund 23's legal counsel has not issued an opinion on the deductibility of these expenses because their deductibility is inherently a factual issue that depends upon their amount or the appropriateness of the relevant items for reimbursement.
                                    -25-


DEPRECIATION DEDUCTIONS

    GENERAL. The Internal Revenue Code permits a taxpayer to claim depreciation deductions with respect to property used in a trade or business or held for the production of income. As a general rule the cost of acquiring or constructing an asset, including all costs incident to such acquisition or construction, may be included in the tax basis thereof for the purposes of computing cost recovery deductions.

    AEI Fund 23 will claim depreciation, cost recovery and amortization deductions with respect to the properties it acquires to the extent permitted by the applicable Internal Revenue Code provisions. Although these deductions will reduce AEI Fund 23's taxable income, they will also reduce AEI Fund 23's adjusted basis in the properties, thereby increasing the potential gain (or decreasing the potential loss) to AEI Fund 23 when the properties are sold.

    Because they will consist solely of commercial properties, AEI Fund
23 will depreciate most of its real properties over 39 years using the straight-line method, although it might be required to use longer depreciation period for properties that are tax-exempt use property as described below. Some properties, including automotive service station buildings and car wash buildings, have shorter useful lives and are depreciated over a shorter recovery period (e.g. 15 years). A small portion of the property to be purchased by AEI Fund 23 is expected to be five-year recovery property.

    Allocation of the purchase price of a property among the various depreciable and nondepreciable assets is a factual question, and there can be no assurance that the allocations made by the manager will be accepted by the IRS. Because none of AEI Fund 23's properties have been acquired and the issue depends on facts that are not yet determined, counsel to AEI Fund 23 has not rendered an opinion on this issue. Adjustment of the allocation of the purchase price of a property could decrease Fund depreciation deductions thereby increasing Fund taxable income or decreasing Fund losses.

    TAX-EXEMPT USE PROPERTY. Units will be purchased by both tax-exempt entities and investors not exempt from taxation. The Internal Revenue Code provides that in some cases where a limited liability company has both tax-exempt entities and non tax-exempt entities as members, a portion of the property owned by the limited liability company will be deemed tax-exempt use property that must be depreciated over the greater of 40 years or 125% of any long-term lease. To avoid being characterized as tax exempt use property, the operating agreement of AEI Fud 23 would have to make only "qualified allocations."

    Although the issue is somewhat uncertain because of the lack of clear guideline in applicable IRS regulations, counsel has reviewed the allocation provisions contained in the operating agreement and believes that they are not qualified allocations under applicable provisions of the Internal Revenue Code. Therefore, it is likely that, to the extent of the interests of tax-exempt investors in the AEI Fund 23, a portion of the its property will be depreciated over 40 years and that depreciation deductions to all investors will be decreased in early years of operation as a result of this adjustment.

BASIS OF FUND INTEREST

    Subject to the "at risk rules" and the "passive activity loss limitations" that are described in greater detail under "Personal Tax Consequences" below, an investor will generally be allowed to deduct his or her allocable share of losses from AEI Fund 23 to the extent of the adjusted basis in the investor's units. Each investor's adjusted basis of the units initially will include his or her contribution to the capital of AEI Fund 23 and the investor's pro rata share of indebtedness as to which neither AEI Fund 23 nor any investor is personally liable ("nonrecourse liabilities"). Under the "at risk" rules, a taxpayer cannot deduct losses arising from an activity, including the activity of holding real property, to the extent such losses exceed the aggregate amount with respect to which the taxpayer is financially "at risk" in such activity. Generally, a taxpayer is "at risk" in the amount of his or her capital contribution plus his or her share of recourse liabilities and "qualified" nonrecourse liabilities within the meaning of Section 465(b)(6) of the Internal Revenue

                                    -26-

Code. Although the managers will attempt to ensure that financing, if any, that may be placed on properties in the future will be qualified nonrecourse financing, because that determination depends on facts not yet in existence, no assurances can be given that any loans actually obtained by AEI Fund 23 will qualify as amounts at risk under Section 465.

    An investor's adjusted basis of his or her units will increase by the investor's distributive share of income from AEI Fund 23 for each year
and  decrease   by  his  or  her  distributive  share  of  losses  and  by distributions of cash and other property made by to him or her. For this purpose the investor's share of any reduction in principal of AEI Fund 23's indebtedness will be treated as a distribution of cash to the investor. The adjusted basis of an investor's units may not be reduced below zero. In the event that the amount of losses allocated to an investor for any fiscal year exceeds the investor's available basis of his or her units, such excess losses may be carried forward to such time, if ever, such basis is sufficient to absorb such excess losses.

NONLIQUIDATING DISTRIBUTIONS

    Nonliquidating distributions of cash to an investor generally will be regarded as a return of capital for tax purposes to the extent of a investor's adjusted basis of his or her units and serve to reduce basis by an amount equal to the cash distributed. To the extent that the amount of cash distributed exceeds the investor's adjusted basis of her or his units prior to distribution, the investor will recognize taxable gain. Nonliquidating distributions of property other than cash to an investor will reduce the investor's basis in his or her units by an amount equal to the adjusted basis of the property in the hands of AEI Fund 23; provided, however, that the adjusted basis of her or his units may not be reduced below zero. The distributed property will have a basis in the hands of the distributee investor equal to its adjusted basis in the hands of AEI Fund 23, except that the basis of such property shall not exceed the adjusted basis of such investor's units reduced by the amount of any cash distributed in the same transaction.

SALES OF FUND PROPERTY AND FORECLOSURE

    If AEI Fund 23 sells a property, gain will be recognized to the extent that the amount realized from the sale exceeds AEI Fund 23's adjusted basis in the property and loss will be recognized to the extent that the adjusted basis of the property exceeds the amount realized. The amount realized from the sale of a property includes all cash received, all liabilities assumed and the fair market value of all property received other than cash. If a purchaser of a property assumes or takes subject to liabilities encumbering the transferred property, the amount of such liabilities represents consideration to be included in the amount realized by AEI Fund 23 as though there had been a payment in a like amount.

    The federal income tax consequences of the foreclosure of a mortgage, deed of trust or other financing instrument with respect to a property depend on a number of factors. In general, however, the investors will recognize taxable gain to the extent the foreclosed liability exceeds the adjusted basis of the property. If the property is sold in foreclosure for an amount greater than the applicable liability, the rules described in the preceding paragraph will apply.

    If a depreciable real property is sold or otherwise disposed of within one year after acquisition gain, if any, will be recaptured as ordinary income to the extent that depreciation has been previously allowed on the property. Further, in the case of an installment sale all depreciation to be recaptured as ordinary income will be recaptured in the year of sale without regard to the actual payment received in such year.

    If AEI Fund 23 is considered a dealer in real estate at the time of any sale of a property, installment sale reporting of the amount of recognized gain will not be available. Therefore, an installment sale of property by AEI Fund 23 could result in a recognition of income in an amount exceeding cash distributions from AEI Fund 23 in the year of sale. If AEI Fund 23 is not a dealer, deferral of recognition of income from an installment sale will be available, although under certain circumstances the amount of tax deferred may be subject to an interest charge denominated as additional tax.
                                    -27-


    Under certain circumstances, the sale of property may not generate for the investors net cash proceeds in amounts sufficient to cover the tax liabilities thereby created for the investors. Such circumstances might include (i) the sale of a property on adverse terms, i.e., for gross proceeds that exceed the depreciated book value of the property by an amount significantly greater than the net proceeds after payment of the remaining principal amount of the related mortgage or deed of trust, (ii) the sale or transfer of a property pursuant to foreclosure of a mortgage, deed of trust or other financing instrument or (iii) the sale of a property for proceeds that include illiquid assets, such as promissory notes of the purchaser.

    Any gain or loss on the sale or other disposition of (a) property that is held by AEI Fund 23 as a "dealer" or (b) property that is neither a capital asset nor a Section 1231 asset will be taxed as ordinary income or loss, as the case may be. The holding period required for long-term capital gain treatment (subject to a maximum federal tax rate of 20%) is more than 12 months.

    Losses from AEI Fund 23 that investors have been unable to deduct due to application of the passive loss limitation rules may be applied against gains subsequently realized from sales of the properties of AEI Fund 23 or Units. Any losses remaining after such application in the event of a complete liquidation of an investor's interest in AEI Fund 23 may be applied against other income of the investor, whatever the source.

SALE OF UNITS

    INVESTORS MUST RECOGNIZE THAT NO PUBLIC MARKET FOR UNITS MAY EXIST AT SUCH TIME AS AN INVESTOR WISHES TO SELL HIS UNITS.

    Unless you are a "dealer" in securities, gain or loss on sale or disposition (including transfer by gift) of your units will be treated as capital gain or loss. Nevertheless, your share of AEI Fund 23's unrealized receivables and inventory items that have appreciated substantially in value will give rise to ordinary income on a sale of units. For this purpose, unrealized receivables of AEI Fund 23 include depreciation recapture property to the extent that any gain realized if AEI Fund 23 had sold such property at its fair market value would have been taxed as ordinary income (as described above, with respect to depreciation recapture). Inventory items include all items of AEI Fund 23 that, if sold by AEI Fund 23 or if held by the selling investor and sold by him, would have been taxed as ordinary income either because the property was neither a capital asset nor a "Section 1231 asset" or because AEI Fund 23 or the selling investor would be a "dealer" in such property. Furthermore, in determining the amount received upon the sale or exchange of a unit, an investor must take into account his or her share of any reduction of the nonrecourse partnership liabilities. Accordingly, an investor's gain on the sale or exchange of units may substantially exceed the cash proceeds from the sale, and the income taxes payable with respect to such gain also may exceed the cash proceeds.

    A gift of units by an investor may result in the imposition of income tax on the investor if the gift is made at a time when the investor's share of AEI Fund 23's nonrecourse liabilities exceeds the basis of the units that are the subject of the gift. The taxable income resulting from a gift of units would be equal to the amount by which the investor's share of nonrecourse partnership liabilities exceeds his basis in the units given. Such a gift also may result in a federal gift tax being imposed upon the donor.

    If an investor transfer units, AEI Fund 23 may elect pursuant to section 754 of the Internal Revenue Code to adjust the transferee's share of the basis of the assets of AEI Fund 23. The manager has discretion to determine whether such adjustment to the basis of the assets of AEI Fund 23 will be made. Because of the complexities and added expense of the tax accounting required to implement such an election, the manager does not intend to cause AEI Fund 23 to make the Section 754 election. Therefore, any benefit that might be available to the investors by reason of such an election probably will not be available. Moreover, an investor may have greater difficulty in selling his units or may realize a lower sales price since the purchaser will obtain no current tax benefits from his investment to the extent that his cost of such investment exceeds his allocable share of AEI Fund 23's basis in its assets.
                                    -28-


LIQUIDATION OF AEI FUND 23

    When AEI Fund 23 is liquidated, an investor will recognize taxable gain to the extent that any money distributed to the investor exceeds the adjusted basis of the investor's interest in AEI Fund 23. An investor will recognize a loss only if he or she receives liquidation distributions from AEI Fund 23 consisting solely of money, unrealized receivables or inventory items and then only to the extent that the adjusted basis of his or her interest in AEI Fund 23 exceeds the basis of the items distributed to the investor. In the event other property is distributed to an investor as a liquidation distribution, the basis of such other property in the hands of the investor shall be equal to the adjusted basis of such investor's interest in AEI Fund 23 reduced by any money distributed to such investor in the same transaction.

TAX AUDIT, RETURNS AND PENALTIES

    The manager will arrange for the preparation and filing of all necessary tax returns for AEI Fund 23. The manager also will serve as the "tax matters partner" under the Internal Revenue Code. As tax matters partner, the manager will have discretion and authority regarding extensions of time for assessment of additional tax against investors related to income, deductions or credits from AEI Fund 23 and settlement or litigation of controversies involving such items. This is significant because controversies regarding determination of taxable income will be resolved, under regulations, through settlement or litigation at the AEI Fund 23 level. Investors are required to report any item of income, gain or loss consistently with the reporting of such item by AEI Fund 23, unless a specific explanation of the inconsistency is included with the affected income tax return.

    Each investor whose interest in revenues of AEI Fund 23 is one percent or more will receive notice of any tax controversy from the IRS. Each investor will have the right to participate in settlement or litigation of any tax controversy if such right is exercised timely. Investors who do not reserve their right to reject settlements accepted by the manager will be bound by the settlement. All investors will be bound by the outcome of any litigation that may result. The IRS may assess penalties against investors for understatement of tax based on whether treatment of taxable items by the Fund had "substantial basis."

PERSONAL TAX CONSEQUENCES

    The provisions of the Code discussed below may have tax consequences to investors beyond their investment in AEI Fund 23, and the applicability of such provisions to an investment in AEI Fund 23 must be considered with regard to the total individual tax situation of the investor, which is beyond the scope of the tax discussion contained in this Prospectus.

    1. INVESTMENT BY TAX-QUALIFIED PLANS/UBTI. Tax-qualified plans, although generally exempt from federal income taxation under Section 501(a) of the Internal Revenue Code, nevertheless are subject to tax to the extent that their unrelated business taxable income ("UBTI") exceeds $1,000 during any tax year. An allocable portion of income from property that is "debt-financed property" will constitute UBTI. Debt-financed property is generally defined to mean any property as to which there is "acquisition indebtedness." Acquisition indebtedness includes indebtedness incurred in acquiring or improving a property, indebtedness incurred before acquisition or improvement if such indebtedness would not have occurred but for the acquisition or improvement, and indebtedness incurred after acquisition or improvement if reasonably foreseeable at the time of acquisition or improvement.

    If AEI Fund 23 properties are financed with acquisition indebtedness, tax-qualified plans that invest will be required to recognize UBTI. If a tax-qualified plan's share of UBTI from AEI Fund 23 together with UBTI from other investments of the plan exceeds $1,000 during any tax year, the plan will be required to pay federal income tax on the UBTI. If any of AEI Fund 23's properties are financed with acquisition indebtedness, an allocable portion of the income directly associated with such financed properties reduced by an allocable portion of the deductions directly associated with such financed properties will be treated as UBTI. The allocable portion will be equal to the average acquisition indebtedness outstanding on such properties for the taxable year to the average adjusted
                                    -29-


basis of the property during the taxable year. When AEI Fund 23 disposes of a property with acquisition indebtedness, the tax-qualified plan will be required to recognize an allocable portion of the gain as UBTI based on the ratio between the highest amount of acquisition indebtedness during the 12-month period ending with the date of sale or disposition and the average adjusted basis of the property during the taxable year.

    The portion of AEI Fund 23's income that is not deemed to be UBTI will continue to be exempt for a tax-qualified plan even if a portion of AEI Fund 23's income is deemed to be UBTI. Moreover, the UBTI will not affect the tax-qualified plan's tax status or its exemption from taxation of normal investment income from other sources.

    2. INVESTMENT BY CHARITABLE REMAINDER TRUSTS/UBTI. AEI Fund 23 is not an appropriate investment for a charitable remainder trust because such an investment would likely cause all of the trust's income to be subject to federal tax. A charitable remainder trust loses its exemption from income tax if it has any amount of UBTI. Since AEI Fund 23 may borrow money to purchase one or more of the properties that it acquires, AEI Fund 23 may have "acquisition indebtedness" with respect to such properties, and a charitable remainder trust, as a member, would be deemed to have its proportionate share of such acquisition indebtedness. Therefore, a charitable remainder trust that invested in AEI Fund 23 (either directly or indirectly, through a partnership or another entity taxable as a partnership) would derive at least some unrelated business taxable income from that investment, which would cause all of its income to become subject to federal income tax.

    3. LOSSES AND CREDITS FROM PASSIVE ACTIVITIES. AEI Fund 23 will be a "passive activity" for virtually all investors, with the possible exception of the managers. Under the Internal Revenue Code, losses from a "passive activity" are deductible only against the income from that activity and other passive activities. Passive activity losses that are not deductible are carried forward and become deductible against future passive activity income or when the taxpayer liquidates his or her interest in the activity. When an investor disposes of his or her units or AEI Fund 23 is liquidated, any passive activity losses not previously deducted by the investor together with any losses recognized as a result of the disposition or liquidation, will be allowed as a deduction against income in the following order: (i) passive income or gain from AEI Fund 23, (ii) net income or gain from all passive activities and (iii) any other income or gain (subject to limitations on the deductibility of capital items) Credits from passive activities are, in general, limited to the tax attributable to income from passive activities. Accordingly, to the extent losses or deductions from passive activities of AEI Fund 23, when combined with deductions from all other passive activities of such investor, exceed the investor's income from passive activities, the excess losses or deductions will be suspended and carried forward to future years until applied.

    Interest, dividends, annuities or royalties not derived in the ordinary course of a trade or business on property held for investment, and associated expenses and gain or loss on sale, are not taken into account in computing income or loss from passive activity. Instead, these items are considered "portfolio income items." If a limited liability company holds assets producing portfolio income items, the gross income (and gain or loss) from and expenses allocable to such portfolio assets are considered to arise from an activity which is separate from any passive activity engaged in by the limited liability company. Also, that portion of any gain from the sale of an interest in such a limited liability company will be considered a portfolio income item to the extent the underlying assets determined on an applicable date generate portfolio income items.

    The manager intends to conduct AEI Fund 23's affairs in a manner so that an investor's distributive share of income derived from AEI Fund 23's real estate rental activities will constitute passive activity income which may be utilized by such investor as an offset against passive activity losses. In the opinion of counsel for AEI Fund 23, and subject to IRS regulations which may be adopted in the future, it is more likely than not that the real estate rental activities of AEI Fund 23, from which AEI Fund 23 does not derive the equivalent of a guaranteed return or portfolio income or other item not allocable thereto, will constitute passive activities with respect to an investor, and therefore that an investor's distributive share of income or loss (computed without taking into account portfolio income items and other non-passive activity items, if any) will constitute income or loss from passive activities. Interest income earned on the proceeds of the offering of units prior to the investment of such proceeds in real property and income (or loss) attributable to working
                                    -30-


capital investments will be treated as portfolio income items, and losses from passive activities will not offset an investor's share of income derived from such portfolio income items.

    4. MINIMUM TAX. Passive losses, such as operating losses from AEI Fund 23, if any, are not allowed in determining alternative minimum taxable income to the extent they exceed alternative minimum taxable income from passive activities. In applying these limitations, minimum tax rules apply to the measurement and allowability of all relevant items of income, deduction and credit. The amount of any passive loss that is subject to disallowance is determined after computing all preferences and making all other adjustments to income that apply for minimum tax purposes. Thus, the amount of suspended losses attributable to passive activities may differ for minimum and regular tax purposes. Prospective investors are urged to consult their tax advisors with respect to the effect of the alternative minimum tax on their specific situations.

    5. FOREIGN INVESTORS. Although this discussion is not intended to to describe foreign or federal tax consequences of an investment in AEI Fund 23 by foreign investors, it should be noted that the Foreign Investment in Real Property Tax Act of 1980 taxes nonresident aliens and foreign corporations on gains from the disposition of United States real property interests as if such taxpayers were engaged in a trade or business in the United States. If AEI Fund 23 disposes of properties or if a foreign investor disposes of an interest in AEI Fund 23, the foreign investor may be subject to tax and withholding as a result of the disposition.

    Furthermore, AEI Fund 23 is required to withhold federal income tax on amounts of income allocable to foreign investors (rather than amounts actually distributed to them). The rates of withholding are 35% of the amount of income allocable to a foreign investor that is a corporation and 39.6% of the amount of income allocable to any other foreign investor. AEI Fund 23 is obliged to make estimated quarterly withholding payments based on annualized taxable income.

STATE INCOME TAXES

    This prospectus does not summarize the state income tax consequences of owning a unit in the various states in which investors may reside or of owning property in the various states in which AEI Fund 23 may acquire properties. An investor is advised to consult with his own tax counsel as to the state income tax consequences in his particular state of residence.

                        RESTRICTIONS ON TRANSFER

    It is anticipated that there will never be a public market for the units and, therefore, an investor should not expect to readily liquidate this investment or to use the units as collateral for a loan. If an investor wishes to transfer units, he or she might not be able to find a buyer for the units due to market conditions or the general illiquidity of the units. Moreover, if an investor was able to sell his or her units, depending upon the price negotiated, he or she might receive less than the amount of his or her original investment. No representation is made that the units could be resold for their original purchase price.

    The operating agreement allows transfers, other than "permitted transfers," only to the extent that they comply with certain safe harbors created by the IRS from treatment as a "publicly traded partnership" for tax purposes." Counsel for AEI Fund 23 has advised the managers that these limitations are necessary to fall within the safe harbor provisions from treatment as a publicly traded partnership for tax purposes.

    Under AEI Fund 23's operating agreement, any substituted investor must, as a condition of receiving any interest in AEI Fund 23, agree in the instrument of assignment to become an investor and pay reasonable legal fees and filing costs in connection with his substitution as an investor. Transfer of units will be recognized by AEI Fund 23 only as of the last day of the month in which written evidence respecting the assignment is received by AEI Fund 23 in form satisfactory to the managers.
                                    -31-

                     SUMMARY OF OPERATING AGREEMENT

    The rights of members in AEI Fund 23 are established and governed by the operating agreement that is enclosed with this prospectus as Exhibit A. The subscription agreement that each investor signs includes a power of attorney that gives the managers the power to sign the operating agreement
on the investors behalf.   Each investor and his advisors should carefully
review   the   operating  agreement.   The  following  summarizes  certain
provisions of the Operating Agreement, but is not as complete or as detailed as the operating agreement itself.

    Some provisions of the operating agreement are described in other sections of this prospectus. For a discussion of compensation and payments to the managers and their affiliates, see "Compensation to Managers and Affiliates"; for a discussion of the distribution of cash and the allocation of profits and losses for tax purposes, see "Cash Distributions and Tax Allocations"; for a discussion of investment objectives and policies, see "Investment Objectives and Policies";for a discussion of the liability of the managers for their acts or omissions and of the indemnification of the managers, see "Managers--Fiduciary Responsibility"; for a discussion of the reports to be received by the investors, see "Reports to Investors."

TERM AND DISSOLUTION

    The operating agreement provides that AEI Fund 23 will be dissolved and liquidated at any of the following times or events:

<BULLET>  December 31, 2048;

<BULLET>  The election of investors holding a majority of the units;

<BULLET>  The sale or disposition of its final assets;

<BULLET>  The final decree of a court that such dissolution is required under law; of

<BULLET>  If the managers withdraw without a successor either being appointed by the withdrawing managers or being elected by investors holding a majority of the units.

Return of Capital

	Prior to dissolution and liquidation, no investor will have the right to demand the return of his capital contribution unless AEI Fund 23 is unable to fully utilize the offering proceeds, either by purchasing properties or through joint ventures with other similar programs.

VOTING RIGHTS

	The investors, as limited members, will have the right to vote on and approve the following matters:

<BULLET>  Amendments to the Operating Agreement;

<BULLET>  Removal of either or both of the managers;

<BULLET>  Election of a new manager;

<BULLET>  The sale of all or substantially all of the assets of AEI
          Fund 23;

<BULLET>  Dissolution of AEI Fund 23 by the members.
                                    -32-

    Investors may vote at a meeting or by written consent. In either case, the vote of the holders of the majority of the units outstanding, will decide each matter, except that any amendment to the Operating Agreement that adversely effects the managers may be approved without their consent.

MEETINGS

    No regular or periodic meeting of unit holders is required or contemplated. Upon delivery of proper notification, the managers may at any time call a meeting of the investors. In addition, investors holding at least 10% of the units have the right to request that the manager call a meeting. After receipt of a request for a meeting, the managers are required to send notice to all investors of the meeting within 10 days and hold the meeting at the time requested (which must be more than 15 days and less than 60 days after the request).

REPURCHASE OF UNITS

    Starting 36 months after the date of this prospectus, and subject to certain conditions discussed in the Operating Agreement, AEI Fund 23 will repurchase an investor's unit(s) upon the written request of the investor. The per unit repurchase price will be equal to 80% of the net value of AEI Fund 23's assets, as estimated by the manager, divided by the number of units outstanding. For these purposes, the manager will base the net value of assets on the discounted present value of the rental income from properties, on the most recent price at which units have been purchased by third parties, or such other method as it believes is reasonable. The managers will calculate and make available to investors on the first business day of January and July of each year the price at which units may be presented for repurchase. AEI Fund 23's obligation to repurchase units is limited in any year to two percent of the number of units outstanding at the beginning of the year of repurchase.

    Investors will be allowed to present their units for repurchase during two different periods in each year. Investors who want their units repurchased must submit notification, on a form supplied by the manager, of the number of units they want repurchased. The notification must be postmarked after January 1 but before January 31, or after July 1 but before July 31 of the year of repurchase. If units totaling more than two percent are tendered, repurchase requests with the earliest postmarks will be honored first. Units will be repurchased on March 31 and September 30 of each year and any investor who tenders units that are not repurchased must retender the units in succeeding periods if he or she wants the request reconsidered. AEI Fund 23 is not obligated to repurchase any unit(s) if doing so would, in the discretion of the managers, impair its operations. Repurchases will be funded out of either revenues otherwise distributable to investors or borrowings. No assurances can be given that revenues or borrowings will be available, that AEI Fund 23 will be able to repurchase any or all of the units tendered, or that the managers will not suspend repurchases. A repurchase will result in smallerdistributions to remaining investors in the year of repurchase, but will not result in a reduction of taxable income or gains to such investors. In addition, a repurchase may result in certain adverse tax consequences to the tendering investor.

DISTRIBUTION REINVESTMENT PLAN

    The managers have established a distribution reinvestment plan to enable investors who elect in writing to have their distributions of cash flow from AEI Fund 23 reinvested in additional units of AEI Fund 23 during the period of the offering pursuant to this Prospectus. The managers, in their discretion, may determine not to provide such a reinvestment plan or to terminate the reinvestment plan at any time. The reinvestment plan provides for the direct purchase by the reinvesting investor of units at the public offering price per unit ($1,000).

    No distributions accrued to an investor who participates in the reinvestment plan prior to release of funds from escrow and execution of the Operating Agreement will be reinvested.

	All other distributions to participants in the reinvestment plan will be reinvested within 30 days after the date of the distribution in additional units or fractional units, provided that:
                                    -33-

	(1)	the sale of units continues to be registered or
qualified for sale under federal and applicable state securities laws;

	(2)	each continuing participant has received a current
prospectus relating to AEI Fund 23, including any supplements, and executed a confirmation within one year of such reinvestment indicating his or her intention to purchase units in AEI Fund 23 and confirming that he or she continues to satisfy the investor suitability requirements; and

	(3)	there has been no distribution of sales or refinancing
proceeds to investors.

The reinvestment plan will terminate upon completion of the public offering of the units. If at any time one of the requirements described above is not satisfied, distributions will be paid in cash to participants in the reinvestment plan.

EACH INVESTOR PARTICIPATING IN THE REINVESTMENT PLAN AGREES THAT, IF AT ANY TIME THE INVESTOR FAILS TO MEET SUITABILITY STANDARDS OR CANNOT MAKE THE OTHER INVESTOR REPRESENTATIONS CONTAINED IN THE CURRENT FUND PROSPECTUS, THE SUBSCRIPTION AGREEMENT, OR THE OPERATING AGREEMENT, HE OR SHE WILL PROMPTLY NOTIFY THE MANAGER IN WRITING.

    Investors should note that affirmative action is required to change or withdraw from participation in the reinvestment plan. Change in or withdrawal from participation in the reinvestment plan will be effective only with respect to distributions made 30 days following receipt by the managers of written notice of change or withdrawal. In the event an investor transfers his or her units, the transfer will terminate the investor's participation in the reinvestment plan as of the first day of the quarter in which such transfer is effective.

    Selling commissions may be paid by AEI Fund 23 in amounts not to exceed eight percent with respect to any units purchased with reinvested distributions. Each participant in the reinvestment plan is permitted to identify, change or eliminate the name of his or her account executive at a participating dealer. Identification of the account executive may be changed or eliminated for subsequent distributions. If no account executive is identified, or if the account executive is not employed by a broker-dealer having a dealer agreement with AEI Fund 23, no selling commission will be paid with respect to distributions which are then reinvested, and AEI Fund 23 will retain for additional investment in real estate any amounts otherwise payable as commissions. All holders of units, based on the number of units outstanding, will receive the benefit of the savings realized by AEI Fund 23 from investors who do not identify account executives.

    No reinvestment fee or charge will be offset against any reinvested distributions pursuant to the reinvestment plan. The cost of administering the reinvestment plan will be considered an organization and offering cost of AEI Fund 23 and the actual cost of administering such reinvestment plan may be reimbursed to the managers in accordance with the limitations on reimbursements for organization and offering expenses.

    Following each reinvestment under to the reinvestment plan, each participant in the plan will be sent a statement showing the distributions received and the number and price of units issued to the participant. TAXABLE PARTICIPANTS WILL INCUR TAX LIABILITY FOR INCOME ALLOCATED TO THEM EVEN THOUGH THEY HAVE ELECTED NOT TO RECEIVE THEIR DISTRIBUTIONS IN CASH BUT RATHER TO HAVE THEIR DISTRIBUTIONS REINVESTED IN THE PURCHASE OF UNITS.

    AEI Fund 23 reserves the right to amend any aspect of the reinvestment plan, or to terminate the reinvestment plan, with respect to any distribution of cash flow subsequent to notice of such amendment or termination, provided that notice is sent to all participants in the plan at least 10 days prior to the record date for the distribution. The managers also reserve the right to assign the administrative duties of the reinvestment plan to a reinvestment agent who may hold units on behalf of participants, provide reports to participants, and satisfy other record keeping requirements.
                                    -34-

    Investors may also be given the opportunity to reinvest distributions from AEI Fund 23 in interests of a program having substantially identical investment objectives as AEI Fund 23,if affiliates of the managers publicly offer such program interests after the termination of the offering of units under this prospectus. Investors would be allowed to reinvest distributions from AEI Fund 23 in a subsequent program only if (i) the subsequent program is registered under federal and applicable state securities laws, (ii) the subsequent program has substantially identical investment objectives, (iii) reinvesting investors are afforded the revocation rights described above with respect to such reinvestments and the payment of commissions on such reinvestments, and (iv) each participating investor receives the prospectus
relating   to   such   subsequent  program  and  satisfies  the  investment
qualifications,   including   minimum  investment  requirements,  for  such
subsequent offering.

    Nothing herein shall be construed as obligating the managers or any affiliate to continue the offering of Units or to offer units in any subsequent real estate programs or permit reinvestment therein.

LIABILITIES OF INVESTORS

    No investor will be liable for any obligations of AEI Fund 23 in excess of the capital contribution he or she has agreed in the operating agreement to make by signing a subscription agreement, plus his or her share of undistributed net income; except that an investor receiving a return of his or her capital contribution will be liable to AEI Fund 23, for a period of one year if such capital contribution was returned in accordance with the Operating Agreement and for a period of six years if it was not, for any sum, not in excess of such returned capital contribution with interest, necessary to discharge the liabilities to all creditors who extended credit, or whose claims arose, before such capital contribution was returned. Investors will not have the right to a return of their capital contributions except in accordance with the distribution and repurchase provisions of the Operating Agreement.

RIGHTS, POWER AND DUTIES OF THE MANAGERS

    The managers will have the exclusive right to manage the business of AEI Fund 23. The managers will be responsible for the selection, acquisition, sale, financing, refinancing and leasing of the properties. The rights, powers and duties of the managers may be delegated or contracted to an affiliate of the managers at cost. AEI Fund Management XXI, Inc. will initially serve as manager.

WITHDRAWAL OR REMOVAL OF A MANAGER

    Neither AEI Fund Management XXI (the manager) nor Robert P. Johnson (the special managing member) may withdraw from AEI Fund 23 without providing a substitute manager. Any substitute manager must be accepted by the vote of a majority, by interest, of the investors at a special meeting called by the manager for such purpose. A manager shall be expelled or replaced upon its bankruptcy or insolvency or upon a finding of fraud or breach of its management duties or upon the vote of a majority, by interest, of the investors at a special meeting called for the purpose of replacing such manager.

SUBSTITUTED INVESTORS; ASSIGNEES

    No investor will have the right to substitute an investor in his or her place unless the substituted investor has agreed in the instrument of assignment to become an investor and has paid all expenses in connection with admission as a substituted investor. An assignee who does not become a substitute investor as provided above will only have the right to receive the distributions from AEI Fund 23 to which the assigning investor would have been entitled if no such assignment had been made. Such assignee will have no right to require any information or account of AEI Fund 23's transactions or to inspect AEI Fund 23's books.

APPOINTMENT OF MANAGERS AS ATTORNEYS-IN-FACT
                                    -35-

    Each investor will irrevocably constitute and appoint the managers, and each of them individually, to be his true and lawful attorney-in-fact, with full power to execute such documents as may be necessary or appropriate to carry out the provisions of the operating agreement.

"ROLL-UPS"

    The operating agreement prohibits transactions in which units are required to be exchanged for securities of another entity (as defined in the operating agreement as a "roll-up") unless certain rights of the investors are maintained in the resulting entity and unless a vote of the majority of the investors is obtained. The operating agreement defines a roll-up to include certain transactions involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of AEI Fund 23 and the issuance of securities from another entity. This definition comports with requirements under certain state securities laws but differs slightly from definitions used by the SEC and may differ from definitions contained in rules or legislation promulgated in the future. The determination of whether a transaction constitutes a roll-up will, in the first instance, be made by the managers.

    The operating agreement provides, in material part, that AEI Fund 23 may not participate in any roll-up that would

<BULLET>  reduce the democracy rights of investors;

<BULLET>  impede the ability of the equity owners of the resulting entity to purchase the securities of that entity;

<BULLET>  limit the voting rights of the investors as equity owners of the resulting entity;

<BULLET>  limit rights to access to records of the resulting entity; or

<BULLET>  provide, without the consent of investors, that the costs of the roll-up are to be borne by AEI Fund 23.

Further, the operating agreement requires AEI Fund 23 to obtain an appraisal by a competent independent expert of its assets, based on all available information and assuming an orderly liquidation of AEI Fund 23's assets, in connection with any roll-up and to provide a summary of that appraisal to investors. If the appraisal is included in a prospectus to offer securities of the entity that results from the roll-up, it must be filed with securities authorities and AEI Fund 23 will have liability for misrepresentations or omissions therein.

    Any roll-up requires the vote of holders of not less than a majority of the units. The operating agreement provides that an investor who votes against the amendments must be given the option of accepting securities in the resulting entity or accepting either cash for such investor's units at the pro rata appraised value of the assets or retention of such investor's interest in AEI Fund 23 on the same terms and conditions as existed previously.

                           REPORTS TO INVESTORS

    The books and records of AEI Fund 23 will be maintained at its principal offices and will be open for examination and inspection by the investors during reasonable business hours. AEI Fund 23 will furnish a list of names and addresses and number of units held by all investors to any investor who requests such a list in writing for a proper purpose, with costs of photocopying and postage to be borne by the requesting investor. The assignee of an investor does not have a right to receive any reports unless such assignee is admitted as a substitute member in accordance with the Operating Agreement.

    The managers will distribute to each investor, within 75 days after the close of each taxable year of AEI Fund 23, all information necessary for the preparation of investor's federal income tax returns. A separate report will be issued, solely for purposes of asset evaluation by tax-qualified Plans, that will contain the managers' estimate of the fair market value of the units.
                                    -36-

    The managers will also distribute to the investors, within 120 days after the end of each fiscal year, an annual report containing a balance sheet and statements of operations, changes in members' equity and cash flows (which will be prepared on a GAAP basis of accounting and will be examined and reported upon by an independent public accountant) and a report of AEI Fund 23's activities during the period reported upon. Such annual report will describe all reimbursements to the managers and their affiliates and all distributions to investors, including the source of such payments.

    The managers will also distribute to the investors, within 60 days after the end of each quarter, a report containing a condensed balance sheet, condensed statements of operation, and a related cash flow statement, together with a detailed statement describing all real properties acquired (including the geographic locale and the plan of operation, the appraised value and purchase price and all other material information), setting forth all fees, if any, received by the managers or their affiliates and describing the services rendered for such fees.

    THE MANAGERS INTEND TO MAKE ALL OF THE FOREGOING REPORTS AVAILABLE ELECTRONICALLY, AND TO ALLOW DELIVERY TO AN E-MAIL ADDRESS OR THROUGH ACCESS AT ONE OF THE MANAGER'S WEB SITES. BECAUSE ELECTRONIC DELIVERY IS EXPECTED TO SAVE CONSIDERABLE PRINTING AND MAILING COSTS, ALL INVESTORS WHO HAVE THE ABILITY TO ACCEPT ELECTRONIC DELIVERY ARE URGED TO COMPLETE THE PORTION OF THE SUBSCRIPTION AGREEMENT THAT PROVIDES WRITTEN CONSENT TO THIS FORM OF DELIVERY.

    Finally, when and if required by applicable SEC rules, AEI Fund 23 will make available to investors, upon request, the information set forth in SEC Form 10-QSB within 45 days after the close of each quarter and SEC Form 10-KSB within 90 days after the close of each fiscal year. The managers are permitted to combine such reports so long as they are distributed in a timely manner.

                            PLAN OF DISTRIBUTION

    AEI Fund 23 is offering, through AEI Securities, as the manager of a syndicate of investment firms that will solicit purchase of units, $24,000,000 of its limited liability company interests in the form of 24,000 units of $1,000 each. The minimum investment required of each investor is two and one-half units ($2,500), except that an IRAs and other tax-qualified plans will be permitted to purchase two units ($2,000). The offering period will commence on the date hereof. No units will be sold unless subscriptions for at least 1,500 units are received within one year after the date of this prospectus.

    Each investor will be required to accept and adopt the provisions of the operating agreement attached to this prospectus as Exhibit A and to complete and execute a subscription agreement, which includes a power of attorney (Exhibit D). At the time the prospective investor submits a subscription agreement,he or she must tender a check to AEI Fund 23 in the amount of $1,000 for each U\unit being purchased. Checks should be made payable to "Fidelity Bank--AEI Real Estate Escrow." Units will only be sold to an investor who represents in writing that, at the time the investor executes the Subscription Agreement, he or she meets the applicable suitability requirements.

    All funds received from subscribers will be deposited in an escrow account with the Fidelity Bank, Edina, Minnesota until $1,500,000 has been deposited. Purchases by the managers and their affiliates will not be counted for purposes of meeting the minimum. If the required $1,500,000 has not been deposited within one year after the date of this prospectus, all subscriptions will be canceled and all funds will be promptly returned to investors with interest actually and without any deduction. A subscriber may not withdraw his funds from the escrow account. When subscriptions for the minimum number of Units have been received, the managers may remove funds from escrow and instruct the escrow agent to pay accrued selling commissions.

    Upon admission to AEI Fund 23, each investor will receive his pro rata share of any interest earned on escrowed funds based on the date of deposit
of  his  subscription  payment.   Escrow funds will be invested in insured
deposits with a financial institution and will earn interest at short-term deposit rates. Following first admission, AEI Fund 23 will admit additional investors as investors on or before the first business day of
                                    -37-

each month until the termination of the offering. Only subscribers whose subscriptions have been received and accepted at least three days prior to each admittance date will be admitted as investors on such date.

    The managers have complete discretion to reject any subscription agreement executed by any subscriber within thirty days of its submission and funds from a rejected subscriber will be returned within 10 days thereafter.Subscriptions may be rejected for an investor's failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined to be in the best interest of AEI Fund 23.

    AEI Securities and other investment firms that are members of the NASD as "participating dealers," have agreed to use their "best efforts" to sell the units. None of these investment firms are obligated to purchase units and resell them or to sell any or all of the units.. Participating dealers in the offering will offer and sell units on the same terms and
conditions  as  AEI  Securities.   AEI  Securities  will  receive  selling
commissions and a nonaccountable expense allowance totaling 10% of the gross proceeds from the sale of units, all or a portion of which it will repay to participating dealers. AEI Securities may also receive up to 1/2 of 1% of the gross offering proceeds for the reimbursement of due diligence expenses of the participating dealers, all of which will be repaid by AEI Securities to the participating dealers.

    The investment firms that act as participating dealers and their controlling persons, will be indemnified by the managers against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this prospectus, no broker-dealers have entered into a Participating Dealer Agreement. The managers will receive reimbursement of certain expenses incurred by them in connection with the supervision and monitoring of the organizational and pre-sale activities of AEI Fund 23.

                              SALES MATERIALS

    Sales material may be used in connection with this offering only when accompanied or preceded by the delivery of this prospectus. The only written sales material that may be disseminated to prospective investors is a brochure prepared by the managers describing AEI Fund 23 and its proposed activities and a brochure attached to a folder in which this prospectus will be placed. In certain states the sales material may not be available. In addition, audio-visual materials may be used in connection with this offering in certain states. With the aforementioned exceptions, sales materials have not been authorized for use by the managers and should be disregarded.

    The offering is made only by means of this prospectus. Although the information contained in the supplemental sales material does not conflict with the information contained in this prospectus, such sales material does not purport to be complete and should not be considered part of this prospectus or as forming the basis of the offering of the units.

                              LEGAL PROCEEDINGS

    Neither AEI Fund 23 nor the managers are parties to any pending legal proceedings that are material to AEI Fund 23. Neither AEI Fund Management XXI, Inc. nor Robert P. Johnson, who is the general partner of other investment programs, is an adverse party in any legal proceedings with limited partners in such other limited partnerships.

                                   EXPERTS

    The balance sheets of AEI Income & Growth Fund 23 LLC and AEI Fund Management XXI, Inc. as of October 22, 1998 and September 30, 1998, respectively, included in this Prospectus have been examined by Boulay, Heutmaker, Zibell & Co., P.L.L.P., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance on the authority of said firm as experts in giving such report.
                                    -38-

    The statements concerning federal taxes under the headings "Income Tax Aspects" and "Risks and Other Important Factors" have been reviewed by Dorsey & Whitney LLP, counsel for AEI Fund 23, and have been included herein, to the extent they constitute matters of law, in reliance upon the authority of said firm as experts thereon. Counsel for AEI Fund 23 believes that such material constitutes a full and fair general disclosure of the material tax risks associated with an investment in the Units.

                            LEGAL OPINION

    The legality of the units will be passed upon for AEI Fund 23 by its counsel, Dorsey & Whitney LLP.





                       INDEPENDENT AUDITOR'S REPORT




To the Partners
AEI Income & Growth Fund 23 LLC
St. Paul, Minnesota



     We have audited the accompanying balance sheet of AEI Income & Growth Fund 23 LLC as of October 22, 1998. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Balance Sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI
Income & Growth Fund 23 LLC as of October 22, 1998 in conformity with generally accepted accounting principles.




                             /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                 Boulay, Heutmaker, Zibell & Co. P.L.L.P
                                 Certified Public Accountants



Minneapolis, Minnesota
October 22, 1998





                 AEI INCOME & GROWTH FUND 23 LLC

                          BALANCE SHEET

                        October 22, 1998


                             ASSETS



Cash                                                     $ 1,000
                                                          =======




                LIABILITIES AND MEMBERS EQUITY


Partners' Capital
  Initial Members Equity                                   1,000
                                                         --------
        Total Liabilities and Members Equity            $  1,000
                                                         ========





The accompanying Notes to the Balance Sheet are an integral part of this statement.


                 AEI INCOME & GROWTH FUND 23 LLC

                   NOTES TO THE BALANCE SHEET


(1)  Summary of Organization and Significant Accounting Policies -

     Organization

     AEI Income & Growth Fund 23 LLC (the LLC) a Limited Liability Company commenced operations on October 14, 1998 to acquire and lease commercial properties to operating
     tenants.   The  LLC's   operations  are  managed by AEI Fund
     Management XXI, Inc.(AFM), the Manager of the LLC. Robert P. Johnson, the President and sole shareholder of AFM, serves as the Special Managing Member of the LLC. The LLC has elected
     December  31  for  its  Fiscal  Year  End.   The  Membership
     Agreement provides that the entity is to expire in the  year
     2048.

     The terms of the offering call for a subscription price of $1,000 per LLC Unit, payable on acceptance of the offer.
     The LLC has not yet sold any Units.

     Under the terms of the Restated Operating Agreement, 24,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $24,000,000. The agreement sets forth the methods for allocation of Net Cash Flow, Net Proceeds of Sale and profits, losses and other items.

     Operations

     In the interim period since inception, the LLC did not engage in any operations or incur any expenses except for banking fees and a minor management fee. Accordingly, a Statement of Income, Statement of Cash Flows and Statement of Changes in Members' Capital are not presented.

     Accounting Estimates

     Management uses estimates and assumptions in preparing the balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities, and equity. Actual results could differ from those estimates.

(2) Income Taxes -

   The income or loss of the LLC for federal income tax reporting purposes is includable in the income tax returns of the members. Accordingly, no recognition has been given to income taxes in the accompanying balance sheet.

   The tax return, the qualification of the LLC as such for tax purposes, and the amount of distributable LLC income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes with respect to the LLC qualification or in changes to distributable LLC income or loss, the taxable income of the members would be adjusted accordingly.

(3)  Fair Value of Financial Instruments -

   The   carrying   value  of  certain  assets  and   liabilities
   approximate fair value.




               REPORT OF INDEPENDENT AUDITORS



Board of Directors
AEI Fund Management XXI, Inc.
Saint Paul, Minnesota




      We have audited the accompanying balance sheet of AEI Fund Management XXI, Inc. as of September 30, 1998 and December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial Balance Sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Fund Management XXI, Inc. as of September 30, 1998 and December 31, 1997, in conformity with generally accepted accounting principles.



                             /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                 Boulay, Heutmaker, Zibell & Co. P.L.L.P
                                 Certified Public Accountants



Minneapolis, Minnesota
November 9, 1998


                AEI FUND MANAGEMENT XXI, INC.

                        BALANCE SHEET



                           ASSETS

                                             September 30,      December 31,
                                                 1998              1997

CURRENT ASSETS:
   Cash and Cash Equivalents                  $   13,446        $   10,196
   Partnership Distributions Receivable            7,093             4,453
   Receivable from AEI Fund Management, Inc.         130                10
                                               ----------        ----------
        Total Assets                          $   20,669        $   14,659
                                               ==========        ==========



                    LIABILITIES AND STOCKHOLDER'S EQUITY


LIABILITIES:
   Deficit in Real Estate Partnership
     Investments                              $   27,047        $   17,806

STOCKHOLDER'S EQUITY:
   Common Stock, Par Value $.01 Per Share,
       1,000 Shares Issued                            10                10
   Additional Paid-in Capital                        990               990
   Retained Earnings (Deficit)                    (7,378)           (4,147)
                                               ----------        ----------
       Total Stockholder's Equity (Deficit)       (6,378)           (3,147)
                                               ----------        ----------

             Total Liabilities and
                 Stockholder's Equity         $   20,669        $   14,659
                                               ==========        ==========



The accompanying notes to Balance Sheet are an integral part of this statement.


                AEI FUND MANAGEMENT XXI, INC.

                   NOTES TO BALANCE SHEET


(1)Summary  of  Organization and Significant Accounting  Policies -

     Organization

     AEI Fund Management XXI, Inc. (Company) is the Managing General Partner of AEI Income & Growth Fund XXI Limited Partnership (Fund XXI), and AEI Income & Growth Fund XXII Limited Partnership (Fund XXII). The Company is the Managing Member of AEI Income & Growth Fund 23(Fund
     23) LLC, which was formed in October, 1998. Investors in Fund XXI, Fund XXII and Fund 23 have no interest in the assets or operations of the company.

     Financial Statement Presentation

     The Company accounts for its investments in Partnerships under the equity method of accounting. The Company's major source of revenue is its share of distributions allocated under the terms of the Partnerships' Limited Partnership Agreements. At September 30, 1998 and December 31, 1997, the Company has accumulated deficits of $27,047 and $17,806, respectively, in excess of its basis in Fund XXI and Fund XXII. The Company would be responsible to fund a deficiency in its capital account if the Partnership terminates.

     Accounting Estimates

     Management uses estimates and assumptions in preparing this Balance Sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and stockholder's equity. Actual results could differ from those estimates.

     Cash Equivalents

     The   Company   considers  all   highly   liquid   debt
     instruments purchased with a maturity of three months or less to be cash equivalents.

(2)  Receivable from AEI Fund Management, Inc. -

     AEI Fund Management, Inc. performs the administrative and operating functions of the Company. The receivable from AEI Fund Management, Inc. represents the balance due for those services. The balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

(3)  Income Taxes -

     The Company elected S-Corporation status. As a result, the income of the Company for Federal and State income tax reporting purposes is includable in the income tax return of the sole stockholder. Accordingly, there is no provision for income taxes.



                                                           EXHIBIT A

                         OPERATING AGREEMENT
                                 OF
                   AEI INCOME & GROWTH FUND 23 LLC


                          TABLE OF CONTENTS

     Article
     Page

     I.    Formation of Limited Liability Company           A-2

     II.   Definitions                                      A-2

     III.  Purpose and Character of Business                A-6

     IV.   Capital                                          A-6

     V.    Allocation of Profits, Gains and
             Losses; Distributions to Members               A-9

     VI.   Rights, Powers and Duties of Managing Members    A-11

     VII.  Provisions Applicable to Limited Members         A-17

     VIII. Books of Account; Reports and Fiscal Matters     A-19

     IX.   Assignment of Limited Member's Interest          A-21

     X.    Death Withdrawal, Expulsion and Replacement
             of the Managing Members                        A-22

     XI.   Amendment of Agreement and Meetings              A-23

     XII.  Dissolution and Liquidation                      A-24

     XIII. Miscellaneous Provisions                         A-25


                     OPERATING AGREEMENT
                             OF
               AEI INCOME & GROWTH FUND 23 LLC


      THIS OPERATING AGREEMENT is entered into as of this day of _____, 1998, by and among AEI Fund Management XXI, Inc. (the "Managing Member"), a Minnesota corporation, Robert P. Johnson (the "Special Managing Member"), and all other parties comprising the Limited Members, who shall execute this agreement and whose addresses appear at the end of this agreement.

       I.  FORMATION OF THE LIMITED LIABILITY COMPANY

       The parties hereto do hereby confirm the formation of a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act (the " Act") by the filing of a Certificate of Formation on and agree that the Company shall be governed by the terms of this agreement. The parties agree that they shall promptly file any amended certificates of formation that may be required in the appropriate office in the State of Delaware and in such other offices as may be required, and that the parties shall comply with the other provisions and requirements of the Limited Liability Company Act as in effect in Delaware, which Act shall govern the rights and liabilities of the Members, except as herein or otherwise expressly stated.

       1.1 NAME. The business of the Company is conducted under the firm name and style of: AEI INCOME & GROWTH FUND
23 LLC.

       1.2 AGENT FOR SERVICE. The agent for service of process is The Corporation Trust Company. The location of the and agent for service of process of the Company shall be at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      1.3 PRINCIPAL PLACE OF BUSINESS /NAMES AND ADDRESSES. The location of the principal place of business, principal office and agent for service of process of the Company shall be at the offices of the Managing Member, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The Company may also maintain offices at such other place of business as the Managing Member may from time to time determine. The name and address of the Managing Member is AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The name and address of the Special Managing Member is Robert P. Johnson, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The names and addresses of the Limited Members are set forth on Schedule A at the end of this agreement.

      1.4 TERM. The Company shall commence business on the date hereof, and shall continue until December 31, 2048, unless dissolved, terminated and liquidated prior thereto under the provisions of Article XIII.

                      II.  DEFINITIONS

       As used in this agreement, the following terms shall have the following meanings:

       2.1 "Acquisition Expenses" means expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on properties not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

       2.2 "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of Properties, whether designated as a real estate commission relating to the purchase of Properties, selection fee, Development Fee, Construction Fee,
                                  A-2

nonrecurring management fee, loan fees or points paid by borrowers to the Managing Member if the Company invests in mortgage loans, or any fee of a similar nature, however designated or however treated for tax or accounting purposes. Acquisition Fees shall not include Development Fees and Construction Fees paid to any person or entity not Affiliates of the Managing Members in connection with the actual development and construction of a project.

        2.3 "Adjusted Capital Contributions" means the aggregate original capital contribution of a Limited Member reduced, from time to time, by (i) any return of capital contributions pursuant to Section 4.5, and (ii) to the extent the Company has paid a cumulative (but not compounded) 6% per annum return on Adjusted Capital Contributions, by total cash distributed from Net Proceeds of Sale with respect to the Units; and increased from time to time by the product of (i) the Adjusted Capital
Contribution of any Limited Member whose Units are repurchased and (ii) the ratio of each remaining Limited Member's Units to the total Units outstanding after such repurchase. Adjusted Capital Contributions shall not be reduced by distributions of Net Cash Flow.

       2.4 "Administrative Expenses" means expenses incurred by the Managing Members and their Affiliates during the operation of the Company directly attributable to rendering the following services to the Company: (i) administering the Company (including agency type services, member relations and communications, financial and tax reporting , accounting and payment of accounts, payment of distributions, payment of unit redemptions, staffing and processing other investor requests); (ii) property management (including collecting, depositing and monitoring rental payments and penalties, monitoring compliance with leases, monitoring the maintenance of property and liability insurance and the payment of taxes, maintenance of lease insurance (if applicable), monitoring and negotiating other forms of tenant security and financial condition, ongoing site inspections and property reviews and reviewing tenant reports); (iii) property and lease workout (including enforcing lease provisions in default, filing lease insurance claims, enforcing guarantees, collecting letters of credit or foreclosing other collateral, if applicable, eviction of tenants in default, re-leasing of properties, and monitoring tenant disputes and foreclosures); (iv) property financing and refinancing; and (v) Company dissolution and liquidation (accounting, final payment to creditors, administrative filings and other costs).

       2.5 "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or partner of such person and (iv) if such other person is an officer, director or partner, any such company for which such person acts in such capacity.

       2.6 "Competitive Real Estate Commissions" means real estate or brokerage commissions paid for the purchase or sale of a Property that are reasonable, customary and competitive in light of the size, type and location of such Property and which do not, in any event, exceed 6% of the contract price for the sale of such Property.

        2.7 "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation of Company Property.

      2.8 "Cost" means, when used with respect to services furnished by the Managing Members or their Affiliates to, or on behalf of, the Company, the lesser of (i) the actual expenses incurred by such Managing Members and Affiliates in providing services necessary to the prudent operation of the Company, including salaries and expenses paid to officers, directors, employees and consultants, depreciation and amortization, office rent, travel and communication expenses, employee benefit expenses, supplies and other overhead expenses directly attributable to the furnishing of such services; or (ii) the price that would be charged by unaffiliated parties rendering similar services in the same geographic location. Overhead expenses shall be charged only if directly attributable to such services and shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant.

       2.9 "Development Fee" means a fee for packaging the Company's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.
                                  A-3

      2.10 "Front-End Fees" means fees and expenses paid by any party for services rendered during the Company's Organizational or acquisition phase, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and other similar fees, however designated by the Managing Member.

       2.11 "Managing Members" means the Managing Member, the Special Managing Member and any substitute Managing
Member as provided in Article X.

       2.12   "Special  Managing  Member"  means  Robert  P.
Johnson, and any substitute as provided in Article X.

       2.13 "Investment in Properties" means the amount of capital contributions actually paid or allocated to the purchase of Properties, including working capital reserves allocable thereto (except that working capital reserves in excess of 5% will not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

       2.14 "Limited Members" means all parties who shall execute, either personally or by an authorized attorney-in-fact, this agreement as Limited Members and comply with the conditions in Section 4.2, and any and all assignees of the Limited Members, whether or not such assignees are admitted to the Company as substitute Limited Members; provided, however, that an assignee of the interest of any Limited Member shall not be considered a "Limited Member" for purposes of Articles X and XI hereof unless such assignee is admitted as a substitute Limited Member as provided in
Article IX.

       2.15   "Limited  Liability  Company  Act"  means  the
Delaware Limited Liability Company Act, as the same may be amended.

      2.16 "Limited Liability Company Unit" or "Unit" means the Company interest and appurtenant rights, powers and privileges of a Limited Member and represents the stated capital contributions with respect thereto, all as set forth elsewhere in this agreement.

      2.17 "Major Repairs or Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs exceed 10% of the fair market value of the Property at the time of such services.

      2.18  "Managing Member" means AEI Fund Management XXI,
Inc., and any substitute as provided in Article X.

      2.19 "Net Value" means the aggregate value of the Company's assets less the Company's liabilities, as determined by the Managing Member, after taking into account
(i) the present value of future net cash flow from rental income on the Fund's properties, (ii) the price at which Units of the Company have last been purchased, and (ii) such other factors as the Managing Members deem relevant.

       2.20 "Net Cash Flow" means Company cash funds provided from operations, including lease payments from builders and sellers without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements and less the amount set aside for restoration or creation of reserves.

      2.21 "Net Proceeds of Sale" means the excess of gross proceeds from any sale, refinancing (including the financing of a Property that was initially purchased debt-free) or other disposition of a Property over all costs and expenses related to the transaction, including fees payable in connection therewith, and over the payments made or required to be made on any prior encumbrances against such Property in connection with such transaction.

      2.22  "Members" means the Managing Member, the Special
Managing Member and the Limited Members.

      2.23 "Organization and Offering Expenses" means those expenses incurred in connection with and in preparing the Company for registration and subsequently offering and distributing it to the public, including any sales commissions, nonaccountable expense allowances or reimbursement of due diligence expenses paid to broker-dealers in connection with the distribution of the Company and all advertising expenses.
                                  A-4

       2.24 "Company" means the limited liability company formed by this agreement.

       2.25 "Permitted Transfer" means, with respect to the transfer of Units in any fiscal year of the Company (i) transfers in which the basis of the Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor, or is determined under Section 732 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) transfers of Units upon the death of a Limited Member, (iii) transfers of Units between members of a family (as defined in Section 267(c)(4) of the Code), (iv) transfers of Units at original issuance and sale, (v) transfers of Units pursuant to distribution under a Qualified Plan, and (vi) block transfers of Units by a single Member in one or more transactions during any thirty calendar day period representing in the aggregate more than five percent (5%) of the total interest of all Members in Company capital and profits.

      2.26 "Properties" or "Property" means real properties or any interest therein acquired directly or indirectly by the Company and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Company that from time to time is located thereon or specifically used in connection therewith.

       2.27  "Prospectus" means that certain prospectus  of
the Company dated                          , 1998.

       2.28 "Qualified Matching Service" means a listing system operation, provided either through the Managing Members or through any unrelated third party (including any dealer in the Units), in which Limited Members contact the operator to list Units they desire to transfer and through which the operator attempts to match the listing Limited Member with a customer desiring to buy Units without (i) regularly quoting prices at which the operator stands ready to buy or sell interests, (ii) making such quotes available to the public, or (iii) buying or selling interests for its own account.

       2.29 "Qualified Matching Service Transfer" means a transfer of Units through a Qualified Matching Service in which (i) at least a fifteen (15) calendar day delay occurs between the day (the "Contact Date") a Limited Member provides written confirmation to the Qualified Matching Service that his or her Units are available for sale and the earlier of (A) the day information is made available to potential buyers that such Units are available for sale, or
(B) the day information is made available to the selling Limited Member regarding the existence of outstanding bids to purchase Units, (ii) the closing of the transfer does not occur until at least forty five (45) days after the Contact Date, (iii) the Limited Member's offer to sell is removed from the Qualified Matching Service within one hundred and twenty (120) days of the Contact Date, and (iv) no Units of such Limited Member are entered for listing by the Qualified Matching Service for at least sixty (60) days after the removal of the Limited Member's information from such Qualified Matching Service; provided, however, that no transfer shall be a Qualified Matching Service Transfer if, after giving effect to such transfer, the aggregate of (a) Qualified Matching Service Transfers, (b) transfers pursuant to the repurchase provisions contained in section 7.7 of this agreement of Limited Member interests and (c) all other transfers of Limited Member interests except Permitted
Transfers since the beginning of the fiscal year in which such transfer is made would exceed ten percent (10%) of the Company interests outstanding.

       2.30  "Qualified  Plans"  means  Keogh  Plans   and
pension/profit-sharing  plans  that  are   qualified   under
Section 401 of the Internal Revenue Code.

       2.31 "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that a Roll-Up shall not include a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of such transaction, there will be no significant adverse change in any of the following:

      (i) voting rights of Limited Members;

     (ii) the term of existence of the surviving entity beyond that of the Company;

    (iii) compensation to the Managing Members or their Affiliates;

     (iv) the investment objectives of the Company or the surviving entity.
                                  A-5

        2.32  "Roll-Up Entity" means a Company,  real  estate
investment  trust, corporation, trust or other  entity  that
would   be   created  or  would  survive  after   successful
completion of a proposed Roll-Up Transaction.

        2.33   "Sponsor"   means   any   person,   Company,
corporation, association or other entity which is directly or indirectly instrumental in organizing, wholly or in part, the Company or any person, Company, corporation, association or other entity which will manage or participate in the management of the Company, and any Affiliate of such person, Company, corporation, association or other entity, but does not include a person, Company, corporation, association or other entity whose only relation with the Company is as that of an independent property manager, whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Company interests. A person, Company, corporation, association or other entity may also be a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons, companies, corporations, associations or other entities; (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Company; (iv) possessing significant rights to control
Company Properties; (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; (vi) providing goods or services to the Company on a basis which was not negotiated at arm's length with the Company.

         III.  PURPOSE AND CHARACTER OF THE BUSINESS

       The purpose and character of the business of the Company shall be to acquire an interest in the Properties upon such terms and conditions as the Managing Member, in its absolute discretion, shall determine, including, without limitation, taking title to the Properties; to own, lease, operate and manage the Properties for income-producing purposes; to furnish services and goods in connection with the operation and management of the Properties; to enter into agreements pertaining to the operation and management of the Properties; to borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Company's assets or Properties to secure such borrowings; to sell or otherwise dispose of the Properties and the assets of the Company; and to undertake and carry on all activities necessary or advisable in connection with the acquisition, ownership, leasing, operation, management and sale of the Properties.

                    IV.  CAPITAL

       4.1 MANAGING MEMBERS. The Managing Member and the Special Managing Member shall be obligated to make capital contributions to the Company, to the extent not previously made, in the amounts of $600 and $400, respectively. The Managing Members shall not be obligated to make any other contributions to the capital of the Company, except that, in the event that the Managing Members have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Company, the Managing Members will contribute to the Company an amount equal to the lesser of (a) the deficit balances in their capital accounts or (b) 1.01% of the total capital contributions of the Limited
Members' over the amount previously contributed by the Managing Members hereunder.

       4.2  LIMITED MEMBER CAPITAL CONTRIBUTIONS.

      (a) INITIAL CONTRIBUTION. There shall initially be available for subscription by prospective Limited Members an aggregate of 24,000 Limited Liability Company Units. The purchase price of each Unit shall be $1,000, except that the AEI Securities Incorporated may purchase Units for $920. Except as provided in section 4.10, each subscriber must subscribe for a minimum purchase of two and one-half Units, with the exception of Qualified Plans and Individual Retirement Accounts, which must subscribe for a minimum purchase of two Units and subscribers may purchase fractional Units above such minimums.

      (b) REQUIREMENTS FOR LIMITED MEMBER STATUS. Upon the initial closing of the sale of Units, the purchasers will be admitted as Limited Members not later than 15 days after the release from impound of the purchasers' funds. Thereafter, an investor will be admitted to the Company not later than the first day of each month provided that his or her subscription for Units has been
                                  A-6

   received at least three days prior to such date. All subscriptions for Units shall be accepted or rejected by the Company within 30 days of their receipt: if rejected, all funds shall be returned to the subscriber within ten business days. The Members shall not be obligated to make any additional contributions to the capital of the Company.

       4.3 CAPITAL ACCOUNTS. A separate capital account shall be maintained by the Company for each Member. It is intended that the capital account of each Member will be maintained in accordance with the capital accounting rules of Treas. Reg. Section 1.704-1(b)(2)(iv). In general this will mean that the capital account of each Member shall be initially credited with the amount of his or her cash contribution to the capital of the Company. The capital account of each Member shall further be credited by the amount of any additional contributions to the capital of the Company made by such Member from time to time, shall be debited by the amount of any cash distributions made by the Company to such Member and shall be credited with the amount of income and gains and debited with the amount of losses of the Company allocated to such Member. In all instances the capital accounting rules in Treas. Reg. Section 1.704-1(b)(2)(iv) will determine the proper debits or credits to each Member's capital account. The Managing Member may, at its option, increase or decrease the capital accounts of the Members to reflect a revaluation of Company Property on the Company's books at the times when, pursuant to Treas. Reg.
Section 1.704-1(b)(2)(iv), such adjustments may occur. The adjustments, if made, will be made in accordance with such Regulation, including allocating taxable items, as computed for book purposes, to the capital accounts as prescribed in such Regulation. In the case of the transfer of all or a part of an interest in the Company, the capital account of the transferor Member attributable to the transferred interest will carry over to the transferee Member. In the case of termination of the Company pursuant to Section 708 of the Code, the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) shall govern adjustments to the capital accounts. If there are any adjustments to Company property as a result of Sections 732, 734, or 743, the capital accounts of the Members shall be adjusted as provided in Treas. Reg. Section 1.701-1(b)(2)(iv)(m). Except as provided in Section 4.1 of this agreement, in the event that any Member has a negative capital account balance after dissolution and winding up of the Company, such Member will not be obligated to contribute capital in the amount of such deficit.

       4.4 NO RIGHT TO RETURN OF CONTRIBUTION. The Limited Members shall have no right to withdraw or to receive a return of their contributions to the capital of the Company, as reflected in their respective capital accounts from time to time, except upon presentment of Units in accordance with
Section 7.7 or upon the dissolution and liquidation of the Company pursuant to Article XII.

       4.5 RETURN OF UNUSED NET OFFERING PROCEEDS. In the event that any portion of the Limited Members' capital contributions is not invested or committed for investment in real property before the later of two years after the date of the Prospectus or six months after the date of the offer and sale of Units pursuant to the Prospectus is terminated (except for amounts utilized to pay operating expenses of the Company and to establish reasonable working capital reserves as determined by the Managing Member), such portion of the capital contributions shall be distributed, without interest but with any Front-End Fees, including without limitation commissions or other Organization and Offering Costs, paid thereon, by the Company to the Limited Members as a return of capital. All of such capital contributions will be available for the general use of the Company during such period and may be expended in operating the Properties that have been acquired. For the purpose of the foregoing, funds will be deemed to have been committed to investment, and will not be returned to the Limited Members to the extent written contractual agreements have been executed prior to the expiration of the preceding period, regardless of whether any such investment is ultimately consummated pursuant to the written contractual agreement. To the extent any funds have been reserved to make contingent payments in connection with any Property pursuant to a written contractual agreement in connection with such Property or pursuant to a reasonable decision of the Managing Members that additional reserves are necessary in connection with any Property, regardless of whether any such payment is ultimately made, subscription funds will not be returned to the Limited Members.

       4.6 LOANS TO COMPANY; NO INTEREST ON CAPITAL. The Members may make loans to the Company from time to time, as authorized by the Managing Member, in excess of their contributions to the capital of the Company, and any such loans shall not be treated as a contribution to the capital of the Company for any purpose hereunder, nor shall any such loans entitle such Member to any increase in his or her share of the profits and losses and cash distributions of the Company, nor shall any such loans constitute a lien against the Properties. The amount of any such loans with interest thereon at a rate determined by the Managing Member, in its absolute discretion, but not to exceed the rate that otherwise would be charged by unaffiliated lending institutions on comparable loans for the same purpose, shall be an obligation of the Company to such Member. The Managing Members or their Affiliates may loan funds to the Company during the offering period for the purpose of
                                  A-7

acquiring a Property. Interest on such loans shall not be in excess of the rate that either would be charged by an unrelated lending institution on comparable loans for the same purpose in the same locality of the Properties or represents the cost of funds of the Managing Members or their Affiliates. No interest shall be paid by the Company on the contributions to the capital of the Company by the Members.

       4.7 PURCHASE OF LIMITED LIABILITY COMPANY UNITS BY MANAGING MEMBERS. The Managing Members and their Affiliates may subscribe for and acquire Units for their own account; provided, however, that any Units acquired by the Managing Members or their Affiliates will be acquired for investment and not with a view to the distribution thereof and that the aggregate amount of Units so purchased by the Managing Members will not exceed five percent (5%) of the Units offered. With respect to such Units, the Managing Members and their Affiliates shall have all the rights afforded to Limited Members under this agreement, except as may be expressly provided in this agreement.

       4.8 NONRECOURSE LOANS. A creditor who makes a nonrecourse loan to the Company will not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor.

       4.9 WORKING CAPITAL RESERVE. The Managing Members shall use their best efforts to maintain a working capital reserve of one percent (1%) of the aggregate Adjusted Capital Contributions and to restore such reserve if depleted.

      4.10 DISTRIBUTION REINVESTMENT PLAN.

      (a) A Limited Member may elect to participate in a program for the reinvestment of his or her distributions of Net Cash Flow (the "Distribution Reinvestment Plan") and have his or her distributions of Net Cash Flow from operations reinvested in Units of the Company. Limited Members participating in the Distribution Reinvestment Plan may purchase fractional Units and there shall be no minimum purchase amount with respect to such participants. Each Limited Member electing to participate in the Distribution Reinvestment Plan shall receive, at the time of each distribution of Net Cash Flow, a notice advising such Limited Member of the number of additional Units purchased with such distribution and advising such Limited Member of his or her ability to change his or her election to participate in the Distribution Reinvestment Plan.

       (b) If a Limited Member withdraws from the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the Company of written notice of such withdrawal. In the event of a transfer by a Limited Member of Units, such transfer shall terminate the Limited Member's participation in the plan as of the first day of the quarter in which the transfer is effective.

      (c) Distributions may be reinvested only if (i) the sale of Units continues to be registered or qualified for sale under federal and applicable state securities laws; (ii) each continuing Participant has received a current prospectus relating to the Company, including any supplements thereto, and executed a confirmation within one year of such reinvestment indicating such Participant's intention to purchase units in the Company through the Plan and confirming that the Participant continues to satisfy the investor suitability requirements; (iii) there has been no distribution of Net Proceeds of Sale or Refinancing. If (A) any of the foregoing conditions are not satisfied at the time of any distribution, or (B) no interests are available to be purchased, such distributions shall be paid in cash.

      (d)   Each  Limited  Member electing  to  participate  in  the
   Distribution Reinvestment Plan hereby agrees that his or her investment in this Company constitute his or her agreement to be a Limited Member of the Company and to be bound by the terms and conditions of this agreement and, if at any time he or she fails to meet applicable investor suitability guidelines or cannot make the other investor representations required or set forth in the then current Company agreement prospectus or subscription agreement, he or she will promptly notify the Managing Members in writing.

      (e) The Company shall pay a commission in connection with any reinvestment pursuant to the plan to any broker-dealer designated by the Participant in the plan. If no broker-dealer is designated or the Limited Member has advised the Company that he or she desires that such commissions not be paid, or if the designated broker-dealer has not signed a dealer agreement with
                                  A-8

   respect to the Company, or if the broker-dealer is no longer qualified under applicable law to engage in the solicitation of the sale of such Company interests, then no commission shall be paid and all Limited Members in the Company shall be credited with a pro rata portion of the commission not so paid. No fees shall be paid to the Company or the Managing Members at the time of any such reinvestment, but the Managing Members of the Company may be reimbursed for the Cost incurred in making such
   reinvestment,   in  accordance  with  the  provisions   of   this
   agreement.

      (f) The Managing Members may, at their option, elect to terminate the Distribution Reinvestment Plan at any time without notice to Limited Members.

             V. ALLOCATION OF PROFITS, GAINS AND LOSSES; DISTRIBUTIONS
                TO MEMBERS

       The Members agree that the income, profits, gains and losses of the Company shall be allocated and that cash distributions of the Company shall be made as follows:

       5.1   ALLOCATION OF INCOME, PROFITS, GAINS AND  LOSSES.   For
income tax purposes, income, profits, gains and losses of the Company for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, using such methods of accounting for depreciation and other items as the Managing Member determines to use for federal income tax purposes, shall be allocated as of the end of each fiscal year to each Member based on his or her varying interest in the Company during such fiscal year. The Company shall determine, in the discretion of the Managing Member and as recommended by the Company auditors, whether to prorate items of income and deduction according to the portion of the year for which a Member was a member of the Company or whether to close the books on an interim basis and divide such fiscal year into segments. Subject to Section 5.6, for income tax purposes, income, profits, gains and losses, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, shall be allocated as follows:

      (a) Net loss shall be allocated 99% to the Limited Members, .6% to the Managing Member and .4% to the Special Managing Member; and

      (b) Net income, profits and gains shall be allocated first in the ratio in which, and to the extent, Net Cash Flow is distributed to the Members for such year, and any additional income, profits and gains for such year will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed.

       5.2 DISTRIBUTIONS OF NET CASH FLOW. Net Cash Flow from operations, if any, with respect to a fiscal year will first be distributed 97% to the Limited Members and 3% to the Managing Members. Any amounts distributed to the Limited Members in accordance with this Section 5.2 shall be allocated among the Limited Members pro rata based on the number of Units held by each Limited Member and the number of days such Units were held during such fiscal year.

       5.3 ALLOCATION OF GAIN OR LOSS UPON SALE, EXCHANGE OR OTHER DISPOSITION OF A PROPERTY.

      (a) Subject to Section 5.6, for income tax purposes, the gain realized upon the sale, exchange or other disposition of any Property shall be allocated as follows:

           (i) First, to and among the Members in an amount equal to the negative balances in their respective capital accounts (pro rata based on the respective amounts of such negative balances).

          (ii) Next, 99% to the Limited Members and 1% to the Managing Members until the balance in each Limited Member's capital account equals the sum of such Limited Member's Adjusted Capital Contribution plus an amount equal to a 7% per annum return on such Limited Member's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed pursuant to Section 5.2 and
      Section 5.4(a).

         (iii) The balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members.
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      (b) Subject to Section 5.6, any loss on the sale, exchange or other disposition of any Property will be allocated 98% to the Limited Members and 2% to the Managing Members.

       5.4 DISTRIBUTION OF NET PROCEEDS OF SALE. Upon financing, refinancing, sale or other disposition of any of the Properties, Net Proceeds of Sale may be reinvested in additional properties; provided, however, that sufficient cash is distributed to the Limited Members to pay state and federal income taxes (assuming
Limited Members are taxable at a marginal rate of 7% above the federal capital gains rate applicable to individuals) created as a result of such transaction. Except for distributions upon liquidation of the Company (which are governed by Section 12.3 of this agreement), Net Proceeds of Sale that are not reinvested in additional properties will be distributed as follows:

      (a) First, 99% to the Limited Members and 1% to the Managing Members until the Limited Members have received an amount from Net Proceeds of Sale equal to the sum of (i) an amount equal to a 7% per annum return on their Adjusted Capital Contributions, cumulative but not compounded, to the extent such 7% return has not been previously distributed to them pursuant to Section 5.2 and this Section 5.4(a), plus (ii) their Adjusted Capital Contributions.

      (b) Any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members.

In no event will the Managing Members receive more than 10% of Net Proceeds of Sale.

       5.5 CUMULATIVE RETURN. The Company shall pay a cumulative, but not compounded, 6% per annum return on Adjusted Capital Contributions before applying Net Proceeds of Sale to a reduction of Adjusted Capital Contributions. The cumulative (but not compounded) return on Adjusted Capital Contributions with respect to each Unit shall commence on the first day of the calendar quarter following the date on which such Unit is initially held by a Limited Member.

       5.6   REGULATORY  ALLOCATIONS.   The  following  Regulatory
Allocations shall be made in the following order:

      (a)  MINIMUM GAIN CHARGEBACK.  Except as otherwise provided in
   Section 1.704-2(f) of the Treasury

   Regulations, notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Company minimum gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in Company minimum gain (within the meaning of Treas. Reg. 1.704-2(b)(2) and 1.704-
   2(d)) determined in accordance with Treas. Reg. 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. 1.704-2(f) and shall be interpreted consistently therewith.

      (b) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treas. Reg. 1.704-2(i)(4),

   notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Member nonrecourse debt minimum gain, as defined in Treas. Reg. 1.704-2(i)(2) and determined pursuant to Treas. Reg. 1.704-2(i)(3), attributable to a Member nonrecourse debt, as defined in Treas. Reg. 1.704-2(b)(4), during any Company fiscal year, each Member who has a share of the Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Regulations 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. 1.704-2(i)(4) and shall be interpreted consistently therewith.
                                  A-10

      (c) QUALIFIED INCOME OFFSET. If a Member unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. s 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such unexpected adjustment, allocation or distribution puts such Member's capital account into a deficit balance or increases such deficit balance determined after such account is credited by any amounts which the Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5) and debited by the items described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and for all other allocations tentatively made pursuant to these Regulatory Allocations as if this paragraph (c) were not in this agreement, such Member shall be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit or increase as quickly as possible. It is intended that this paragraph (c) shall meet the requirement that this agreement contain a "qualified income offset" as defined in Treas. Reg. 1.704-1(b)(2)(ii)(d) and this Section shall be interpreted and applied consistently therewith.

      (d) GROSS INCOME ALLOCATION. In the event any Member has a deficit capital account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph (d) shall be made only if and to the extent that such Member would have a deficit capital account in excess of such sum after all other allocations provided for in these Regulatory Allocations have been made as if paragraph (c) and this paragraph (d) were not in the Agreement.

       (e) NONRECOURSE DEDUCTIONS. Nonrecourse deductions, within the meaning of Treas. Reg. 1.704-2(b)(1), for any fiscal year or other period shall be specially allocated to the Members in proportion to their Units.

       (f)   MEMBER  NONRECOURSE DEDUCTIONS.  Any Member  nonrecourse
   deductions,  within  the meaning of Treas.   Reg.   1.704-2(i)(1)
   and 1.704-2(i)(2), for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance with Treas. Regulations Section 1.704-2(i).

      (g) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732, 734(b) or 743(b) is required, pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Sections of the Treasury Regulations.

      The Regulatory Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this paragraph. Therefore, notwithstanding any other provision of these Regulatory Allocations (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's capital account balance is, to the extent possible, equal to the capital account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 12.1 and Section 12.2. In
                                  A-11

exercising its discretion under this paragraph, the Managing Member shall take into account future Regulatory Allocations under Sections paragraphs (a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under paragraphs
(e) and (f).

       5.7 LIMITATION ON LOSS ALLOCATION. Notwithstanding anything in Sections 5.1 above, losses allocated pursuant to Section 5.1 shall not exceed the maximum amount of losses that can be so allocated without causing a Member to have an adjusted capital account deficit at the end of any fiscal year. In the event one of the Members would have an adjusted capital account deficit as a consequence of an allocation of losses pursuant to Section 5.1, the limitation set forth herein shall be applied on a Member by Member basis so as to allocate the maximum permissible losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All losses in excess of the foregoing limitation shall be allocated to the Members in proportion to their Units.

       5.8 ALLOCATION AMONG MANAGING MEMBERS. Any allocations or distributions to the Managing Members shall be made in the following ratio: 60% to the Managing Member and 40% to the Special Managing Member.

            VI.  RIGHTS, POWERS AND DUTIES OF MANAGING MEMBERS

       The Members agree that the Managing Members, acting through the Managing Member, shall have the following rights, powers and, where provided, duties in connection with the conduct of the business of the Company.

      The Managing Member shall manage the affairs of the Company in a prudent and business-like fashion and shall use its best efforts to carry out the purposes and character of the business of the Company. The Managing Member shall devote such of its time as it deems necessary to the management of the business of the Company and may enter into agreements with an Affiliate to provide services for the Company, provided that such services are furnished at Cost.

        6.1   APPOINTMENT  OF  MANAGING  MEMBER.   Subject  to   the
limitations herein, and to the express rights afforded Limited Members herein, including, without limitation, the rights set forth in Articles VII and XI herein, the Special Managing Member and the Limited Members delegate to the Managing Member the sole and exclusive authority for all aspects of the conduct, operation and management of the business of the Company, including making any decision regarding the sale, exchange, lease or other disposition of the Properties; PROVIDED, HOWEVER, that the Managing Member shall be required to obtain the prior consent of a majority of the Limited Members, by interest, to the sale of all or substantially all of the assets of the Company. In the event the Managing Member proposes to cause the Company to enter into a transaction requiring the consent of the Special Managing Member, the Managing Member shall forthwith notify the Special Managing Member of its intentions in writing. The Special Managing Member shall be considered to have consented to such proposal if he fails to notify the Managing Member of his objection thereto within 20 days of the date of notice of such proposal, such notification to include a brief statement of each reason for the Special Managing Member's opposition to such proposal. With the exceptions stated above, the Managing Member shall have the exclusive authority to make all decisions affecting the Company and to exercise all rights and powers granted to the Managing Members.

      6.2  REIMBURSEMENT OF EXPENSES.

      (a) Subject to the limitations set forth in Section 6.2(b), the Company shall reimburse the Managing Members and their affiliates at their Cost: (i) for any expenditures of their own funds for purposes of organizing the Company and arranging for the offer and sale of Units (including commissions); (ii) for all Acquisition Expenses incurred by them, (iii) for the services they provide in the sales effort of the Properties, and (iv) for the expenses of controlling persons and overhead expenses directly attributable to the forgoing services or attributable to Administrative Services (which overhead expenses shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant). In addition, the Company shall reimburse the Managing Members and their affiliates at their Cost for Administrative Expenses necessary for the prudent operation of the Company, provided that any expenses of controlling persons and overhead expenses included in such Administrative Expense reimbursements shall be subject to the limitations set forth in Section 6.2(b).
                                  A-12

      (b)   The  aggregate  cumulative  reimbursements  pursuant  to
   Section 6.2(a)(i) to (iv) to the Managing Members and their Affiliates, will not exceed, at the end of any fiscal year, the sum of (i) the Front-End Fees of up to 20% of capital contributions, (ii) property management fees of up to 1% of Net Cash Flow, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original term of the lease, (iii) real estate commission of 3% of Net Proceeds of Sale of properties on which the Managing Members or Affiliates furnish a substantial amount of sales efforts, and (iv) 10% of Net Cash Flow less the Net Cash Flow actually distributed to the Managing Members. The Managing Members will review the reimbursements that they and their Affiliates receive at the end of each fiscal year of the Company. If the Managing Members and their Affiliates receive reimbursement for items set forth in Section 6.2(a)(i) to (iv) in excess of the limitations set forth in this section, they will refund the difference to the Company within 30 days of discovery of such excess. Such review shall not take into account any of the fees that might be paid in years after the fiscal year for which the calculation is made.

      (c) The Company's annual report to Limited Members will contain information concerning reimbursements made to the Managing Member and its Affiliates. Within the scope of the annual audit, an independent certified public accountant shall verify the allocation of costs to the Company. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures that the Managing Member's independent certified public accountants consider appropriate in the circumstances. Such methods of verification shall at a minimum provide: (i) a review of the time records of employees and control persons, the costs of whose services were reimbursed and (ii) a review of the specific nature of the work performed by each such employee and control person. The additional cost of such verification will be itemized by such accountant on a program-for-program basis, and the Managing Members will be reimbursed for such additional cost only to the extent that the cost of such verification, when added to all reimbursements to the Managing Members for services rendered to the Company, does not exceed the competitive price for such services which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location.

      (d) The Managing Members and their Affiliates will not be reimbursed or otherwise paid for any services except as set forth in Section 6.2(a).

       6.3 OTHER ACTIVITIES OF MANAGING MEMBERS. The Managing Members, during the term of this Company, may engage in and possess an interest for their own account in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, investment in and development of real estate; and neither the Company nor any Member, by virtue of this agreement, shall have any right in and to said independent ventures or any income or profits derived therefrom. Nothing in this section shall be deemed to diminish the Managing Member's overriding fiduciary obligation to the Company, or to constitute a waiver of any right or remedy the Company or Limited Members may have in the event of a breach by a Managing Member of such obligation.

      6.4  INDEMNIFICATION AND LIABILITY OF MANAGING MEMBERS.

      (a) The Company shall indemnify each of the Managing Members and their Affiliates (other than an Affiliate that is acting in the capacity of a Broker-Dealer selling Units) against any claim or liability incurred or imposed upon such Managing Member or such Affiliates provided such Managing Member or Affiliate was acting on behalf of or performing services for the Company and the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. The Managing Members or Affiliates shall not be liable to the Company or any Member by reason of any act or omission of such Managing Member or Affiliate provided the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. Solely for purposes of this Section 6.4, but for all such purposes, the term "Affiliate" shall mean only those Affiliates, as defined in Section 2.5, that furnish services to the Company within the scope of the Managing Members' authority.
                                  A-13

      (b) No Managing Member or Affiliate or any Broker-Dealer selling Units shall be indemnified for any liability imposed by judgment, or costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws. The Managing Members and such Affiliates, and such Broker-Dealers, shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that the party seeking indemnification places before the court the position of the Massachusetts Securities Division, of the Missouri Securities Division, of the Pennsylvania Securities Commission, of the administrator of other relevant state securities laws and of the Securities and Exchange Commission on indemnification for securities law violations, and the court thereafter either:

            (i)  approves   the   settlement   and   finds   that
      indemnification of the settlement and related costs should be made, or

           (ii) approves indemnification of litigation costs if a successful defense is made.

   Any indemnification pursuant to this Section 6.4, or otherwise, shall be recoverable only from the assets of the Company and not from any of the Limited Members. No Managing Member or Affiliate shall be entitled to advances for legal expenses and other costs incurred as a result of legal action initiated against the Managing Members or Affiliate unless (1) the action relates to the performance of the duties of such Managing Member or Affiliate on behalf of the Company, (2) the action is not initiated by a Limited Member, and (iii) the Managing Member or Affiliate undertakes to repay such advances in cases in which it is determined they are not entitled to indemnification.

      (c) The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and the Managing Member shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Managing Members and the Company may not permit the Limited Members to contract away the fiduciary duty owed to the Limited Members by the Managing Members under the common law.

      6.5 PROHIBITED TRANSACTIONS. Notwithstanding anything to the contrary contained herein, the Managing Members and Affiliates of the Managing Members (i) may not receive interest and other financing charges or fees on loans made to the Company in excess of the amounts that would otherwise be charged by unaffiliated lending institutions on comparable loans for the same purpose and in the same locality of the Property if the loan is made in connection with a particular Property, (ii) may not require a prepayment charge or penalty on any loan from the Managing Members to the Company, (iii) may not provide financing to the Company that is payable over a period exceeding 48 months or for which more than 50% of the principal is due in more than 24 months, (iv) may not grant to themselves an exclusive listing for the sale of any Property, (v) may not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchaser of the Units, provided, however, that this provision shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units, (vi) may not commingle Company funds with the funds of any other person, (vii) may not sell property to, purchase property from, or lease property to or from the Company, provided that the Company may purchase real property from the Managing Members or their Affiliates (but not from affiliated programs unless the interest purchased by the Company from the affiliated program is equal to or smaller than the interest retained by the affiliated program and the joint venture so created complies with section 6.6 of this agreement) if the Managing Members or their Affiliates purchased the property in their own name and temporarily held title thereto for a period not in excess of twelve months for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Company or any other purpose related to the business of the Company, and the property is purchased by the Company for a price no greater than the price paid by the Managing Members or their Affiliates plus Acquisition Expenses in accordance with the provisions of this agreement, and any profit or loss on such property during such period is paid to or charged against the Company, and there is no other benefit arising out of such transaction to the Managing Members or their Affiliates apart from compensation otherwise permitted by this agreement (the prohibitions of this Section 6.5(vii) shall also apply to any program in which the Managing Members have an interest), (viii) may not receive a commission or fee in connection with the reinvestment or distribution of the proceeds of the resale, exchange or refinancing of the Properties (ix) may not cause the Company to incur indebtedness directly or indirectly related to the purchase of properties, from any source, aggregating in excess of 60% of the
                                  A-14

purchase price of all Company Properties, (x) may not cause the Company to invest in other limited partnerships or limited liability companies, provided that joint venture arrangements set forth in
Section 6.6 shall not be prohibited, (xi) may not cause the Company to acquire property in exchange for Units, (xii) may not cause the Company to pay a fee to the Managing Members or their Affiliates for insurance coverage or brokerage services, (xiii) may not cause the Company to make loans or investments in real property mortgages other than in connection with the purchase or sale of the Company's properties, (xiv) may not cause the Company to operate in a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (xv) may not cause the Company to underwrite or invest in the securities of other issuers, except as specifically discussed in Section 6.6 and in the Prospectus, (xvi) may not cause the Company to incur the cost of that portion of liability insurance that insures the Managing Members or their Affiliates for any liability as to which such Managing Members or their Affiliates are prohibited from being indemnified under Section 6.4., (xvii) may not receive a real estate commission in connection with the purchase, sale or financing of a Property and will not permit aggregate compensation to others in connection with the sale of any Property to exceed a Competitive Real Estate Commission,
(xviii) may not receive an Acquisition Fee (including, without limitation, Development Fee or Construction Fee) or permit such Acquisition Fees, together with Acquisition Expenses paid to any party, by the Company to exceed 18% of the total capital contributions of Limited Members pursuant to Section 4.2 of this agreement, (xix) may not cause the Company to incur Front-End Fees to the extent that such fees would cause the Company's Investment in Properties to be less than 80% of capital contributions, (xx) may not receive any rebate or give-up nor participate in any reciprocal business arrangement in circumvention of the NASAA Guidelines, nor shall any Managing Member participate in any reciprocal business arrangement that would circumvent the restrictions of such NASAA Guidelines against dealing with affiliates or promoters, and (xxi) may not cause the Company to make any loans or advances at any time to the Managing Members or their Affiliates.

       6.6 INVESTMENTS IN OTHER PROGRAMS. The Company may purchase limited partnership or limited liability company interests of another program. The Company may, however, invest (a) in general partnerships or ventures that own and operate a particular property provided the Company, either alone or together with any publicly-registered Affiliate, acquires a controlling interest in such other ventures or general partnerships, and such general partnerships or joint venture does not result in duplicate fees, or (b) in joint venture arrangements with another publicly-registered program sponsored by the Managing Members or their Affiliates, or (c) in joint venture arrangements with the Managing Members or their Affiliates other than another publicly registered program. For purposes of Section 6.6(a), "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the Company or joint venture, including the authority to:

      (i) review all contracts entered into by the general Company or joint venture that will have a material effect on its business or property;

     (ii) cause a sale or refinancing of the property or the Company's interest therein subject in certain cases where required by the Company or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture Member or consent of the joint venture Member;

    (iii) approve budgets and major capital expenditures, subject to a stated minimum amount;

     (iv) veto any sale or refinancing of the property, or, alternatively, to receive a specified preference on sale or refinancing proceeds; and,

      (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture Member of its interest in the property except for transfer to an Affiliate of the joint venture Member.

       For purposes of 6.6(b), the Company shall be permitted to invest in joint venture arrangements with another publicly-registered program or programs sponsored by the Managing Members or their Affiliates for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

      (a) The two programs have substantially identical investment objectives;

      (b)  There are no duplicate property management or other fees;
                                  A-15

      (c) The Managing Members' compensation is substantially identical in each program;

      (d) In the event of a proposed sale of property held in the joint venture by the other joint venture member, the Company will have a right of first refusal to purchase the other party's interest; and

      (e) The investment by each of the programs in the joint venture must be on substantially the same terms and conditions.

       For purposes of 6.6(c), the Company shall be permitted to invest in joint venture arrangements with the Managing Members or their Affiliates other than a publicly-registered program for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

      (a) The investment is necessary to relieve the Managing Member from any commitment to purchase the property entered into in compliance with Section 6.5(vii) prior to the closing of the offering period of the Company;

      (b)   There are  no  duplicate property management or other fees;

      (c) The investment by each of the programs in the joint venture must be on substantially the same terms and conditions;

      (d) In the event of a proposed sale of property held in the joint venture member, the Company will have a right of first refusal to purchase the other party's interest.


       6.7 UNIMPROVED OR NON-INCOME PRODUCING PROPERTY/PROPERTY UNDER CONSTRUCTION.

      (a) The Company may not acquire unimproved or non-income producing property except in amounts and upon terms which can be financed by the Limited Members' capital contributions or from funds provided from operations. In no event shall the Company acquire unimproved or non-income producing property exceeding 10% of the total capital contributions of Limited Members pursuant to
   Section 4.2 of this agreement. For purposes of this Section 6.7, properties that are expected to produce income within two years shall not be considered unimproved or non-income producing properties. Neither the Managing Members nor any Affiliate will develop, construct or provide Major Repairs or Rehabilitation for properties, or render services in connection with such activites; provided that nothing in this section shall prohibit an unaffiliated third parties from engaging in such activities on behalf of the Company.

      (b) The Company may not acquire property which is under construction unless completion is guaranteed at the purchase price contracted for by (i) a completion bond, (ii) a written guarantee by a person who, or entity that, has provided financial statements demonstrating sufficient net worth and collateral, or
   (iii) retention of a reasonable portion of the purchase price as an offset in the event the seller does not perform.

       6.8 INVESTMENTS IN JUNIOR TRUST DEEDS. The Company may not invest in junior trust deeds and other similar obligations except to the extent such investments arise upon sale of Properties. In no event shall such investments exceed 10% of the gross assets of the Company.

       6.9 REQUIREMENT FOR REAL PROPERTY APPRAISAL. All Property acquisitions by the Company will be supported by an appraisal prepared by a competent, independent appraiser. The appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any Limited Member.

       6.10  BALLOON PAYMENTS.

      (a) Any Indebtedness of the Company (which shall, in any event, be subject to the limitations contained in Section 6.5(ix) of this agreement) which is not fully amortized in equal payments over a period of not more than 30 years, shall have a maturity date (due date) which is not earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years); provided, however, that this Section 6.10(a) shall not limit the ability of the Company to finance Properties using adjustable rate mortgages.

      (b) The Company may not incur indebtedness of any kind, including all-inclusive and wrap-around loans and interest-only loans, in connection with the purchase of a Property, but may assume indebtedness on operating properties that complies with the provisions of this section 6.10 and section 6.5(ix).

      (c) The provisions of this Section 6.10 shall not apply (but the provisions of section 6.5(ix) shall apply) to indebtedness representing, in the aggregate, 25% or less of the total purchase price of all Properties acquired, or to interim financing, including construction financing, with a full take-out commitment.

      6.11  SELLING COMMISSIONS.

      (a) Except as otherwise provided in this Section 6.11, the Company shall pay any and all Selling Commissions and expense allowances in the amount of $100 per Unit sold in accordance with the Dealer Manager Agreement with AEI Securities Incorporated. The Company shall also reimburse the Dealer Manager for the bona fide due diligence expenses of dealers selling Units to the extent the aggregate of such reimbursements do not exceed $5.00 per Unit sold.
                                  A-16

       (b)    A  registered  principal  or  representative  of   AEI
   Securities Incorporated or any other broker-dealer may purchase Units net of commissions, at a per Unit purchase price of $920.

      6.12  ROLL-UP TRANSACTIONS

       (a) The Company shall not participate in any Roll-Up (i) which would result in Limited Members having democracy rights in the Roll-Up Entity which are less than those provided in this Company Agreement (provided that, if the form of the Roll-Up entity is other than a Company, the democracy rights shall conform to those provided in this Company Agreement to the greatest extent possible); (ii) which includes provisions that would act to materially impede or frustrate the accumulation of shares of any purchaser of the securities of the Roll-Up entity (except to the extent required to preserve the tax status of the Roll-Up Entity); (iii) which would limit the rights of Limited Members to exercise voting rights in the securities of the Roll-Up entity on the basis of the number of equity interests held by such Limited Members; (iv) which would result in a Roll-Up Entity which would have rights to access of records less than those of the Company; or (v) which provides for the costs of the Roll-Up to be borne by the Company and which is not approved by Limited Members.

      (b) No Roll-Up shall be conducted unless an appraisal of all material Company assets has been obtained from a competent person or entity that has no material current or prior business or personal relationship with the Managing Members or their Affiliates and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and is qualified to perform such appraisal. The appraisal shall be based on an evaluation of all relevant information, assuming an orderly liquidation of the Company's assets over a 12-month period, and shall indicate the value of the Company's material assets as of a date immediately preceding announcement of the proposed Roll-Up. A summary of the appraisal shall be included in a report to the Limited Members in connection with the Proposed Roll-Up and if such report is a part of a prospectus used to offer securities in the Roll-Up Entity, the appraisal shall be filed with the SEC and the states in connection with the registration statement for the offering.

      (c) Any Limited Member who votes against a Roll-Up that is completed, shall be given the option to (i) accept the securities in the Roll-Up Entity in the Roll-Up, or (ii) either one of (x) remaining a Limited Member in the Company or (y) receiving cash in the amount of the appraised value of the assets of the Company.

             VII.  PROVISIONS APPLICABLE TO LIMITED MEMBERS

       The following provisions shall apply to the Limited Members, and the Limited Members hereby agree thereto.

       7.1 LIABILITY. The Limited Members shall be liable with respect to the Company only to the extent of the amount of the contribution to capital made by such Limited Members as provided in
Section 4.2.  The Units are nonassessable.

       7.2 NO PARTICIPATION IN MANAGEMENT. No Limited Member shall take any part or participate in the conduct of, or have any control over, the business of the Company, and no Limited Member shall have any right or authority to act for or to bind the Company; provided, however, that the Company may not sell all or substantially all of the assets of the Company without the prior written consent of a majority of the Limited Members, by interest.

       7.3 NO WITHDRAWAL OR DISSOLUTION. No Limited Member shall at any time withdraw from the Company except as provided in this
agreement.   No  Limited Member shall have the  right  to  have  the
Company  dissolved or to have his or her contribution to the capital
of  the Company returned except as provided in this agreement.   The
death or bankruptcy of a Limited Member shall not dissolve or terminate the Company.

       7.4 CONSENT. To the fullest extent permitted by law, each of the Limited Members hereby consents to the exercise by the Managing Member of all the rights and powers conferred on the Managing Member by this agreement.

       7.5 POWER OF ATTORNEY. Each of the Limited Members and the Special Managing Member hereby irrevocably constitute and appoint the Managing Member his or her or its true and lawful attorney, in his or her or its name, place and stead to make, swear to, execute, acknowledge and file:
                                  A-17

      (a) this Operating Agreement and any and all certificates of formation of the Company, and any amendments thereto that may be required by the Limited Liability Company Act, including amendments required for the reflection of return of capital to any Member or the contribution of any additional capital, and the continuation of the business of the Company by a substitute and/or additional Managing Member;

      (b) any certificate or other instrument and any amendments thereto that may be required to be filed by the Company in order to accomplish the business and the purposes of the Company, including any business certificate, fictitious name certificate or assumed name certificate;

      (c) any cancellation of such certificates of formation, this Operating Agreement and any and all other documents and instruments that may be required upon the dissolution and liquidation of the Company;

      (d) new certificates of formation and any and all documents and instruments that may be required to effect a continuation of the business of the Company as provided in this agreement; and

       (e) any amended operating agreement or certificate of formation that has been duly adopted hereunder or authorized hereby.

       It is expressly intended that the foregoing power of attorney is (1) coupled with an interest and shall survive the bankruptcy, death, incompetence or dissolution of any person hereby giving such power and (2) does not affect the Limited Members' rights to approve or disapprove any amendments to this agreement or other matters as provided elsewhere herein.

       If a Limited Member assigns his or her interest in the Company, as provided in Article IX, the foregoing power of attorney shall survive the delivery of the instruments effecting such assignment for the purpose of enabling the Managing Member to sign, swear to, execute and acknowledge and file any and all amendments to the certificates of formation of the Company and other instruments and documents necessary to effectuate the substitution of the assignee as a Limited Member.

       7.6 LIMITATION OF ACQUISITION OF EQUITY SECURITIES OF THE MANAGING MEMBERS. The Limited Members (excluding the Managing Members or their Affiliates who purchase Limited Liability Company Units) shall not own, directly or indirectly, individually or in the aggregate, more than 20% of the outstanding equity securities of either of any Managing Member or its Affiliates.

       The phrase "own, directly or indirectly" used herein shall have the meaning set forth in Section 318 of the Internal Revenue Code of 1954, as currently in effect or as hereafter amended. As of the date hereof, such term includes ownership by a Limited Member, his or her spouse, children, grandchildren, parents, any Company of which the Limited Member or any of the foregoing is a member, any estate or trust of which the Limited Member or any of the foregoing is the beneficiary and any corporation at least 50% owned in the aggregate by said Limited Member or any of the foregoing.

      7.7  RIGHT TO PRESENT UNITS FOR PURCHASE.

      (a) Beginning 36 months from the date of the Prospectus, each Limited Member shall have the right, subject to the provisions of this Section 7.7, to present his or her Units to the Company for purchase by submitting notice on a form supplied by the Company to the Managing Member specifying the number of Units he or she wishes repurchased. Such notice must be postmarked after January 1 but before January 31, and after July 1 but before July 31 of each year. On March 31 and September 30 of each year, and subject to the limitations set forth below, the Managing Member shall cause the Company to purchase the Units of Limited Members who have tendered their Units to the Company. The purchase price shall be equal to eighty percent (80%) of the Net Value of the Company's assets divided by the number of Units outstanding. The Managing Members shall publish the repurchase price offered for Units based on the Net Value of the Company's assets on the first business day of January and July of each year. The Company will not be obligated to purchase in any year any number of Units such that such Units, when aggregated with all other transfers of Units that have occurred since the beginning of the same calendar year (excluding Permitted Transfers) would exceed two percent (2%) of the total number of Units outstanding on January 1 of such year. In the event requests for purchase of Units received
                                  A-18

   in any given year exceed the two percent (2%) limitation, the Units to be purchased will be determined based on the postmark date of the written notice of Limited Members tendering Units. Any Units tendered but not selected for purchase in any given year will be considered for purchase in subsequent years only if the Limited Member retenders his or her Units. In no event shall the Company be obligated to purchase Units if, in the sole discretion of the Managing Member, such purchase would impair the capital or operation of the Company nor shall the Company purchase any Units in violation of applicable legal requirements.

      (b) For purposes of all calculations pursuant to Article V of this agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Members pro rata based on the ratio of the number of Units owned to all Units outstanding after such repurchase.

      7.8 VOTING RIGHTS. To the extent permitted under the Limited Liability Company Act, as amended, the Limited Members may, by vote of a majority of the outstanding Units (excluding Units held by the Managing Members for their own accounts), and without the concurrence of the Managing Members:

           (1) amend this Operating Agreement in accordance with the provisions of Article XI;

           (2)  remove the Managing Member and elect a new  Managing
           Member   in   accordance  with  Section  10.4   of   this
           agreement;

           (3)   approve   or  disapprove  the  sale   of   all   or
           substantially all of the assets of the Company;

           (4)  dissolve  the  Company in  accordance  with  Section
           12.1(g).

                VIII.  BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS

      8.1 BOOKS; PLACE; ACCESS. The Managing Member shall maintain accurate books of account and each and every transaction shall be entered therein. The Company records shall contain the names and addresses of all Members. The books of account and the records shall be kept at the office of the Company in St. Paul, Minnesota, and any Member or his or her legal counsel may inspect and copy the Company books and records at any time during ordinary business hours. The Managing Member shall have no obligation to deliver or mail to Limited Members copies of certificates of limited Company or amendments thereto.

      8.2 METHOD. The books of account shall be kept in accordance with generally accepted accounting principles.

      8.3 FISCAL YEAR. The fiscal year of the Company shall end on December 31 of each year.

      8.4 ANNUAL REPORT. At the Company's expense, the books of account shall be audited at the close of each fiscal year by a firm of independent public accountants selected by the Managing Member, and a copy of its report shall be transmitted within 120 days after the close of such fiscal year to the Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

      The annual report shall contain (a) a balance sheet as of year end, a statement of operations for the year then ended, a statement of Members' equity, and statement of cash flows, all of which shall be audited with a report containing an unqualified opinion expressed thereon, or an opinion containing no material qualification of an independent public accountant, (b) a report of the activities of the Company during the period covered by the report and (c) the amount of any fees or other reimbursements to the Managing Members or any Affiliates of the Managing Members during the fiscal year to which such annual report relates, including information required by
Section 6.2. Such report shall set forth distributions to Limited Members for the period covered thereby and shall separately identify distributions from (i) cash flow from operations during the period,
(ii) cash flow from operations during a prior period that had been held as reserves, (iii) proceeds from the disposition of property and investments and (iv) reserves from the gross proceeds of the
                                  A-19

offering   originally  obtained  from  the  Limited  Members.    The
financial information contained in the annual report will be prepared on the GAAP basis. The Managing Member also shall make available to each Limited Member, upon request, a copy of any annual reports that the Company may be required to file with the Securities and Exchange Commission within 90 days after the close of the period to which such reports relate.

       8.5 QUARTERLY REPORTS. During the life of the Company, the Managing Member shall prepare and distribute to all Members within 60 days after the end of each quarter and to such state securities commissioners as may be required by the rules and regulations of the various states, a quarterly summary of Company financial results. Such quarterly reports shall contain (a) a current condensed balance sheet, which may be unaudited, (b) a condensed operating statement for the quarter then ended, which may be unaudited, (c) a condensed cash flow statement for the quarter then ended, which may be unaudited, and (d) other pertinent information regarding the Company and its activities during the quarter covered by the report. Such quarterly reports shall also contain a detailed statement setting forth the services rendered, or to be rendered, by the Managing Members or their Affiliates and the amount of the fees received. The Managing Member also shall make available to each Limited Member, upon request, a copy of any reports that the Company may be required to file with the Securities and Exchange Commission within 45 days after the close of the period to which such reports relate.

        8.6 SPECIAL REPORTS. The Managing Member shall have prepared, as of the end of each quarter in which a Property is acquired, a special report of real property acquisitions within the quarter. Such special reports shall be distributed to the Limited Members for each quarter in which a Property is acquired until all proceeds available from the offering of Units are invested or returned to the Limited Members as provided in Section 4.5. Such special reports shall describe the Properties acquired and shall include a description of the geographic location and the market upon which the Managing Member is relying. The special report shall include all facts that reasonably appear to materially influence the value of the Property, including, but not limited to, the date and amount of the appraised value, the purchase price and terms of the purchase, the amount of proceeds in the Company that remain unexpended or uncommitted and any Acquisition Expenses paid by the Company to the Managing Members or their Affiliates in connection with real property acquisitions within the quarter.

       8.7 TAX RETURNS; TAX INFORMATION. Within 75 days after the close of each fiscal year, all necessary tax information shall be transmitted to all Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

       8.8 BANK ACCOUNTS. Except as otherwise described in the Prospectus, the Managing Member shall select a bank account or accounts for the funds of the Company, and all funds of every kind and nature received by the Company shall be deposited in such account or accounts. The Managing Member shall designate from time to time the persons authorized to withdraw funds from such accounts. The funds of the Company will not be commingled with funds of any other person or entity.

      8.9 TAX ELECTIONS. In the event of a transfer of all or part of the Company interest of any Member, the Company, in the sole discretion of the Managing Member, may elect pursuant to Section 754 of the Internal Revenue Code of 1986 (or any successor provisions) to adjust the basis of the assets of the Company. The Managing Member shall be the "tax matters Member" for the Company as that term is defined in Section 6231 of the Internal Revenue Code of 1986, as amended.

       8.10 INVESTOR LIST. In addition to the other records maintained by the Company, the Company shall maintain at all times, in alphabetical order and on white paper with printing in not less than 10 point type, a list of Limited Members, including the names, addresses and business telephone numbers of the Limited Members and the number of Units held by each, which shall be updated at least quarterly to reflect changes in the information contained therein. The list of Limited Members shall be available for inspection by any Limited Member or such Limited Member's designated agent at the office of the Company upon request of such Limited Member. In addition, a copy of the Limited Member list shall be mailed to any
Limited Member requesting the same within ten (10) days of the receipt of a written request. The Company may charge a reasonable fee to such Limited Member to cover the costs of reproduction and postage. The purposes for which such list may be requested by the Limited Members shall include, without limitation, matters relating to voting rights of the Limited Members and the exercise of rights of the Limited Members under federal proxy laws. If the Managing
Member neglects or refuses to exhibit, produce or mail a copy of the Limited Member list as requested, the Managing Member shall be liable for the costs, including attorneys' fees, incurred by the
                                  A-20

Limited Member in compelling the production of the list and for the actual damages suffered by the Limited Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Limited Member list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant  as  a  Limited Member relative  to  the  affairs  of  the
Company.   The  Managing Member may require that the Limited  Member
requesting such list to represent that the list is not requested for a commercial purpose unrelated to the Limited Member's interest in the Company. For all such purposes, the acquisition of additional Units shall be considered a commercial purpose unrelated to the Limited Member's interest in the Company. The Managing Member may also require, as a condition to making such list available, (i) that the list be requested under the signature of the Limited Member of record rather than a person or entity holding a power of attorney for such Limited Member; and (ii) whenever the Managing Member has a reasonable belief that such list will be used to solicit purchases of Units, that the requesting Limited Member agree to provide materials to the persons solicited, and to the Managing Member for review and comment prior to use, generally complying with the disclosure requirements of Section 14(d) of the Securities Exchange Act of 1934 and Rule 14d-6 promulgated thereunder, including, without limitation, the price at which the Fund last agreed to repurchase Units and the price at which Units were last purchased in any secondary trading service that is published. The remedies set forth in this section
8.10 shall be in addition to, and not by way of limitation of, remedies available to Limited Members under federal law, or the laws of any state.



            IX.  ASSIGNMENT OF LIMITED MEMBER'S INTEREST

       The Company interest of a Limited Member shall be represented by a Certificate of Participation. The form and content of the Certificate of Participation shall be determined by the Managing Member. The Company interest of a Limited Member may not be assigned, pledged, mortgaged, sold or otherwise disposed of, and no Limited Member shall have the right to substitute an assignee in his or her place, except as provided in this Article IX.

      9.1  LIMITED MEMBERS.

      (a) Other than pursuant to a Permitted Transfer, no Limited Member shall transfer or assign any part of his or her interest in the Company, and no such transfer or assignment shall be recognized by the Company but shall be null and void, if such transfer or assignment, when added to all other transfers or assignments made during the same fiscal year, other than (A) Permitted Transfers, (B) Qualified Matching Service Transfers, or
   (C)  transfers pursuant to the repurchase provisions  of  section
   7.7 of this agreement, would constitute transfers of in excess of two percent (2%) of Company interests outstanding. The Managing Member may request such information from a transferring Limited Member as is necessary to determine whether a transfer is a Permitted Transfer or a Qualified Matching Service Transfer. The Managing Member may refuse to affect any transfer if the transferring Limited Member is unable, or refuses, to demonstrate that the transfer is a Permitted Transfer or Qualified Matching Service Transfer or if the Managing Member is not able to verify, to its satisfaction, that the transfer will qualify for a safe harbor under Treasury Regulation 1.7704-1(e) or (g).

      (b) Except as provided in Section 9.1(a), each Limited Member may transfer or assign all or part of his or her interest in the Company as provided in the Limited Liability Company Act; provided, however, that no transfer or assignment shall be effective until written notice thereof is received by the Managing Member and the Managing Member approves such transfer or assignment. Such approval shall be granted unless the Managing Member determines that the transfer will cause a violation of the provisions of this agreement, including the percentage limitations referred to in Section 9.1(a) above. In any case that a transfer is not permitted for any reason other than pursuant to the limitations set forth in section 9.1(a), the decision to prohibit the transfer shall be supported by an opinion of counsel. All transfers or assignments of interests in the Company occurring during any month shall be deemed effective (i.e., the transferee shall become a Limited Member of record) on the last day of the calendar month in which written notice thereof is received by the Managing Member.

      (c) No assignee of all or part of the Company interests of any Limited Member shall have the right to become a substitute Limited Member unless (i) his or her assignor has stated such intention in the instrument of assignment, (ii) such assignee shall pay all expenses in connection with such admission as a substitute Limited Member, as described in Section 9.2 and (iii) such the transfer to such assignee has been made in compliance with Section 9.1(a).

      (d) No purported sale, assignment or transfer by a Limited Member of less than two and one-half Units (two Units for transfers by Qualified Plans and Individual Retirement Plans) will be permitted or recognized, except by gift, inheritance, intra-family transfers, family dissolutions, transfers to Affiliates or by operation of law.

       (e) If a Limited Member dies, his or her executor, administrator or trustee, or if he or she is adjudged incompetent or insane, his or her committee guardian or conservator, or if he or she becomes bankrupt, the receiver or trustee of his or her
                                  A-21

   estate, shall have the rights of a Limited Member for the purpose of settling or managing his or her estate and such power as the decedent or incompetent possessed to assign all or any part of his or her Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substitute Limited Member. The death, dissolution or adjudication of incompetency or bankruptcy of a Limited Member shall not dissolve the Company.

      (f) By executing and adopting this agreement, each Limited Member hereby consents to the admission of additional or substitute Limited Members by the Managing Member and to any assignee of his or her Units becoming a substitute Limited Member.

      9.2 DOCUMENTS AND EXPENSES. As a condition to admission as a substitute Limited Member, an assignee of all or part of the Company interest of any Limited Member or the legatee or distributee of all or any part of the Company interest of any Limited Member shall execute and acknowledge such instruments, in form and substance satisfactory to the Managing Member, as the Managing Member shall deem necessary or advisable to effectuate such admission and to confirm the agreement of the person being admitted as such substitute Limited Member to be bound by all of the terms and provisions of this agreement. Such assignee, legatee or distributee shall pay all reasonable expenses, not exceeding $100, in connection with such admission as a substitute Limited Member.

       9.3 ACQUIT COMPANY. In the absence of written notice to the Company of any assignment of a Company interest, any payment to the assigning Member or his or her executors, administrators or representatives shall acquit the Company of liability to the extent of such payment to any other person who may have an interest in such payment by reason of an assignment by the Member or by reason of such Member's death or otherwise.

       9.4 RESTRICTION ON TRANSFER. Notwithstanding the foregoing provisions of this Article IX, no sale or exchange of a Company interest may be made if the interest sought to be sold or exchanged, when added to the total of all other Company interests sold or exchanged within the period of 12 consecutive months prior thereto, would result in the termination of the Company under section 708 of the Internal Revenue Code of 1986 (or any successor section).

       9.5 ENDORSEMENT ON CERTIFICATE. The foregoing provisions governing the assignment of the Company interest of a Limited Member shall be indicated by an endorsement on the certificate evidencing such Limited Member's interest in the Company, in the form as determined from time to time by the Managing Member.

      X. DEATH, WITHDRAWAL, EXPULSION AND REPLACEMENT OF THE MANAGING
         MEMBERS

       10.1 DEATH. In the event of the death of the Special Managing Member, the estate of the Special Managing Member shall assume all of his obligations under this agreement and be responsible for their discharge. The estate may elect to withdraw from the Company only upon satisfaction of the conditions in Section
10.2 applicable to the Special Managing Member.

       10.2 WITHDRAWAL. The Managing Member may not withdraw from the Company without first providing 90 days' written notice to the Limited Members of its intent to so withdraw and providing a substitute Managing Member to the Company that shall be accepted by a vote of not less than a majority, by interest, of the Limited Members (excluding any Limited Company Units held by any Managing Member for its own account); provided, however, that nothing in this agreement shall be deemed to prevent the merger, consolidation or reorganization of the Managing Member into or with a successor entity controlled by, or under common control with, a Managing Member, and such successor entity shall be deemed to be the Managing Member of the Company for all purposes and effects and shall succeed to and enjoy all rights and benefits and bear all obligations and burdens conferred or imposed hereunder upon the Managing Member. The Limited Members shall vote to accept or reject the proposed substitute Managing Member in person or by proxy at a meeting called by the Managing Member for such purpose in accordance with Section
11.1 of this agreement.

       The Special Managing Member may not withdraw from the Company prior to December 31, 2000.
                                  A-22

       10.3 EXPULSION. A Managing Member shall be expelled without further action for "cause," which means (1) final judicial determination or admission of its bankruptcy or insolvency, (2) withdrawal from the Company without providing a substitute Managing Member in accordance with Section 10.2 or (3) final judicial determination that it (i) was grossly negligent in its failure to perform its obligations under this agreement, (ii) committed a fraud upon the Members or upon the Company, (iii) committed a felony in connection with the management of the Company or its business or
(iv) was in material breach of its obligations under this agreement. This section does not limit the right of the Limited Members to remove the Managing Members upon a majority vote of the Limited Members.

       10.4   REMOVAL AND REPLACEMENT OF MANAGING MEMBERS.   In  the
event of (i) the wrongful withdrawal of a Managing Member or the expulsion of a Managing Member under circumstances that the Company lacks a Managing Member or (ii) the written proposal of Limited Members holding 10% or more of the issued and outstanding Units, and upon providing not less than 10 nor more than 60 days' written notice by certified mail to all Members, the Limited Members may call a meeting of the Company for the purpose of removing or replacing any or all of the Managing Members. At such meetings, any of the Managing Members may be removed or replaced without cause by a vote (rendered in person or by proxy) of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts).

      10.5 PAYMENT FOR REMOVED MANAGING MEMBER'S INTEREST. Upon the expulsion, withdrawal or removal of a Managing Member, the Company shall pay to the terminated Managing Member all amounts then accrued and owing to the terminated Managing Member and an amount equal to the then present fair market value of the terminated Managing Member's interest in the Company determined by agreement of the terminated Managing Member and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated Managing Member and the Company. The fair market value of the terminated Managing Member's interest shall be the amount the terminated Managing Member would receive upon dissolution and termination of the Company assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Company were sold for their then fair market value without any compulsion on the part of the Company to sell such assets. In the case of a voluntary withdrawal, the withdrawing Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a non-interest bearing unsecured promissory note providing for payment of principal from distributions that the withdrawing Managing Member otherwise would have been entitled to receive under this agreement had such Managing Member not withdrawn. In the case of an involuntary termination, the terminated Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a promissory note with a five year maturity payable in five equal installments of principal and interest at the prevailing market rate of interest.

       10.6 FAILURE TO ADMIT SUBSTITUTE MANAGING MEMBER. In the event that a substitute Managing Member has not been appointed and admitted as provided in Section 10.4 so that there is no Managing Member acting, the Company shall then be dissolved, terminated and liquidated.

                 XI.  AMENDMENT OF AGREEMENT AND MEETINGS

       11.1 GENERAL. Either Managing Member may, at any time, propose an amendment to this agreement and shall notify all Members thereof in writing, together with a statement of the purpose(s) of the amendment and such other matters as the Managing Member deems material to the consideration of such amendment. If such proposal does not adversely affect the rights of the Limited Members, such proposal shall be considered adopted and this agreement deemed amended. At any time, Limited Members holding not less than 10% of the issued and outstanding Units may propose an amendment to this agreement, or a meeting of Limited Members to consider any other proposal for which the Limited Members may vote hereunder, including the sale of all or substantially all of the assets of the Company. Upon the request in writing to the Managing Member of any person entitled to call a meeting, or in the event a proposal of a Managing Member adversely effects the rights of Limited Members, or in the event of objection by 10% of Limited Members by interest to such a proposal, the Managing Member shall call a special meeting of all Members, in each case at a location convenient to Limited Members, to consider the proposal at the time requested by the person requesting the meeting which shall be not less than 15 nor more than 60 days after receipt of such request. Written notice of the meeting shall be given to all Members either personally or by certified mail not less than 10 nor more than 60 days before the meeting, but in any case where a meeting is duly called by request of Limited Members, not more than 10 days after receipt of such request. Included in the notice shall be a detailed statement of
                                  A-23

the action proposed, including a verbatim statement of the wording of any resolution or amendment proposed. The notice shall provide that Limited Members may vote in person or by proxy. The affirmative vote of a majority, by interest, of the Limited Members (excluding any Units held by the Managing Members for their own accounts) shall decide the matter, without the consent of the Managing Members. In any event, however, no such amendment shall affect the allocation of economic interests to the Members or alter the allocation of Company management responsibilities and control without the approval of each Managing Member and a majority by interest, of the Limited Members, except as otherwise provided in
Article X.

      11.2 ALTERNATIVE TO MEETINGS. As an alternative to voting at meetings of the Company pursuant to this and other Articles of this agreement, the Limited Members may consent to and approve by written action any matter that the Limited Members may consent to and approve by vote at a meeting. In order to consent to and approve the matter, the same percentage of Limited Members, by interest, must sign the written action as is required by vote at a meeting; provided, however, that written notice is given to all Members at least 15 days before solicitation of signatures is begun.

                    XII.  DISSOLUTION AND LIQUIDATION

       12.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved only upon the occurrence of one or more of the following events:

          (a)  the expiration of the term set forth in Section 1.4;

          (b) the occurrence of any event that, under the laws of the jurisdictions governing the Company shall dissolve the Company;

          (c)  the  bankruptcy of the Company or any  of  the  Managing
               Members;

          (d) the withdrawal or the expulsion of a Managing Member if a substitute Managing Member has not been timely admitted as provided in Article X, with the result that there is no Managing Member acting;

          (e) the decree of court that other circumstances render a dissolution of the Company equitable or required by law;

          (f) the sale or other disposition of all or substantially all of the assets of the Company; and

          (g) at any time by the affirmative vote of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts) at a meeting called in accordance with Section 11.1 of this agreement.

      12.2 CONTINUATION OF BUSINESS. Except as provided in Section 12.3, upon the dissolution of the Company for any reason, the business of the Company and title to the property of the Company shall be vested in the Company continuing the business. Upon any such dissolution no Member, nor his or her legal representatives, shall have the right to an account of his or her interest as against the Company continuing the business, and no Member, nor his or her legal representatives, as against the Company continuing the business, shall have the right to have the value of his or her interest as of the date of dissolution ascertained nor have any right as a creditor or otherwise with respect to the value of his or her interest.

       12.3 LIQUIDATION AND WINDING UP. If dissolution of the Company should be caused by reason of (a) an event that makes it unlawful for the business of the Company to be carried on or for the Members to carry it on in the Company, (b) the bankruptcy of the Company, (c) the withdrawal or expulsion of a Managing Member and no substitute Managing Member has been timely admitted as provided in
Article  X, with the result that there is no Managing Member acting,
(d) a decree of court that other circumstances render a dissolution and winding up of the affairs of the Company equitable or required by law, (e) the sale of all or substantially all of the assets of the Company, (f) the express will of Limited Members as provided in
Section 12.1(g) above, the Company shall be liquidated and the Managing Member (or the person or persons selected by a decree of court to carry out the winding up of the affairs of the Company) shall wind up the affairs of the Company.
                                  A-24

       The Managing Member or the person winding up the affairs of the Company shall promptly proceed to liquidate the Company. No distribution upon liquidation in kind of property and assets shall be made to Limited Members. In settling the accounts of the Company, the assets and the property of the Company shall be distributed in the following order of priority:

      (a) To the payment of all debts and liabilities of the Company, including loans by Members that are secured by mortgages, but excluding any other loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

      (b) To the establishment of any reserves deemed necessary by the Managing Member or the person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

      (c) To the repayment of any unsecured loans or advances that may have been made by any Members to the Company in the order of priority as provided by law;

      (d) Any remaining balance will be distributed to the Members pro rata based on each Member's positive capital account balance, after giving effect to allocations pursuant to Sections 5.1 and
   5.3 and after taking into account all capital account adjustments for the Company taxable year during which liquidation occurs (other than those made pursuant to this Section 12.3(d)).

                   XIII.  MISCELLANEOUS PROVISIONS

       13.1 INTERPRETATION. The terms and provisions of this agreement shall be governed by and construed in accordance with the laws of the State of Delaware. All references herein to Articles and Sections refer to Articles and Sections of this agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this agreement. The use of the masculine gender, for all purposes of this agreement, shall be deemed to refer to both male and female Members.

       13.2 NOTICE. Any notice given in connection with the business of the Company shall be duly given if mailed, by certified or registered mail, postage prepaid: if to the Company, to the principal office of the Company set forth in Section 1.3 or to such other address as the Company may hereafter designate by notice to the Members; if to the Managing Member or the Special Managing Member, to the address set forth in Section 1.3 or such other address as such Managing Members may hereafter designate by notice to the Company; if to the Limited Members, to the addresses set forth in the subscription agreement executed by each Limited Member or to such other address as such Limited Members may hereafter designate by notice to the Company.

       13.3 SUCCESSORS AND ASSIGNS. Except as herein otherwise provided to the contrary, this agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, assigns and successors.

      13.4 COUNTERPARTS. This agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

      13.5 SEVERABILITY. In the event that any provision of this agreement shall be held to be invalid, the same shall not affect the validity of the remainder of this agreement or the validity or the formation of the Company as a limited Company under the Limited Liability Company Act.

      IN WITNESS WHEREOF, this agreement has been executed as of the ______ day of _____________________1998.

LIMITED MEMBERS                              MANAGING MEMBERS

I. By AEI Fund Management XXI, Inc.,         AEI Fund Management XXI, Inc.
                                  A-25

   attorney-in-fact                          Managing Member

By________________________                   By____________________________
  Robert P. Johnson, President                 Robert P. Johnson, President

                                               ___________________________
                                               Robert P. Johnson,
                                               Special Managing Member



                                  A-26


                               EXHIBIT B

                       PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of all public real estate programs organized by the Manager or their Affiliates during the periods indicated. Limited Members in the Fund should not assume that they will experience returs if any, comparable to those experienced by investors in such prior real estate programs. Investors will have no interest in the assets or operations of the Managing Members.

    Additional information relating to the performance of prior programs is contained in Part II of the Registratioin Statement, of which this Prospectus is a part of, that has been filed with the Securities and Exchange Commission. Such information may be obtained by contacting Mr. Robert P. Johnson, President, AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101.

    The programs included in the following tables have investment objectives similiar to those of the Partnership, including protection of capital, distribution of partially "tax sheltered" cash flow from operations, and capital appreciation.


Table                      Index Description                     Page

   I             Experience in Raising and Investing Funds        B-2
  II             Compensation to Sponsors                         B-3
 III             Operating Results of Prior Partnerships          B-4
  IV             Results of Completed Programs                    B-7
   V             Sales or Disposals of Properties                 B-8





                                  TABLE I

                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                                (Unaudited)

   The following table provides information at December 31, 1997, as to the experience of the General Partners and their Affiliates in raising and investing funds with respect to all prior public programs closed in the last five years.

                            AEI            AEI
                         Net Lease      Net Lease        AEI           AEI
                          Income &       Income &      Income &      Income &
                           Growth         Growth        Growth        Growth
                          Fund XIX       Fund XX       Fund XXI      Fund XXII

Dollar Amount Offered    $30,000,000  $24,000,000  $24,000,000  $24,000,000
Dollar Amount Raised     $21,151,928  $24,000,000  $24,000,000  $ 7,655,996
Percentage of Amount
 Raised                       100.0%       100.0%       100.0%      100.0%
Less Offering Expenses:
 Selling Commissions
  and Discounts                 7.0          8.0          8.0         8.0
 Organizational
  Expenses                      7.3          5.7          5.6         7.0
 Other (a)                      4.2          2.2          4.3         2.3
 Less Reserves                  0.1          0.1          0.1          .1
                          -----------  -----------  -----------  ------------
Percent Available
 for Investment                81.4%        84.0%        82.0%       82.6%
                          ===========  ===========  ===========  ============
Acquisition Costs:
 Prepaid Items and
  Fees Related
  to Purchase of
  Property                      0.0%         0.0%         0.0%        0.0%
 Investment in
  Properties (b)               81.4         84.0         73.2(c)     10.0(c)
 Acquisition Fees               0.0          0.0          0.0         0.0
                          -----------  -----------  -----------  -----------
Total Acquisition Cost         81.4%        84.0%        73.2%       10.0%
                          ===========  ===========  ===========  ===========

Percent Leverage                0.0%         0.0%         0.0%        0.0%
Date Offering Began          Feb. 91      Jan. 93      Feb. 95     Jan. 97
Length of Offering
 (months)                         24           24           24         (d)
Months to Invest 90% of
 Amount Available for
 Investment (measured
 from beginning of
 offering)                        34           38           36         (c)

(a) Represents distributions in excess of net cash flow (return of capital).
(b) Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney's fees, expenses of personnel in investigating properties, and overhead allocated to such activities.
(c) Acquisitions are in process.
(d) Represents  subscriptions accepted through December 31, 1997.   Offering
    had not closed as of December 31, 1997.

                                    B-2

                                 TABLE II

                         COMPENSATION TO SPONSORS
                                (Unaudited)

    The following table provides information as to the compensation paid to the General Partners and their Affiliates during the period from February, 1991 to December 31, 1997 for all prior public programs closed in the last five years.

                             AEI           AEI
                          Net Lease     Net Lease      AEI         AEI
                           Income &      Income &    Income &    Income &
                            Growth        Growth      Growth      Growth
                           Fund XIX      Fund XX     Fund XXI    Fund XXII
Type of Compensation
Date Offering Commenced      Feb. 91      Jan. 93      Feb. 95      Jan. 97
Dollar Amount Raised     $21,151,928  $24,000,000  $24,000,000  $ 7,655,996
Amount Paid to Sponsors
 From Proceeds of Offering:
   Underwriting Fees (a)     407,378      471,307      466,013      157,120
   Acquisition Expenses
    D purchase option on
             property              0            0            0            0
    D real estate
             commission            0            0            0            0
    D expense
             reimbursement   931,909(c)   793,843(c)   516,519(c)    87,531(c)
   Organization Offering
    Expenses                 345,490      227,451      359,605      153,494
Dollar Amount of Cash
 Generated From
 Operations Before
 Deducting Payments
   to Sponsors            10,317,099    7,164,836    2,968,812      115,975
Amount Paid to Sponsors
 From Operations:
   Property Management
    Fees (b)                       0            0            0            0
   Partnership
    Management Fees (b)            0            0            0            0
   Reimbursements          1,623,883    1,099,934      625,158      137,864
   Leasing Commissions             0            0            0            0
   Participation in Cash
    Distributions             98,322       66,085       33,800        5,331
Dollar Amount of Property
 Sales and Refinancing
 Before Deducting
 Payments to Sponsors:
   - cash                  8,607,297    3,548,896      520,790            0
   - notes                 2,216,982            0            0            0
Amount Paid to Sponsors
 From Property Sales
 and Refinancing:
   Real Estate
    Commissions                    0            0            0            0
   Incentive Fees                  0            0            0            0
   Participation in Cash
    Distributions              9,537        7,109        3,520            0

(a) Does not include fees paid to AEI Incorporated which were reallowed to participating dealers.
(b) Although  not  paid  a  fixed  fee  for  property  management  and
    partnership management, the General Partners and Affiliates   were
    reimbursed at their Cost for the provision of such services. Such reimbursements are reflected under the line item "Amount Paid to Sponsors From OperationsDReimbursements."
(c) The Partnerships received reimbursements from the lessees in the form of financing fees, commitment fees and expense reimbursements to offset these costs. The reimbursements received by Fund XIX, Fund XX, Fund XXI and Fund XXII totaled $627,692, $355,010, $342,001 and $11,414, respectively.

                                    B-3


                                 TABLE III
                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)

The following tables provide information as to the results of all prior programs closed in the past five years for each year of the five years (or from inception if formed after January 1, 1992) ended December 31, 1997.

                                          AEI NET LEASE INCOME & GROWTH FUND XIX
                                                   Years Ended December 31
                                                  1993          1994          1995          1996          1997
Gross Revenues from Operations               $ 1,837,921   $ 2,407,235   $ 2,282,282   $ 2,124,542   $ 1,792,599
Profit on Sale of Properties                     155,035       431,484       969,054       571,927        77,703
Less:
 Operating Expenses                              291,635       291,636       292,268       352,591       360,253
 Depreciation                                    194,173       373,799       369,226       340,721       313,146
 Real Estate Impairment                                0             0             0             0     1,310,484
 Minority Interest in Net
  Operating Income                                58,188       165,801       311,287             0             0
                                              -----------   -----------   -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                 $ 1,448,960   $ 2,007,483   $ 2,278,555   $ 2,003,157   $  (113,581)
                                              ===========   ===========   ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                            $ 1,210,836   $ 1,470,087   $ 1,206,527   $ 1,500,668   $   952,997
 -from gain on sale                              157,420       438,278       933,622       588,768        93,755
                                              ===========   ===========   ===========   ===========   ===========

Cash Generated (Deficiency)From Operations   $ 1,158,331   $ 2,099,865   $ 1,466,120   $ 1,929,889   $ 1,423,151
Cash Generated From Sales                        574,859     1,765,130     5,367,636     1,334,525       675,838
Cash Generated From Refinancing                        0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated From Operations,
  Sales and Refinancing                        1,733,190     3,864,995     6,833,756     3,246,414     2,098,989
Less: Cash Distributions to Investors
 -from operating cash flow                     1,158,331     1,915,568     1,466,120     1,799,923     1,423,151
 -from sales and refinancing                           0       165,972       419,246       121,458       247,028
 -from cash reserves (a)                         735,571             0       224,365             0       109,996
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
  After Cash Distributions                      (160,712)    1,783,455     4,724,025     1,325,033       318,814
Less: Special Items (Not Including
 Sales and Refinancing)                                0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special Items                              $  (160,712)  $ 1,783,455   $ 4,724,025   $ 1,324,787   $   318,814
                                              ===========   ===========   ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                 58            69            57            70            45
     -from recapture                                   8             7            23             4             1
   Capital Gain (Loss)                                 0            13            20            24             3
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                               69            94            99            90             0
     -Return of Capital                               21             3             0             0            84
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0             8            20             6            12
     -Refinancing                                      0             0             0             0             0
     -Operations                                      55            89            69            84            67
     -Cash Reserves (a)                               35             0            10             0             5
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0             0             0             0           100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average unit outstanding.

                                    B-4
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)

                                                                 AEI NET LEASE INCOME & GROWTH FUND XX
                                                                        Years Ended December 31
                                                  1993         1994           1995          1996          1997
Gross Revenues from Operations               $   139,288   $ 1,046,839   $ 1,852,292   $ 2,359,797   $ 2,003,892
Profit on Sale of Properties                           0             0       225,180        87,281       472,575
Less:
 Operating Expenses                              114,321       297,038       292,122       255,505       354,554
 Depreciation                                      6,008       124,146       251,092       381,794       390,066
 Real Estate Impairment                                0             0             0             0       626,800
 Minority Interest in Net Operating Income             0             0        19,454             0             0
                                              -----------   -----------   -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                 $    18,959   $   625,655   $ 1,514,804   $ 1,809,779   $ 1,105,047
                                              ===========   ===========   ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                            $   127,265   $   809,315   $ 1,275,827   $ 1,720,326   $ 1,274,296
 -from gain on sale                                    0             0       223,456        85,640       469,188
                                              ===========   ===========   ===========   ===========   ===========

Cash Generated (Deficiency)From Operations   $   126,644   $   637,370   $ 1,583,637   $ 2,145,303   $ 1,604,421
Cash Generated From Sales                              0             0       988,838       461,077     2,098,981
Cash Generated From Refinancing                        0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated From Operations,
  Sales and Refinancing                          126,644       637,370     2,572,475     2,606,380     3,703,402
Less: Cash Distributions to Investors
 -from operating cash flow                        64,800       637,370     1,467,084     2,034,864     1,604,421
 -from sales and refinancing                           0             0       486,375       100,571       124,011
 -from cash reserves (a)                               0       216,850             0             0       388,234
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions                         61,844      (216,850)      619,016       470,945     1,586,736
Less: Special Items (Not Including
 Sales and Refinancing)                                0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                               $    61,844   $  (216,850)  $   619,016   $   470,945   $ 1,586,736
                                              ===========   ===========   ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                 28            58            53            72            53
     -from recapture                                   0             0             2             1             4
   Capital Gain (Loss)                                 0             0             7             3            15
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                4            45            63            75            46
     -Return of Capital                               10            16            18            14            43
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0             0            20             4             5
     -Refinancing                                      0             0             0             0             0
     -Operations                                      14            45            61            85            68
     -Cash Reserves (a)                                0            16             0             0            16
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0             0             0             0            98%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-5
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)
                                       AEI INCOME & GROWTH FUND XXI
                                             August 31, 1994
                                         (Operations Commenced)      Years Ended December 31
                                          to December 31, 1994     1995         1996          1997
Gross Revenues from Operations               $         0      $   263,399   $ 1,341,753   $ 1,513,094
Profit on Sale of Properties                           0                0             0       106,551
Less:
 Operating Expenses                                2,915          144,180       278,563       348,934
 Depreciation                                          0           11,687       150,958       251,272
 Real Estate Impairment                                0                0             0       580,200
                                              -----------      -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                 $    (2,915)     $   107,532   $   912,232   $   439,239
                                              ===========      ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                            $         0      $   245,581   $ 1,135,292   $   937,374
 -from gain on sale                                    0                0             0       102,599
                                              ===========      ===========   ===========   ===========

Cash Generated (Deficiency) From Operations  $       (14)     $   171,812   $ 1,098,924   $   966,562
Cash Generated From Sales                              0                0             0       520,790
Cash Generated From Refinancing                        0                0             0             0
                                              -----------      -----------   -----------   -----------
Cash Generated From Operations,
   Sales and Refinancing                             (14)         171,812     1,098,924     1,487,352
Less: Cash Distributions to Investors
 -from operating cash flow                             0          171,812     1,098,924       966,562
 -from sales and refinancing                           0                0             0       352,009
 -from cash reserves (a)                               0           21,611        75,670       720,708
                                              -----------      -----------   -----------   -----------
Cash Generated (Deficiency)
  After  Cash Distributions                          (14)         (21,611)      (75,670)     (551,927)
Less: Special Items (Not Including
 Sales and Refinancing)                                0                0             0             0
                                              -----------      -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                             $       (14)     $   (21,611)  $   (75,670)  $  (551,927)
                                              ===========      ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                  0               35            64            39
     -from recapture                                   0                0             0             0
   Capital Gain (Loss)                                 0                0             0             4
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                0               15            52            18
     -Return of Capital                                0               13            14            66
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0                0             0            14
     -Refinancing                                      0                0             0             0
     -Operations                                       0               25            62            40
     -Cash Reserves (a)                                0                3             4            30
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0                0             0            99%


(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-6
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)

                                     AEI INCOME & GROWTH FUND XXII
                                            July 31, 1996          Year Ended
                                       (Operations Commenced)      December 31,
                                        to December 31, 1996          1997

Gross Revenues from Operations               $         0          $   116,807
Profit on Sale of Properties                           0                    0
Less:
 Operating Expenses                                  357              138,339
 Depreciation                                          0                  668
 Real Estate Impairment                                0                    0
                                              -----------          -----------
Net Loss - GAAP Basis                        $      (357)         $   (22,200)
                                              ===========          ===========
Taxable Income (Loss):
 -from operations                            $         0          $   114,913
 -from gain on sale                                    0                    0
                                              ===========          ===========

Cash Generated (Deficiency)From Operations   $       (57)         $   139,614
Cash Generated From Sales                              0                    0
Cash Generated From Refinancing                        0                    0
                                              -----------          -----------
Cash Generated From Operations,
 Sales and Refinancing                               (57)             139,614
Less: Cash Distributions to Investors
 -from operating cash flow                             0               77,357
 -from sales and refinancing                           0                    0
 -from cash reserves (a)                               0                    0
                                              -----------          -----------
Cash Generated (Deficiency)
 After Cash Distributions                            (57)              62,257
Less: Special Items (Not Including
 Sales and Refinancing)                                0                    0
                                              -----------          -----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                               $       (57)         $    62,257
                                              ===========          ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                  0                   30
     -from recapture                                   0                    0
   Capital Gain (Loss)                                 0                    0
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                0                    0
     -Return of Capital                                0                   20
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0                    0
     -Refinancing                                      0                    0
     -Operations                                       0                   20
     -Cash Reserves (a)                                0                    0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0                  100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                    B-7



                                 TABLE IV

                       RESULTS OF COMPLETED PROGRAMS


        None of the public partnerships sponsored by the General Partners or their Affiliates have completed operations.




                                    B-8


                             TABLE V

                SALES OR DISPOSALS OF PROPERTIES
                           (Unaudited)

     The following table provides information with respect to sales or disposals of property by prior programs during the past three years.


                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Net Lease   Taco Cabana
Income & Growth Waco,
Fund XIX        Texas (b)    May 92  Jan. 95   138,351          0         0       0     138,351    0     95,180    95,180   34,648

AEI Real Estate Hardee's
Fund 85-A       Sierra Vista,
                Arizona      July 86 Mar. 95   296,020          0         0       0     296,020    0    580,050   580,050  710,275

AEI Net Lease   Applebee's
Income & Growth Aurora,
Fund XIX        Colorado(b)  Dec. 92 Mar. 95   141,542          0         0       0     141,542    0    111,589   111,589   30,721

AEI Net Lease   SportsTown
Income & Growth Greensboro,
Fund XIX        North
                Carolina(c)  May 94  Apr. 95 2,942,532          0   341,701       0   3,284,233    0  2,917,284 2,917,284  295,998

AEI Net Lease   Applebee's
Income & Growth Aurora,
Fund XIX        Colorado(b)  Dec.92  June 95   299,759          0         0       0     299,759    0    235,846   235,846   71,105

AEI Net Lease   Taco Cabana
Income & Growth Waco,
Fund XIX        Texas(b)     May 92  June 95   131,257          0         0       0     131,257    0     93,637    93,637   39,535

AEI Net Lease   Applebee's
Income & Growth Aurora,
Fund XIX        Colorado(b)  Dec.92  June 95   216,443          0         0        0     216,443    0    173,417   173,417   52,344

AEI Real Estate Cheddar's
Fund 86-A       Columbus,
                Ohio(d)      June 90 July 95   314,826          0         0       0     314,826    0    306,711   306,711  201,737
                                    B-9

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)
AEI Real Estate Cheddar's
Fund XVIII      Columbus,
                Ohio (d)     June 90  July 95  1,259,320        0         0    0   1,259,320    0  1,306,192 1,306,192   805,116

AEI Net Lease   Applebee's
Income & Growth Crestview Hills,
Fund XIX        Kentucky(b)  June 93  July 95    238,320        0         0    0     238,320    0    185,056   185,056    46,450

AEI Real Estate Fair Muffler
Fund 85-A       Ashwaubenon,
                Wisconsin    Oct. 85  July 95    299,874        0         0    0     299,874    0    230,134   230,134   311,572


AEI Net Lease   Black-Eyed Pea
Income & Growth Davie,
Fund XIX        Florida      Aug. 94  July 95    184,971        0 1,556,982    0   1,741,953    0  1,781,075 1,781,075   209,831

AEI Real Estate Applebee's
Fund 86-A       Fort Myers,
                Florida      Feb. 88  July 95  1,646,608        0         0    0   1,646,608    0  1,179,405 1,179,405 1,152,645

AEI Real Estate Applebee's
Fund XVI        Columbia,
                South
                Carolina(e)  May 88   July 95    990,453        0         0    0     990,453    0    723,823   723,823   716,868

AEI Real Estate Applebee's
Fund XVII       Columbia,
                South
                Carolina(e)  May 88   July 95    715,545        0         0    0     715,545    0    534,973   534,793   516,452

AEI Net Lease   HomeTown Buffet
Income & Growth Albuquerque,
Fund XX         New Mexico(b)Sept.93  Aug. 95    365,678        0         0    0     365,678    0    309,413   309,413    70,539

                                    B-10

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Real Estate Hardee's
Fund 85-A       Wayne,
                Nebraska     Dec. 85  Aug. 95    474,530        0         0    0     474,530    0    447,944   447,944    619,736

AEI Real Estate Applebee's
Fund XVII       Hampton,
                Virginia     July 88  Aug. 95  1,747,127        0         0    0   1,747,127    0  1,287,072 1,287,072 1,326,976

AEI Real Estate Applebee's
Fund XVIII      Memphis,
                Tennessee    Aug. 89  Sept. 95 1,444,822        0         0    0   1,444,822    0  1,126,919 1,126,919   951,090

AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida(b)    Oct. 93  Sept. 95   215,211        0         0    0     215,211    0    163,548   163,548    41,808

AEI Net Lease  HomeTown Buffet
Income& Growth Albuquerque,
Fund XX        New Mexico(b) Sept.93  Oct. 95    180,622        0         0    0     180,622    0    136,866   136,866    33,862

AEI Net Lease  HomeTown Buffet
Income& Growth Albuquerque,
Fund XX        New Mexico(b) Sept.93  Oct. 95    270,352      0           0    0     270,352    0    207,742   207,742    51,603

AEIReal Estate Jiffy Lube
Fund XVI       Dallas,
               Texas(e)      Dec. 87  Oct. 95    161,218      0           0    0     161,218    0    154,781   154,781   146,941

AEIReal Estate Jiffy Lube
Fund XVII      Dallas,
               Texas(e)      Mar. 88  Oct. 95    483,653      0           0    0     483,653    0    454,300   454,300   396,126

                                    B-11

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEIReal Estate Jiffy Lube
Fund XVI       Garland,
               Texas(e)      Dec. 87  Oct. 95    322,443        0         0    0     322,443    0    301,884   301,884   277,244

AEIReal Estate Jiffy Lube
Fund XVII      Garland,
               Texas (e)     Feb. 88  Oct. 95    322,442        0         0    0     322,442    0    303,108   303,108   265,759

AEIReal Estate Applebee's
Fund XVII      Richmond,
               Virginia      Sept.88  Oct. 95  1,755,975  149,463         0    0   1,905,438    0  1,375,732 1,375,732 1,291,422

AEIReal Estate Applebee's
Fund XVII      Virginia Beach,
               Virginia(b)   Oct. 88  Nov. 95  1,496,613        0         0    0   1,496,613    0  1,106,638 1,106,638 1,087,649

AEINetLease    HomeTown Buffet
Income&Growth  Albuquerque,New
FundXIX        Mexico(b)     Sept.93  Dec. 95    172,186        0         0    0     172,186    0    138,494   138,494    36,594

AEI Net Lease  Applebee's
Income &Growth Temple Terrace,
Fund XIX       Florida(b)    Oct. 93  Dec. 95    171,714        0         0    0     171,714    0    126,414   126,414    35,449

AEI Net Lease  Applebee's
Income& Growth Crestview Hills,
Fund XIX       Kentucky(b)   Jun. 93  Dec. 95    172,924        0         0    0     172,924    0    134,587   134,587    40,579

AEI Net Lease  Applebee's
Income& Growth Crestview Hills,
Fund XIX       Kentucky(b)   Jun. 93  Dec. 95    172,910        0         0    0     172,910    0    134,586   134,586    40,579

                                    B-12

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

Net Lease       Auto Max
Income & Growth St. Paul,
Fund 84-A       Minnesota    May 85   Mar. 96    327,622        0         0    0     327,622    0    302,540   302,540    436,484

AEI Real Estate Super 8
Fund XV         Hot Springs,
                Arkansas(f)  Apr.88   Mar. 96    663,386        0         0    0     663,386    0    581,541   581,541    635,940

AEI Real Estate Super 8
Fund XVI        Hot Springs,
                Arkansas(f)  Apr.88   Mar. 96    663,386        0         0    0     663,386    0    583,653   583,653    635,834

AEI Net Lease  HomeTown Buffet
Income &Growth Tucson,
Fund XIX       Arizona(b)    Jun.93   Apr. 96    201,357        0         0    0     201,357    0    164,251   164,251     55,127

AEI RealEstate Office Building
Fund 86-A      Kearney,
               Nebraska      Dec.86   Apr. 96    329,785        0         0    0     329,785    0    434,623   434,623    236,988

AEI Net Lease  Applebee's
Income& Growth Crestview Hills,
Fund XIX       Kentucky(b)   June 93  Apr. 96     86,495        0         0    0      86,495    0     63,334    63,334     22,161

AEI RealEstate Taco Cabana
Fund XVIII     New Braunfels,
               Texas         May 92   May  96    962,298        0         0    0     962,298    0    784,045   784,045    431,686

AEI Net Lease  Applebee's
Income &Growth Crestview Hills,
Fund XIX       Kentucky(b)   June 93  May  96    216,781        0         0    0     216,781    0    158,335   158,335     56,433

                                    B-13

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

Net Lease      Auto Max
Income& Growth St. Paul,
Fund 84-A      Minnesota     May 85   May 96     401,778      9,254     0    0     411,032  60,000   340,650   400,650     558,426

AEI Net Lease   Applebee's
Income & Growth Temple Terrace,
Fund XIX        Florida(b)   Oct.93   June 96     87,119          0     0    0      87,119       0     60,501    60,501     21,024

AEI RealEstate Taco Cabana
Fund XVIII     San Antonio,
               Texas(b)      July 91  Aug. 96    217,259          0     0    0     217,259       0    158,441   158,441    100,302

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)   Apr. 96  Sept.96    123,933          0     0    0     123,933       0    108,418   108,418      3,925

AEI Real Estate Danny's Family
Fund XVII       Car Wash
                Phoenix,
                Arizona      Feb. 89  Sept.96  1,690,844          0     0    0   1,690,844       0  1,688,271 1,688,271  1,544,183

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)   May  94  Sept.96    181,497          0     0    0     181,497       0    152,813   152,813     39,599

AEI Real Estate Taco Cabana
Fund XVIII      San Antonio,
                Texas,(b)    Jul. 91  Oct. 96    173,913          0     0    0     173,913       0    122,467   122,467     80,899

AEI Real Estate Tractor Supply
Fund XVIII      Bristol,
                Virginia(b)  Apr. 96  Oct. 96    147,152          0     0    0     147,152       0    127,551   127,551      5,677

                                    B-14

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Net Lease   Applebee's
Income & Growth Crestview Hills,
Fund XIX        Kentucky(b)  June 93  Oct. 96    224,036          0        0      0    224,036    0    172,104   172,104    70,701

AEI Net Lease   Taco Cabana
Income & Growth Round Rock,
Fund XIX        Texas        July 94  Nov. 96    303,049          0  660,000      0    963,049    0    784,210   784,210   437,864

AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida(b)    Oct. 93  Nov. 96    215,688          0        0      0    215,688    0    152,674   152,674    62,188

AEI Net Lease  Arby's/Mrs. Winner's
Income& Growth Smyrna,
Fund XX        Georgia(b)    May  94  Dec. 96    279,580          0        0      0    279,580    0    240,680   240,680    67,468

AEI RealEstate Taco Cabana
Fund XVIII     San Antonio,
               Texas(b)      July 91  Dec. 96    216,663          0        0      0    216,663    0    153,084   153,084   104,707

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida(b)    Nov. 91  Dec. 96    191,781          0        0      0    191,781    0    141,215   141,215    91,618

AEI RealEstate Applebee's
Fund XVIII     Destin,
               Florida(b)    Nov. 91  Dec. 96    168,333          0        0      0    168,333    0    123,976   123,976    80,435

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)   Apr. 96  Jan. 97    176,383          0        0      0    176,383    0    150,060   150,060    11,427

                                    B-15

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida(b)    Oct. 93  Jan. 97    175,838    0        0          0     175,838    0    122,139    122,139    51,877

AEI Net Lease  Arby's/Mrs. Winner's
Income &Growth Smyrna,
Fund XX        Georgia(b)    May 94   Jan. 97    224,838    0        0          0     224,838    0    196,635    196,635    57,179

AEIReal Estate Sizzler
Fund XVI       Kings Island,
               Ohio(g)       Jan. 90  Jan. 97    149,201    0        0          0     149,201    0    468,140    468,140   131,616

AEIReal Estate Sizzler
Fund XVII      Kings Island,
               Ohio(g)       Jan. 90  Jan. 97    315,229    0        0          0     315,229    0  1,048,666  1,048,666   279,192

AEIReal Estate Sizzler
Fund XVIII     Kings Island,
               Ohio(g)       Jan. 90  Jan. 97     19,867    0        0          0      19,867    0     66,093     66,093    17,519

AEIReal Estate Children's World
Fund XV        Moreno Valley,
               California    May 87   Jan. 97  1,301,342    0        0          0   1,301,342    0    963,717    963,717 1,195,705

AEIet Lease    Rally's
Income& Growth Brownsville,
Fund XIX       Texas         July 93  Feb. 97    250,000    0        0          0     250,000    0    281,713    281,713    81,507

AEI Net Lease  Rally's
Income& Growth Edinburg,
Fund XIX       Texas         July 93  Feb. 97    250,000    0        0          0     250,000    0    281,761    281,761    81,528

                                    B-16

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEIReal Estate Automax
Fund XV        Minneapolis,
               Minnesota      June 86  Feb.97  411,993    0          0          0     411,993    0     388,800   388,800   539,623

AEIReal Estate Taco Cabana
Fund XVIII     San Antonio,
               Texas(b)       July 91  Feb.97  192,268    0          0          0     192,268    0     133,503   133,503    95,414

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida(b)     Nov. 91  Mar.97  230,971    0          0          0     230,971    0     175,029   175,029   117,929

AEIReal Estate Champps
Fund XVIII     Columbus,
               Ohio(b)        Aug. 96  Mar.97  220,067    0          0          0     220,067    0     181,887   181,887    10,447

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)    Apr. 96  Mar.97   42,331    0          0          0      42,331    0      36,092    36,092     3,449

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida(b)     Nov. 91  Mar.97  231,740    0          0          0     231,740    0     175,028   175,028   118,592

AEIReal Estate Champps
Fund XVIII     Columbus,
               Ohio(b)        Aug. 96  Mar.97  219,568    0          0          0     219,568    0     181,886   181,886    11,039

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)    Apr. 96  Mar.97  219,996    0          0          0     219,996    0     187,574   187,574    18,517


                                    B-17

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)    May 94   Apr. 97  185,171   0          0          0     185,171   0     166,517    166,517   53,623

AEI RealEstate  Champps
Fund XVIII      Columbus,
                Ohio(b)      Aug. 96  July 97   368,142   0          0          0     368,142   0     304,040    304,040   30,138

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)   May 94   Aug 97    174,495   0          0          0     174,495   0     152,812    152,812   54,721

AEI RealEstate  Applebee's
Fund XVIII      Destin,
                Florida (b)  Nov 91   Sept.97   216,157   0          0          0     216,157   0     160,443    160,443  118,263

AEI RealEstate  Applebee's
Fund XVIII      Destin,
                Florida(b)  Nov 91   Sept.97    263,568   0          0          0     263,568   0     198,898    198,898  147,315

AEI RealEstate  Sizzler
Fund XVIII      Fairfield,
                Ohio          Mar.91   Sept.97  528,476   0          0          0     528,476   0   1,608,265  1,608,265  208,636

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Sept.97   267,448   0          0          0     267,448   0     180,533    180,533  143,024

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna
Fund XX         Georgia (b)  May  94  Sept.97   224,663   0          0          0     224,663   0     180,203    180,203   67,210

                                    B-18

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>


AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Sept.97   135,839   0          0         0      135,839    0     107,517   107,517   37,838

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio (b)     Aug. 96  Sept.97   225,622   0          0         0      225,622    0     189,156   189,156   21,417

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Oct. 97   226,316   0          0         0      226,316    0     147,978   147,978  118,031

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)   May  94  Oct. 97   169,721   0          0         0      169,721    0     136,955   136,955   51,473

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b0     July 94  Oct. 97   275,421   0          0         0      275,421    0     217,027   217,027   77,008

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b) Feb. 85  Oct. 97   177,504   0          0         0      177,504    0     202,961   202,961  267,864

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Oct. 97   226,315   0          0         0      226,315    0     147,977   147,977  118,888

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b) Feb. 85  Nov. 97   276,279   0          0         0      276,279    0     246,174   246,174  398,842

                                    B-19

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total  ditures(a)

AEI RealEstate  Tractor Supply
Fund XVIII      Bristol,
                Virginia(b)  Apr. 96  Nov. 97   296,961   0          0          0     296,961    0     237,846   237,846    38,903

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio (b)     Aug. 96  Nov. 97   295,168   0          0          0     295,168    0     239,850   239,850    29,608

AEI RealEstate  Tractor Supply
Fund XVIII      Bristol,
                Virginia(b)  Apr. 96  Nov. 97   182,816   0          0          0     182,816    0     150,061   150,061    25,256

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio(b)      July 94  Dec. 97   227,960   0          0          0     227,960    0     177,891   177,891    66,211

Net Lease       Gingham's
Income & Growth St. Charles,
Fund 84-A       Missouri(b)  July 85  Dec. 97   226,762   0          0          0     226,762    0     232,334   232,334   278,773

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Dec. 97   225,225   0          0          0     225,225    0     175,756   175,756    66,207

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Dec. 97   218,596   0          0          0     218,596    0     170,775   170,775    64,386

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b) Feb. 85  Dec. 97   271,675   0          0          0     271,675    0     302,919   302,919   404,755

                                    B-20

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Real        J.T. McCord's
Estate Fund     Irving,
XVI             Texas        Dec. 87  Dec. 97   741,635   0          0          0    741,635   0   1,147,333  1,147,333     35,207

AEI Net Lease   Applebee's
Income & Growth Middletown
Fund XX         Ohio(b)      July 94  Jan. 98   239,893   0          0          0    239,893   0     177,891    177,891     68,324

AEI Income &    Champps
Growth Fund     Columbus
XXI             Ohio(b)      Aug. 96  Jan. 98   227,414   0          0          0    227,414   0     189,156    189,156     26,890

Net Lease       Chi-Chi's
Income & Growth Appleton
Fund 84-A       Wisconsin(b) Feb. 85  Jan. 98   170,985   0          0          0    170,985   0     153,193    153,193    252,160

AEI Net Lease   Champps
Income & Growth Lyndhurst
Fund XX         Ohio (b)     Apr. 96  Jan. 98   184,032   0          0          0    184,032   0     149,183    149,183     25,949

AEI Net Lease   Champps
Income & Growth Columbus,
Fund XXI        Ohio(b)      Aug. 96  Feb. 98   181,855   0          0          0    181,855   0     132,408    132,408     20,481

AEI Real Estate am/pm
Fund 86-A       Mini Market
                Carson City,
                Nevada       Aug. 87  Feb. 98   955,401   0          0          0    955,401   0     779,896    779,896  1,103,787
                                    B-21

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI RealEstate am/pm
Fund XVII      Mini Market
               Carson City,
               Nevada        Nov. 88  Feb. 98   850,996   0          0          0    850,996   0       703,871  703,871    872,915


AEI Income &   Champps
Growth Fund    Columbus,
XXI            Ohio (b)      Aug. 96  Mar. 98   226,394   0          0          0    226,394   0       165,510   27,455


Net Lease      Rio Bravo
Income& Growth St. Paul,
Fund 84-A      Minnesota (b) Feb. 85  Apr. 98   198,039   0          0          0    198,039   0       222,627  222,627    302,865


AEI Net Lease  Red Line
Income &Growth Burgers
Fund XIX       Houston,Texas Feb. 93  Apr. 98         0   0          0          0          0   0       303,629  303,629    104,350


Net Lease      Chi-Chi's
Income& Growth Appleton,
Fund 84-A      Wisconsin(b)  Feb. 85  May  98   123,721   0          0          0    123,721   0       107,267  107,267    180,300


Net Lease      Chi-Chi's
Income& Growth Appleton
Fund 84-A      Wisconsin (b) Feb. 85  June 98   174,596   0          0          0    174,596   0       149,883  149,883    253,585


AEI RealEstate Tractor Supply
Fund 85-A      Maryville,
               Tennessee (b) Feb. 96  July 98   136,320   0          0          0    136,320   0        95,494   95,494     24,900
                                    B-22

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)


AEI Income     Champps
& Growth       Columbus,
Fund XXI       Ohio (b)      Aug. 96  July 98   227,225   0          0          0    227,225   0       171,422   171,422   34,463


AEI RealEstate Sizzler
Fund 86-A      Springboro,
               Ohio (d)      Aug. 98  July 98    25,000   0          0          0     25,000   0        89,097    89,097    7,608


AEI RealEsate  Sizzler
Fund XVIII     Springboro,
               Ohio (d)      Aug. 90  July 98   350,000   0          0          0    350,000   0     1,310,562 1,310,562  120,717

[FN]
(a) Does not include deduction for partnership general and administrative expenses not related to the properties.

(b) Sale of less than a majority interest in the property.

(c) The Partnership owned a 92.74194% interest in this property.

(d) This property was owned jointly by AEI Real Estate Funds 86-A and XVIII.

(e) This property was owned jointly by AEI Real Estate Funds XVI and XVII.

(f) This property was owned jointly by AEI Real Estate Funds XV and XVI.

(g) This property was owned jointly by AEI Real Estate Funds
     XVI, XVII and XVIII.

                                    179
                                 C-1

                             EXHIBIT C

                    CERTAIN STATE REQUIREMENTS

     The information below sets forth various state law provisions with respect to financial suitability standards for investors in certain states. The dealer agreement between AEI Securities and the investment firms that will solicit purchases of the units requires that the investment firms diligently make inquiries as required by law of you to ascertain whether a purchase of the units is suitable for you. Units will be sold only to investors who represent, by executing the signature pages attached to this prospectus, that they meet the suitability standards contained under the caption "Who May Invest" (at page 7 of this prospectus), and if applicable, higher standards as set forth in the table below. The minimum net worth standards in the table exclude the investor's home, furnishings and automobiles.

IOWA:

       The minimum investment for Iowa tax-qualified plans, other than IRAs and Keoghs, is $2,500.

MISSOURI

       Missouri investors must have either (i) a net worth (excluding home, furniture and automobiles) of at least $60,000 and an annual taxable income of at least $60,000 or (ii) irrespective of gross income, a net worth of at least $225,000 (determined with the same exclusions.

NEW HAMPSHIRE:

     Investors must have (i) a net worth (exclusive of homes, home furnishings and automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) irrespective of annual gross income, a net worth of at least $150,000 (determined with the same exclusions).

PENNSYLVANIA:

      The amount of an investor's investment in the Fund may not exceed 10% of such investor's net worth.

NORTH CAROLINA:

North Carolina investors must have either (i) a net worth (excluding home, home mortgage, furniture and automobiles) of at least $60,000 and an annual taxable income of at least $60,000 or
(ii) irrespective of gross income, a net worth of at least $225,000 (determined with the same exclusions), in each case without regard to the investment that is proposed.



                          EXHIBIT D
               AEI INCOME & GROWTH FUND 23 LLC
                   SUBSCRIPTION AGREEMENT

                (Including Power of Attorney)

   Make Your Check Payable to "Fidelity Bank AEI Fund 23 Escrow"

  IMPORTANT REPRESENTATIONS ARE MADE ON THIS FORM. PLEASE
  READ CAREFULLY BEFORE SIGNING. PLEASE TYPE OR PRINT.

1. INVESTMENT   [ ] Initial Investment    [ ]  Add-On to Existing Investment
                    Number of Units            Amount of Investment
                                               ($1,000 x No. of Units) $

2. OWNERSHIP   [ ] Tenants in Common   [ ] IRA   [ ] Taxable Trust
               [ ] Uniform Gift to Minors Act of the State of
[ ] Individual [ ] Community Property  [ ] Keogh [ ] Partnership
[ ] Joint Tenants                                [ ] Other (Explain)
[ ] Pension/Profit Sharing Plan         [ ] Non-Taxable Trust  Corporation

3. REGISTERED OWNER  (Name of Trust, Partnership or Corporation, if
                      applicable.  Give both names if jointly held.)
               Last Name(s)             First Name(s)                Initial(s)

[ ] Mr.  [ ] Ms.
[ ] Mr.  [ ] Ms.

Mailing Address        Street        City         State      Zip Code    Phone

Residential Address    Street        City         State      Zip Code    Phone

4. QUARTERLY DISTRIBUTIONS                    AUTHORIZATION FOR AUTOMATIC
Please send my distribution checks to the     DEPOSITS (ACH) _ Please
following address (Insert "same" if checks    include a copy of voided check
are to be sent to mailing address.  Insert    or savings deposit slip.
name, address, account number and phone       I authorize AEI Fund Management,
number if checks are to be sent to a          Inc., and Fidelity Bank of Edina,
financial institution.)                       Minnesota, to initiate variable
                                              entries to my checking or savings
                                              account. This authority will
                                              remain in effect until I notify
                                              AEI in writing to cancel in such
Name and complete address:                    time as to afford AEI a
                                              reasonable opportunity to act on
                                              the cancellation.
Phone Number
                                              Financial Institution Name and
                                              Address
                                              (Please Print):


                                             Account Type (Circle One):
                                             [ ] Checking [ ] Savings [ ] Other

                                             Account Number:
                                             Office Use Only: Bank Routing No.
                                             Trans. Code

5. DISTRIBUTION REINVESTMENT PLAN (Expires after the offering period.)
Do you wish to participate in the distribution reinvestment plan [ ] Yes [ ] No
(If  you  elect  to  participate by  checking  "Yes,"   rental income  and
other Fund income included in "Net  Cash  Flow" will  not  be  distributed to you but instead will be  applied to the purchase  of additional  Units, or fractional Units, at $1,000 per Unit as long as such purchase continues
to  comply   with  applicable  securities  laws  and  the  Fund   has  not
distributed proceeds from sale or refinancing of properties.) UNLESS YOU DIRECT OTHERWISE, COMMISSIONS OF UP TO 8% AND EXPENSES WILL BE PAID ON
YOUR REINVESTED NET CASH FLOW.

6. INVESTOR REPRESENTATIONS (Each of the following MUST BE INITIALED BY INVESTOR for this Subscription Agreement to be accepted)

[ ]  I have received a copy of the Prospectus of the LLC,
     dated        (the "Prospectus")*.

[ ] I understand that there will be no public market for the Units and that it may not be possible to liquidate readily an investment in the LLC.

[ ] I meet the suitability standards set forth in the Prospectus under the heading "Who May Invest" and as further specified in Exhibit C to the Prospectus and am purchasing Units for my own account.

[ ] I hereby make, constitute and appoint the Managing Member, or either of them, with full power of substitution, my true and lawful attorney for the purposes and in the manner provided in Section 7.5 of the Agreement, which section of the Agreement is incorporated herein by reference and hereby made a part hereof.

*Your broker is obligated to provide you with a copy of the Prospectus five days before you subscribe. If you did not receive the Prospectus five days in advance, you have the right to withdraw your subscription until those five days have elapsed.

NOTE:  SIGNATURES AUTHORIZING THIS INVESTMENT MUST APPEAR ON
       THE REVERSE SIDE OF THIS FORM.

                           Please turn over


     ANY MISSING SIGNATURES WILL DELAY ORDER PROCESSING.


7.  INVESTOR SIGNATURES AND CERTIFICATIONS
IMPORTANT  FORM W-9 CERTIFICATION INSTRUCTIONS:  YOU  MUST CROSS OUT ITEM
(2) BELOW IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN. However, if after being notified by the IRS that you
were subject   to   backup  withholding you received another notification
from the IRS that you are no longer subject to backup withholding, do not cross out item (2). Under penalties of perjury I certify that:: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), AND (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends,
or the IRS  has notified   me  that  I  am  no  longer  subject  to backup
withholding.

IMPORTANT CHECK ONE:
THE INVESTOR IS A UNITED STATES CITIZEN.     Check Here   [ ]
THE INVESTOR IS A FOREIGN INVESTOR.          Check Here   [ ]
(Nonresident Alien or Individual, Foreign Corporation,
Foreign Partnership, or Foreign Trust or Estate).

(I/WE ARE AUTHORIZED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(s) OR ENTITY(s) LISTED IN 3 ABOVE) NEITHER A BROKER, DEALER, INVESTMENT ADVISER NOR ANY OF THEIR AGENTS MAY SIGN ON BEHALF OF AN INVESTOR. (Custodians must sign for custodial accounts. All other forms of registration must be signed by the investing parties.)

Investor Signature(s) [X]                          [X]

Print Name & Capacity                              Print Name & Capacity

Tax ID Number                                      Tax ID Number
     Primary

BROKER/DEALER INFORMATION (Registered representative signature required for processing. Please type or print.)

Broker/Dealer Firm                      Registered Representative Name

Registered Representative's Office Address

City                State          Zip Code      Phone (including area code)

To substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice, the undersigned registered representative hereby certifies as follows:

1. I have reasonable grounds to believe, based on information obtained from the Subscriber concerning investment objectives, other investments, financial situations and needs and other information known to me, that investment in the Fund is suitable for such Subscriber in light of income, finnancial position, net worth and other suitability characteristics.

2. I have discussed with the Subscriber the risks associated with and the liquidity of an investment in the Fund.

Dated:
                                        Signature Registered Representative


AEI Fund Management XXI, Inc., as Manager      AEI Fund Management XXI, Inc.
of the Fund, hereby accepts  this
Subscription Agreement this        day of      By
         19 .

ATTEST                                         Its




              Return Subscription Agreement to:
                  AEI Fund Management, Inc.
              1300 Minnesota World Trade Center
                   30 East Seventh Street
                     St. Paul, MN 55101

                        651-227-7333
                     651-227-7705 (fax)
                         800-328-3519




             CONSENT TO ELECTRONIC DELIVERY OF REPORTS

     By initialing one of the boxes below, you will be consenting to delivery of periodic reports by AEI Income & Growth Fund 23 LLC to you electronically. These reports would include

<bullet>  annual reports that contain audited financial statements;

<bullet>  quarterly reports containing unaudited condensed financial statements;

<bullet>  property sales reports; [and

<bullet>  your K-1 income tax information].

You have the option of either (1) having these reports sent to the e-mail address you designate below, or (2) agreeing to download these reports from our web site once you have been notified by e-mail that they have been posted. You must have an e-mail address to use this service.

     If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying us in writing at:

                   AEI Securities Incorporated,
                 1300 Minnesota World Trade Center
                      30 East Seventh Street
                       Saint Paul, MN  55101

     If you agree to accept reports electronically, please complete the following enrollment information:

Name of Investor:

E-Mail Address:
            (I understand that I must immediately advise the Fund at the address above if my e-mail address changes)

Form of Delivery (please check one):

     Please deliver the full report directly to my e-mail address above. I understand that the report will be delivered in Word for Windows 7.0, or in a more current version of Word for Windows. I understand that if I cannot read this word processing format, I must immediately inform AEI Income & Growth Fund 23 LLC at the above address.

     Please post the report on your web site, or in a hyperlink from your web site, and advise me by e-mail to the address above when it is posted.

Signature(s)                       X




                  AEI INCOME & GROWTH FUND 23 LLC
                SUBSCRIPTION AGREEMENT INSTRUCTIONS


INVESTOR            To purchase Units of the currently effective  Limited
INSTRUCTIONS        Partnership,   complete  and  sign  the  Subscription
                    Agreement and deliver it to your broker, together with your check. YOUR CHECK SHOULD BE MADE PAYABLE TO:
                    FIDELITY BANK AEI FUND 23 ESCROW. In order to invest, it is necessary that all items on the Subscription
                    Agreement be completed.

1. INVESTMENT       Limited  Liability  Company interests in the Fund are
                    being offered in units of $1,000. Insert the number of
                    Units to be purchased,  multiply the dollar amount of
                    the investment ($1,000 x No. of Units). An individual,
                    partnership, corporation, trust, association or other
                    legal  entity  must purchase a minimum of two and one-
                    half ($2,500)  Units.  The  minimum investment for an
                    Individual Retirement Account,  Keogh Plan  or  other
                    Qualified   Plan  is  at   least  two ($2,000) Units.
                    According to state law, individuals in Nebraska must purchase a minimum of five ($5,000) Units.

2. OWNERSHIP        Check the appropriate  box indicating the manner in
                    which title is to be held. Please note that the box
                    checked   must  be  consistent with the  number  of
                    signatures appearing in Section 7. (See Instruction
                    7). In the  case  of   partnerships,  corporations,
                    custodianships or trusts, the box checked must be consistent with the legal title (registration).

PARTICIPANTS IN IRAS AND KEOGH PLANS SHOULD NOTE THE PURCHASE OF LP UNITS DOES NOT IN ITSELF CREATE THE PLAN; YOU MUST CREATE THE PLAN THROUGH A BONAFIDE CUSTODIAN OR TRUSTEE WHO WILL EXECUTE THE SUBSCRIPTION AGREEMENT.

3. REGISTERED       Please type or print the exact name (registration)
   OWNER            that the investor  desires on the account. If the
                    investor  is  an  individual, a partnership  or a
                    corporation,  please  include in this space   the
                    complete  name  and title in which the investment
                    is to be held. If the investor is a trust such as
                    an IRA or Keogh Plan, please include the name and
                    address of the trustee and the trust name. In the
                    case of a trust or custodian investment including
                    IRAs,   Keogh    Plans   and   other   trusts  or
                    custodianships,   quarterly   distributions   and
                    investment correspondence will normally be sent to the trustee or custodian at the mailing address.
                    The plan participant will receive correspondence at home. ALL ACCOUNTS MUST SUPPLY THE INVESTOR'S
                    RESIDENTIAL ADDRESS  (FOR  BLUE  SKY REGISTRATION
                    PURPOSES).

4. QUARTERLY        After impounds are met, Fidelity Bank will release
   DISTRIBUTIONS    the interest earned during the impound   period to
   (Automatic       the designated address  (distribution reinvestment
   deposits         does not apply to impound interest).The Partnership
   or checks)       will then commence distributions of cash available
                    for distribution to investors. Please insert "same" if the checks are to be mailed to the mailing address. Please insert the name and address of the financial institution as well as the account number, if checks are to be sent to a bank, savings and loan, or other financial institution or destination.

For Electronic Direct Deposit through ACH, a voided check or savings deposit slip is required.

5. DISTRIBUTION     Answer the  question  by   checking  yes  or no if
   REINVESTMENT     investor elects to participate in the Distribution
                    Reinvestment Plan.

6. INVESTOR         To comply with securities regulations,the investor
   REPRESENTATIONS  MUST make the representations in this Subscription
                    Agreement. ALL FOUR SPACES MUST BE INITIALED BY THE
                    INVESTOR.

7. INVESTOR         IRS regulations require our escrow bank to have the
   CERTIFICATIONS   W-9 SIGNATURES AND  certification completed for all
                    Limited Partners. This certifies that the  taxpayer
                    is   not   subject  to   backup   withholding.   If
                    certification  is not completed, the escrow   agent
                    must legally withhold, and  pay to the IRS,  20% of
                    the taxpayer's escrow interest. Read the Subscription
                    Agreement carefully for additional W-9 Certification
                    Instructions. If the investor is a Nonresident Alien
                    or   Individual,   Foreign   Corporation,   Foreign
                    Partnership or Foreign Trust or Estate, please check
                    the Foreign Status Certification box.  To  authorize
                    the   investment,  sign in the space(s) provided. If
                    title is to be held as joint  tenancy  or tenants in
                    common, at least two signatures are required. In the
                    case  of  community   property,  only  one  investor
                    signature is required (see reverse side for details
                    on required signatures).  ALL INVESTORS AND/OR PLAN
                    PARTICIPANTS MUST PROVIDE SOCIAL SECURITY  NUMBERS.
                    Trusts, corporations, partnerships, custodians and
                    estates   MUST    ADDITIONALLY   FURNISH   a   tax
                    identification number.

BROKER/DEALER       IT IS NECESSARY THAT ALL ITEMS BE FULLY INFORMATION
                    COMPLETED. INCLUDE REGISTERED REPRESENTATIVE'S NAME
                    AND  BRANCH   OFFICE   ADDRESS.    THE   REGISTERED
                    REPRESENTATIVE MUST SIGN AND  DATE  WHERE INDICATED
                    IN   ORDER  FOR  THE   APPLICATION TO BE   ACCEPTED.
                    COMPLETE THE REGISTERED REPRESENTATIVE'S  TELEPHONE
                    NUMBER. IN  SOME   CASES, THE HOME OFFICE MUST ALSO
                    SIGN THE APPROVAL.

IMPORTANT           MISSING SIGNATURES OR INVESTOR REPRESENTATIONS WILL
                    DELAY  ORDER   PROCESSING. ORIGINAL SIGNATURES ARE
                    REQUIRED.




    No person has been autorized in
connection  with  this  offering to
give any information or to make any
representation  other   than  those
contained in this Prospectus.  This
Prospectus does  not  constitute an
offer or  solicitation in any state
or other jurisdiction to any person                       24,000 Units
to whom it is unlawful to make such
offer or solicitation.  Neither the
delivery of this Prospectus nor any
sale  hereunder  shall   under  any
circumstances create an implication                    AEI INCOME & GROWTH
that there has been  no  change  in                         FUND 23 LLC
AEI  Fund  23's  affairs  since the
date   hereof.   If,  however,  any
material  change in AEI  Fund  23's
affairs  occurs  at  any  time when
this Prospectus is required  to  be
delivered, this Prospectus  will be
amended or supplemented accordingly.                       PROSPECTUS




                                                       AEI Securities, Inc.


    Investors  are  not to construe
the contents of this prospectus  as
legal or tax advice.  Each investor
should   consult  his  or  her  own
counsel,   accountant   and   other
financial   advisors   (and      be
responsible    for   their    fees)
regarding   the   legal,  tax   and
investment aspects of this offering.



                                PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 27.  Exhibits.

        EXHIBIT NO.                   DESCRIPTION

               *1.1         Form of Dealer-Manager Agreement

               *1.2         Form of Dealer Agreement

               *3.1         Certificate of Formation

                3.2         Form of Operating Agreement
                            included as Exhibit A to Prospectus

                 *5 Opinion of Dorsey & Whitney LLP as to the legality of the securities being registered, including consent

                  8 Opinion of Dorsey & Whitney LLP as to tax matters, including consent

                 10         Form of Impoundment Agreement with
                            Fidelity Bank, Edina, Minnesota

                 24         Consent of Independent Public Accountants


* Previously Filed

                                    SIGNATURES

    In accordance with the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-2 and has authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the
undersigned, in the City of St.Paul, State of Minnesota, on January   , 1998.

			AEI INCOME & GROWTH FUND 23 LLC

			By AEI Fund Management XXI, Inc.
                           Managing Member


                        By /s/ ROBERT P Johnson
                               Robert P. Johnson, President




	In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

MANAGING MEMBER

AEI Fund Management XXI, Inc.                                     Date

By /s/ ROBERT P JOHNSON         Sole Director and           January 21, 1999
       Robert P. Johnson        President (principal
                                executive officer)

By /s/ MARK E LARSON            Chief Financial Officer     January 21, 1999
       Mark E. Larson           and Treasurer (principal
				financial and accounting
				officer)


INDIVIDUAL Managing Member



By /s/ ROBERT P JONHSON         Individual Managing Member  January 21, 1999
       Robert P. Johnson




                   AEI INCOME & GROWTH FUND 23 LLC


                       REGISTRATION STATEMENT
                            ON FORM SB-2/A

                              EXHIBITS




     Exhibit No.                   Description                       Page

      *1.1               Form of Dealer-Manager Agreement

      *1.2               Form of Dealer Agreement

      *3.1               Certificate of Formation

       3.2               Form of Operating Agreement
                         included as Exhibit A to Prospectus

       *5                Opinion of Dorsey & Whitney LLP as to
                         the legality of the securities being
                         registered, including consent

       8                 Opinion of Dorsey & Whitney LLP as to
                         tax matters, including consent

       10                Form of Impoundment Agreement with
                         Fidelity Bank, Edina, Minnesota

       24                Consent of Independent Public Accountants

* Previously Filed